As Filed with the Securities and Exchange Commission on February 11,
1994
                                        REGISTRATION NO. 33-_____

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                  _____________________________
                            FORM S-4
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                  _____________________________
                      HIBERNIA CORPORATION
     (Exact Name of Registrant as Specified in its charter)

Louisiana                  6711                  72-0724532
(State or                  (Primary Standard     (I.R.S. Employer
Jurisdiction of            Industrial            Identification
Incorporation or           Classification        Number)
Organization)
(Primary Standard

                      313 Carondelet Street
                  New Orleans, Louisiana  70130
                         (504) 586-5332
  (Address, Including Zip Code, and Telephone Number, Including
     Area Code, of Registrant's Principal Executive Offices)
                  _____________________________
                          Gary L. Ryan
                        Associate Counsel
                      Hibernia Corporation
                      313 Carondelet Street
                  New Orleans, Louisiana  70130
                         (504) 586-5560
    (Name, Address, Including Zip Code, and Telephone Number,
Including Area Code of Agent for Service)

                           COPIES TO:
                      Patricia C. Meringer
                 Secretary and Associate Counsel
                      Hibernia Corporation
                      313 Carondelet Street
                  New Orleans, Louisiana  70130
                         (504) 586-2486

                     Martin D. Werner, Esq.
                     Werner & Blank Co., LPA
                     7205 W. Central Avenue
                       Toledo, Ohio 43617
                         (419) 841-8051
                  ____________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO
THE PUBLIC:
     As soon as practicable after this registration statement is declared effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ______
     /_____/


                 CALCULATION OF REGISTRATION FEE

_________________________________________________________________

Title of each   Amount to be   Proposed   Proposed   Amount of
class of        Registered     Maximum    Maximum    Registration
securities to                  Offering   Aggregate  Fee
be registered                  Price per  Offering
                               Share      Price
_________________________________________________________________

Class A
Common Stock,
no par value   4,800,000      $7.50     $36,000,000    $12,413
               shares
_________________________________________________________________

1. Estimated solely for purposes of calculating the filing fee due hereunder, based on an aggregate value of the stock to be issued in the Merger of $36,000,000 and the average of the high and low sales prices of a share of the Registrant's Class A Common Stock, no par value per share, on February 7, 1994 pursuant to Rule 457 of the Securities Act of 1933 (the "Securities Act").



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                      HIBERNIA CORPORATION

 Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K

     Item of Form S-4                   Location or Caption in
                                        Proxy Statement
                                        (Prospectus)

1. Forepart of Registration Statement Introduction and Outside Front Cover Page of
    Prospectus

2.  Inside Front and Outside Back       Table of Contents;
    Cover Pages of Prospectus           Available Information

3.  Risk Factors, Ratio of Earnings     Introduction; the
    To Fixed Charges and Other          Companies; Summary;
    Information                         Certain Regulatory
                                        Considerations

4.  Terms of the Transaction            Introduction; Summary;
                                        Proposed Merger

5.  Pro Forma Financial                 Pro Forma Financial
    Information                         Information

6.  Material Contacts with the          Proposed Merger
    Company Being Acquired

7.  Additional Information Required     Not Applicable
    for Reoffering by Persons and
    Parties Deemed to be Underwriters

8.  Interests of Named Experts and      Validity of Shares;
    Counsel                             Experts; Relationship
                                        with Independent
                                        Auditors

9.  Disclosure of Commission Position
    on Indemnification for Securities
    Act Liabilities

10. Information with Respect to         Introduction; Available
    S-3 Registrants                     Information; The
                                        Companies

11. Incorporation of Certain            Available Information
    Information by Reference

12. Information with Respect to         Not Applicable
    S-2 or S-3 Registrants

13. Incorporation of Certain            Not Applicable
    Information by Reference

14. Information with Respect to         Not Applicable
    Registrants other than
    S-2 or S-3 Registrants

15. Information with Respect to         Not Applicable
    S-3 Companies

16. Information with Respect to         Not Applicable
    S-2 or S-3 Companies

17. Information with Respect to         Summary; The Companies;
    Companies Other Than S-2 or         Certain Information
    S-3 Companies                       Concerning First Bancorp

18. Information if Proxies,             Introduction; Summary;
    Consents or Authorizations          Meeting Information;
    are to be Solicited                 Proposed Merger; Certain
                                        Information Concerning
                                        First Bancorp;
                                        Relationship with
                                        Independent Auditors

19. Information if Proxies,             Not Applicable
    Consent, Authorizations are not
    to be Solicited or in an Exchange
    Offer

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               OF
                FIRST BANCORP OF LOUISIANA, INC.
                         March 31, 1994

     NOTICE IS HEREBY GIVEN that, pursuant to the call of the directors of First Bancorp of Louisiana, Inc. ("First Bancorp"), a Special Meeting of the shareholders of First Bancorp will be held at the main office of First National Bank of West Monroe, 500 Natchitoches Street, West Monroe, Louisiana 71294-0487, on March 31, 1994, at 10:00 a.m., for the purpose of considering and voting upon the following matters:

     1. A proposal to approve a Merger of First Bancorp with and into Hibernia Corporation ("Hibernia") (the "Merger"), and the related Agreement and Plan of Merger between First Bancorp and Hibernia dated as of November 4, 1993 (the "Agreement"), a copy of which is attached as Appendix A to the accompanying Proxy Statement-Prospectus and incorporated herein by this reference, and which Agreement also provides for the merger of First National Bank of West Monroe ("FNB Monroe") and Southern National Bank of Tallulah ("SNB")(collectively, the "Banks") with and into Hibernia National Bank ("HNB") (the "Bank Merger").

     2. The transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on February 24, 1994 as the record date for determining the shareholders entitled to receive notice of, and to vote at, the Special Meeting.

     Each share of common stock, par value $5.00 per share, of First Bancorp (the "First Bancorp Common Stock") will entitle the holder thereof to one vote on all matters that come before the Special Meeting. Approval of the Merger will require the affirmative vote of a majority of the voting power of First Bancorp present or represented by proxy at the Special Meeting.

     Dissenting shareholders who comply with the procedural requirements of the Business Corporation Law of Louisiana will be entitled to receive payment of the fair cash value of their shares if the Merger is effected upon approval by less than eighty percent (80%) of First Bancorp's total voting power.

                    By Order of the Board of Directors,


                    Patrick L. Spencer
                    Secretary

SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED
PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER YOU PLAN TO
ATTEND THE MEETING IN PERSON.  IF YOU DO ATTEND THE MEETING, YOU
MAY THEN REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE
ACCOMPANYING PROXY STATEMENT-PROSPECTUS.

                FIRST BANCORP OF LOUISIANA, INC.
                              PROXY

              This Proxy is Solicited on Behalf of
   The Board of Directors of First Bancorp of Louisiana, Inc.


     The undersigned shareholder of First Bancorp of Louisiana, Inc., a Louisiana corporation, hereby appoints R. L. Davis, Jr. and Ike Hamilton, and each of them, proxies with power of substitution to vote and act for the undersigned, as designated below, with respect to the number of shares of the Common Stock of First Bancorp of Louisiana, Inc. ("First Bancorp") the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of First Bancorp, which will be held at the office of First National Bank of West Monroe, 500 Natchitoches Street, Monroe, Louisiana 71294-0487 on March 31, 1994, at 10:00 a.m. (the "Special Meeting"), and at any adjournments or postponements thereof, and, at their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS
DIRECTED HEREIN BY THE SHAREHOLDER.  IF NO DIRECTION IS SPECIFIED
WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE
VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF
DIRECTORS OF FIRST BANCORP.

     The Board of Directors of First Bancorp recommends that you vote FOR approval of the Merger of First Bancorp with and into Hibernia Corporation.

          THIS PROXY IS CONTINUED ON THE REVERSE SIDE
       PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

PLEASE MARK YOUR CHOICE LIKE
THIS ___ IN BLUE OR BLACK INK/
    /___/


            _____________________            ____________________
            Account Number                    Common Stock

Item 1    Approval of Merger of First Bancorp with and into
          Hibernia Corporation

               For            Against             Abstain

               ___            ___                 ___
              /___/          /___/               /___/

     The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and Proxy
Statement and hereby revokes any proxy or proxies heretofore given.


Date_______________________________


Signature__________________________


Please mark, date and sign as your account name appears and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, or in a similar capacity, you should so indicate when signing. If the person signing is a corporation, partnership or other entity, please sign the full name of the corporation or partnership or other entity by a duly authorized officer, partner or other person. If the shares are held jointly, each shareholder named should sign.

                         PROXY STATEMENT


                   FIRST BANCORP OF LOUISIANA, INC.
                    SPECIAL MEETING OF SHAREHOLDERS
                     To Be Held on March 31, 1994


                           PROSPECTUS

                      HIBERNIA CORPORATION

                      CLASS A COMMON STOCK
                         (NO PAR VALUE)


     This Proxy Statement-Prospectus is being furnished to the holders of common stock, par value $5.00 per share (the "First Bancorp Common Stock"), of First Bancorp of Louisiana, Inc. ("First Bancorp") in connection with the solicitation of proxies by the Board of Directors of First Bancorp for use at a special meeting of shareholders (the "Special Meeting") to be held at 10:00 a.m., local time, on March 31, 1994, at the office of First National Bank of West Monroe, 500 Natchitoches Street, West Monroe, Louisiana 71294-0487, and at any adjournments or postponements thereof.

          At the Special Meeting, the holders of record of First Bancorp Common Stock as of the close of business on February 24, 1994 (the "Record Date") will consider and vote upon a proposal to approve the merger of First Bancorp with and into Hibernia (the "Merger"), and the related Agreement and Plan of Merger dated November 4, 1993 (the "Agreement") between First Bancorp and Hibernia pursuant to which, immediately following the merger of First Bancorp into Hibernia, First National Bank of West Monroe ("FNB") and Southern National Bank of Tallulah ("SNB") (collectively, the "Banks") will also merge with and into Hibernia National Bank ("HNB") (the "Bank Merger"). Upon consummation of the Merger, each outstanding share of First Bancorp Common Stock, except for shares owned beneficially by Hibernia and its subsidiaries and shares as to which dissenters rights have been perfected and not withdrawn or otherwise forfeited, will be converted into the number of shares of Hibernia's Class A Common Stock, no par value (the "Hibernia Common Stock"), determined in the manner described below under the heading "PROPOSED MERGER -- Terms of the Merger," with cash being paid in lieu of any fractional share interests. For a description of the Agreement, which is included in its entirety as Appendix A to this Proxy Statement-Prospectus, see "PROPOSED MERGER."

          This Proxy Statement-Prospectus also constitutes a prospectus of Hibernia with respect to the shares of Hibernia Common Stock to be issued pursuant to the Agreement if the Merger is consummated. The actual number of shares of Hibernia Common Stock to be issued will be determined in accordance with the terms of the Agreement. See "PROPOSED MERGER -- Terms of the Merger."

          The outstanding shares of Hibernia Common Stock are listed on the New York Stock Exchange, Inc. (the "NYSE"). The reported last sale price of Hibernia Common Stock on the NYSE Composite Transactions Reporting System on _____________, 1994 was $______ per share.

          This Proxy Statement-Prospectus and the accompanying proxy card are first being mailed to shareholders of First Bancorp on or about February 28, 1994.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THE SHARES OF HIBERNIA COMMON STOCK OFFERED HEREBY ARE
NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR
SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

The date of this Proxy Statement-Prospectus is February __, 1994.

                        TABLE OF CONTENTS


                                                             Page
INTRODUCTION . . . . . . . . . . . . . . . . . . . . .
AVAILABLE INFORMATION. . . . . . . . . . . . . . . . .
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . .
THE PARTIES TO THE MERGER. . . . . . . . . . . . . . .
SUMMARY. . . . . . . . . . . . . . . . . . . . . . . .
MEETING INFORMATION. . . . . . . . . . . . . . . . . .

     Date, Place and Time  . . . . . . . . . . . . . .
     Record Date; Voting Rights  . . . . . . . . . . .
     Voting and Revocation of Proxies. . . . . . . . .
     Solicitation of Proxies . . . . . . . . . . . . .

PRO FORMA FINANCIAL INFORMATION. . . . . . . . . . . .
PROPOSED MERGER. . . . . . . . . . . . . . . . . . . .

     Background of and Reasons for Merger. . . . . . .
     Terms of the Merger . . . . . . . . . . . . . . .
     Opinion of Financial Advisor  . . . . . . . . . .
     Surrender of Certificates . . . . . . . . . . . .
     Representations and Warranties:
       Conditions to the Merger; Waiver. . . . . . . .
     Regulatory and Other Approvals. . . . . . . . . .
     Business Pending the Merger . . . . . . . . . . .
     Effective Date of the Merger; Termination . . . .
     Management and Operations After the Merger. . . .
     Certain Differences in Rights of Shareholders . .
     Certain Federal Income Tax Consequences . . . . .
     Resale of Hibernia Common Stock . . . . . . . . .
     Rights of Dissenting Shareholders . . . . . . . .
     Dividend Reinvestment Plan. . . . . . . . . . . .
     Accounting Treatment. . . . . . . . . . . . . . .

CERTAIN REGULATORY CONSIDERATIONS . . . . . . .. . . .
CERTAIN INFORMATION RELATING TO FIRST BANCORP. . . . .

     Description of Business . . . . . . . . . . . . .
     Ownership of First Bancorp Common Stock
       and Dividends . . . . . . . . . . . . . . . . .

RELATIONSHIP WITH INDEPENDENT AUDITORS . . . . . . . .
VALIDITY OF SHARES . . . . . . . . . . . . . . . . . .
EXPERTS  . . . . . . . . . . . . . . . . . . . . . . .
FIRST BANCORP CONSOLIDATED FINANCIAL INFORMATION . . .

APPENDIX A    --    AGREEMENT AND PLAN OF MERGER
APPENDIX B    --    OPINION OF AUSTIN ASSOCIATES, INC.
APPENDIX C    --    SELECTED PROVISIONS OF LOUISIANA LAW RELATING
                      TO RIGHTS OF DISSENTING SHAREHOLDERS
APPENDIX D    --    OPINION OF ERNST & YOUNG REGARDING CERTAIN TAX
                      MATTERS

                          INTRODUCTION

     This Registration Statement relates to shares of Class A Common Stock, no par value of Hibernia Corporation, a Louisiana corporation , which will be issued in connection with the Merger of First Bancorp of Louisiana, Inc., a Louisiana corporation, with and into Hibernia. The shares of Hibernia Common Stock offered hereby will be exchanged, upon consummation of the Merger, for the outstanding shares of common stock, $5.00 par value, of First Bancorp (the "First Bancorp Common Stock").

     Shareholders of First Bancorp will be asked to approve the Merger at a Special Meeting to be held on March 31, 1994. The proxy statement relating to such Special Meeting is included in this Proxy Statement-Prospectus.

     The terms of the Merger are described in this Proxy Statement-Prospectus, and a copy of the Agreement and Plan of Merger between Hibernia and First Bancorp is attached hereto as Appendix A for reference.

                      AVAILABLE INFORMATION

     Hibernia Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 75 Park Place, 14th Floor, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning Hibernia may be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005, on which the shares of Common Stock are listed.

     Hibernia has filed with the Commission a registration statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock offered hereby. This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to Hibernia and the Hibernia Common Stock offered hereby, reference is hereby made to the Registration Statement. Statements contained in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including exhibits thereto, may be obtained, upon payment of the prescribed fees, at the offices of the Commission and the NYSE, as set forth above.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Incorporated by reference in this Prospectus are the following documents filed by Hibernia Corporation with the Commission pursuant to the Exchange Act: Hibernia's (1) Annual Report on Form 10-K for the year ended December 31, 1992, (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1993, Quarterly Report on Form 10-Q for the quarter ended June 30, 1993 and Quarterly Report for the quarter ended September 30, 1993, (3) definitive Proxy Statement dated March 23, 1993 relating to its 1993 Annual Meeting of Shareholders held on April 27, 1993 except for the information contained therein under the headings "Executive Compensation -- Report of the Executive Compensation Committee" and "-- Stock Performance Graph"; and (4) Current Reports on Form 8-K dated June 22, 1993, September 13, 1993, December 9, 1993, December 10, 1993 December 17, 1993 and January 12, 1994.

     All documents subsequently filed by Hibernia with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of Common Stock made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date such documents are filed, except that any and all information included in any proxy statement filed by Hibernia under the headings "Executive Compensation -- Report of the Executive Compensation Committee" and "-- Stock Performance Graph" are hereby expressly excluded from such incorporation by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Hibernia will provide, without charge, to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the information incorporated herein by reference other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such information). Written or oral requests should be directed to Hibernia Corporation, 313 Carondelet Street, New Orleans, Louisiana 70130, Attention: Assistant Corporate Secretary, Telephone (504) 587-3411.

                    THE PARTIES TO THE MERGER

     Hibernia. Hibernia is a Louisiana corporation registered under the Bank Holding Company Act of 1956, as amended ("BHCA").
As of September 30, 1993, Hibernia had total consolidated assets of approximately $4.6 billion and shareholders' equity of approximately $404 million. As of September 30, 1993, Hibernia was ranked, on the basis of total assets, as the 90th largest bank holding company in the United States and the second largest headquartered in Louisiana.

     As of September 30, 1993 Hibernia had a single banking subsidiary, Hibernia National Bank ("HNB"), that provides retail and commercial banking services through 102 branches throughout Louisiana. As of September 30, 1993, HNB was the largest bank headquartered in Louisiana.

     The principal executive offices of Hibernia are located at 313 Carondelet Street, New Orleans, Louisiana 70130, and its telephone number is (504) 587-5532. For additional information concerning the business and financial condition of Hibernia, reference should be made to the Hibernia reports incorporated herein by reference. See "AVAILABLE INFORMATION."

     Selected Financial Data. The closing market price per share of Hibernia Common Stock on November 3, 1993, the day prior to the announcement of the proposed Merger was $7.375.

     The following table sets forth certain historical consolidated financial information for Hibernia. The information contained in the following table is based on historical consolidated financial statements and related notes thereto of Hibernia incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION." Pro forma financial information giving effect to the Merger and other probable merger transactions is included elsewhere in this Proxy Statement-Prospectus under the heading "PRO FORMA FINANCIAL INFORMATION."

                                          HIBERNIA CORPORATION
                                     SELECTED FINANCIAL INFORMATION


                                                                                                      Nine Months Ended
                                            Year Ended December 31                                        September 30
____________________________________________________________________________________________________________________________________
Unaudited ($in thousands,
 except per share amounts)   1992            1991           1990           1989           1988          1993          1992
                           _________________________________________________________________________________________________________

Net interest income         $    197,278     $  234,599     $  261,318     $  214,530     $  189,160     $  147,356    $   153,024

Net income (loss) from
  continuing operations           (7,915)      (143,997)       (10,995)        61,644         53,010         34,011        (10,966)

Per share:
  Net income (loss) from
    continuing operations          (0.27)         (5.12)         (0.40)          2.30           2.08           0.41          (0.39)
  Cash dividends                       -            .15            .90            .91            .85           0.03              -
  Book value                        4.48           7.05          13.16          14.45          16.15           4.83           4.94
SELECTED PERIOD-END BALANCES

Debt                               8,269         94,534        104,367         55,406         38,133              -         47,765

Total Assets                   4,734,038      6,018,429      7,357,850      6,698,851      5,834,258      4,581,004      4,609,037


    	First Bancorp. First Bancorp is a Louisiana corporation registered under the BHCA. As of September 30, 1993, First Bancorp had total consolidated assets of $ 225 million and shareholders' equity of $12.8 million. First Bancorp's banking subsidiaries are First National Bank of West Monroe, a national banking association having six (6) offices in Ouachita Parish in Louisiana, and Southern National Bank of Tallulah, a national banking association having one (1) office in Tallulah, Louisiana. The Banks engage in retail and commercial banking services, including taking deposits and extending secured and unsecured credit.

     The principal offices of First Bancorp are located at 500 Natchitoches Street, West Monroe, Louisiana 71294-0487 and its telephone number is (318) 387-8330. For additional information concerning the business of First Bancorp and its financial condition, see "CERTAIN INFORMATION CONCERNING FIRST BANCORP" and "FIRST BANCORP CONSOLIDATED FINANCIAL INFORMATION."

                       ___________________

     From time to time, Hibernia investigates and holds discussions and negotiations in connection with possible transactions with other financial institutions. At the date hereof, Hibernia has not entered into any agreements or understandings with respect to any significant transactions of the type described except those described in documents incorporated herein by reference or described under "PRO FORMA FINANCIAL INFORMATION" below. See "AVAILABLE INFORMATION." Although it is anticipated that such transactions may be entered into both before and after the Merger, there can be no assurance as to when or if, or the terms upon which, such transactions may be pursued or consummated. If required under applicable law, any such transactions would be subject to regulatory approval and the approval of shareholders.

                             SUMMARY

     This summary is necessarily general and abbreviated and has been prepared to assist shareholders of First Bancorp in their review of this Proxy Statement-Prospectus. This summary is not intended to be a complete explanation of the matters covered in this Proxy Statement-Prospectus and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement-Prospectus, the Appendices hereto and the documents incorporated herein by reference, all of which shareholders are urged to read carefully prior to the Special Meeting.

The Proposed Merger

     In accordance with the terms of the Agreement, First Bancorp will be merged with and into Hibernia, whereupon the separate existence of First Bancorp will cease. Immediately thereafter, the Banks will be merged into HNB, with HNB as the surviving bank. On the Effective Date, each outstanding share of First Bancorp Common Stock, other than shares held by shareholders who exercise and perfect dissenters' rights in accordance with Louisiana law, will be converted into a number of shares determined by the application of a formula based upon the average market price of Hibernia Common Stock for the ten business days preceding the last trading day immediately prior to the closing of the Merger (the "Closing
Date"). The aggregate value of Hibernia Common Stock to be exchanged for the outstanding First Bancorp Common Stock will be $36 million, which may be increased if certain contingencies occur. In particular, if the Closing does not occur on or before March 31, 1994, and the book value of First Bancorp is greater than or equal to $15 million in each full month following that date, the aggregate value of the Hibernia Common Stock to be exchanged in the Merger will be increased by the lesser of (i) the aggregate net after-tax income of First Bancorp for each full month ended after March 31, 1994 and prior to the Closing Date, or (ii) $250,000.
Also, in the event Hibernia either sells all or substantially all of its assets or merges with another entity in a merger in which Hibernia is not the surviving entity prior to the Closing Date, then First Bancorp shareholders are assured of receiving 15.15 shares of Hibernia Common Stock for each share of First Bancorp Common Stock. See "PROPOSED MERGER -- Terms of the Merger."

     Each of the directors of SNB holds 200 shares of common stock in SNB as directors' qualifying shares. Pursuant to the terms of the agreements between each of these directors and SNB dated August 1993, SNB will repurchase such shares when the directors resign their positions. The directors of SNB are expected to resign their positions on or before the Closing Date. The amount to be paid to each director is $1,000 (the amount originally paid by the director for the shares) plus interest at a rate of 8% per annum. For this purpose, interest will be calculated from the date the director purchased the shares through the date of his resignation from the SNB board of directors.

Management and Operations After the Merger

     After the Effective Date, the offices of the Banks will operate as branch banking offices of HNB. As of the Effective Date, the directors of First Bancorp Bancshares and the Banks will resign their positions as directors. See "PROPOSED MERGER -- Management and Operations After the Merger." Certain officers of First Bancorp and its subsidiaries have executed employment agreements with Hibernia, and Hibernia may create an advisory board of directors on which some or all of the directors of First Bancorp and its subsidiaries may serve - See "PROPOSED MERGER -- Interests of Certain Persons in the Merger."

Recommendation of the Board of Directors

     The Board of Directors of First Bancorp has unanimously approved the Agreement, believes that the Merger is in the best interests of the shareholders and recommends that the shareholders vote FOR the Merger. The Board of Directors has received from Austin Associates, Inc. an opinion that the terms of the Merger are fair, from a financial point of view, to the shareholders of First Bancorp. See "PROPOSED MERGER -- Opinion of Financial Advisor." First Bancorp's Board believes that the Merger will provide significant value to all First Bancorp shareholders and will enable them to participate in opportunities for growth that First Bancorp's Board believes the Merger makes possible. In recommending the Merger to the shareholders, First Bancorp's Board of Directors considered, among other factors, the financial terms of the Merger, the liquidity it will afford First Bancorp's shareholders and the business earnings and potential for future growth of First Bancorp, and Hibernia. See "PROPOSED MERGER -- Background of and Reasons for the Merger."

Basis for the Terms of the Merger

     A number of factors were considered by the Board of Directors of First Bancorp in approving the terms of the Merger, including, without limitation, information concerning the financial condition, results of operations and prospects of Hibernia, First Bancorp, HNB and the Banks; the ability of the combined entity to compete in the relevant banking markets; the market price of Hibernia Common Stock; the absence of an active trading market for First Bancorp's common stock; the consideration to be received by First Bancorp shareholders in relation to First Bancorp's earnings and book value; the anticipated tax-free nature of the Merger to First Bancorp's shareholders for federal income tax purposes; and the financial terms of other business combinations in the banking industry. See "PROPOSED MERGER --Background of and Reasons for the Merger."

Advice and Opinion of Financial Advisor

     Austin Associates, Inc., First Bancorp's financial advisor, has rendered both oral and written opinions that the terms of the Merger are fair, from a financial point of view, to First Bancorp's shareholders. A copy of the opinion of Austin Associates, Inc. is attached hereto as Appendix B and should be read in its entirety with respect to the assumptions made therein and other matters considered. See "PROPOSED MERGER -- Opinion of Financial Advisor" for further information regarding, among other things, the selection of such firm and its compensation in connection with the Merger.

Votes Required

     Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of First Bancorp Common Stock. Directors and Officers of First Bancorp and members of their families have voting power with respect to 28,431 shares of First Bancorp Common Stock, representing 13.69% of the First Bancorp Common Stock outstanding as of the Record Date. In addition, these individuals and members of their families have the right to acquire an additional 16,911 shares in the aggregate upon conversion of certain debentures. See "PROPOSED MERGER -- Ownership of First Bancorp Common Stock." Subject to receipt of certain fairness opinions from Austin Associates, Inc. the directors of First
Bancorp have agreed to vote their stock in favor of approval of the Agreement at any meeting of First Bancorp's shareholders held before September 30, 1994 at which the Merger is considered, unless they are legally required to abstain from voting or to vote against the Merger in the opinion of their counsel. . See "MEETING INFORMATION -- Record Date; Voting Rights" and "CERTAIN INFORMATION RELATING TO FIRST BANCORP -- Voting Securities and Certain Holders Thereof." The First Bancorp Employee Stock Ownership Plan ("ESOP") holds 66,274 (31.92%) of the shares of FBL Common Stock outstanding as of the Record Date. Shares held by the ESOP on behalf of First Bancorp employees will only be voted in accordance with the instructions of the employees.

Conditions; Abandonment; Amendment

     Consummation of the Merger is subject to the satisfaction of a number of conditions, including approval of the Agreement by the shareholders of First Bancorp and the Federal Reserve Board and approval of the Bank Merger by the Office of the Comptroller of the Currency ("OCC"). Applicable law provides that the Merger may not be consummated until at least 30, but no more than 90, days after approval of the Federal Reserve Board is obtained. See "PROPOSED MERGER -- Representations and Warranties; Conditions to Closing; Waiver" and "-- Regulatory and Other Approvals."

     Substantially all of the conditions to consummation of the Merger (except for required shareholder and regulatory approvals) may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that no such waiver, amendment or supplement executed after approval of the Agreement by First Bancorp's shareholders may reduce the ratio of Hibernia Common Stock to First Bancorp Common Stock to be issued in the Merger (the "Exchange Ratio"). In addition, the Agreement may be terminated, either before or after shareholder approval, under certain circumstances. See "PROPOSED MERGER -- Representations and Warranties; Conditions to Closing; Waiver" and "-- Effective Date of the Merger; Termination."

Certain Federal Income Tax Consequences

     It is a condition to consummation of the Merger that the parties receive an opinion of counsel or a public accounting firm to the effect that the Merger when consummated in accordance with the terms of the Agreement will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the exchange of First Bancorp Common Stock for Hibernia Common Stock will not give rise to the recognition of gain or loss for federal income tax purposes to First Bancorp's shareholders with respect to such exchange. The parties have received such an opinion from Ernst & Young, certified public accountants, who also serve as independent auditors for Hibernia. A copy of such opinion is attached hereto as Appendix D. See "PROPOSED MERGER -- Certain Federal Income Tax Consequences."

     Because of the complexities of the federal income tax laws and because the tax consequences may vary depending upon a holder's individual circumstances or tax status, it is recommended that each shareholder of First Bancorp consult his or her tax advisor concerning the federal (and any applicable state, local or other) tax consequences of the Merger to him or her.

Dissenters' Rights

     Each holder of First Bancorp Common Stock who objects to the Merger is entitled to the rights and remedies of dissenting shareholders provided in Section 12: 131 of the Louisiana Business Corporation Law, as amended, a copy of which is attached hereto as Appendix C. However, if dissenters' rights are exercised and perfected with respect to 10% or more of the outstanding shares of First Bancorp Common Stock, Hibernia may abandon the Merger. In addition, dissenting shareholders may receive value for their shares that is more or less than, or equal to, the value received by other shareholders in the Merger. See "PROPOSED MERGER -- Rights of Dissenting Shareholders."

Differences in Shareholders' Rights

     Upon completion of the Merger, shareholders of First Bancorp, to the extent they receive shares of Hibernia Common Stock in the Merger, will become shareholders of Hibernia and their rights as such will be governed by Hibernia's Articles of Incorporation and Bylaws. The rights of shareholder of Hibernia are different in certain respects from the rights of shareholders of First Bancorp. See "PROPOSED MERGER -- Certain Differences in Rights of Shareholders."

Accounting Treatment

     The parties intend the Merger to be treated as a pooling-of-interests for financial accounting purposes. If, among other things, holders of more than 10% of the outstanding shares of First Bancorp Common Stock exercise and perfect dissenters' rights, the Merger will not qualify for pooling-of-interests accounting treatment, and Hibernia will not be obligated to effect the Merger. In addition, unless the holders of ____% of the convertible debentures (representing _____ shares of First Bancorp Common Stock) convert those debentures into First Bancorp Common Stock, the Merger will not qualify for pooling-of-interests accounting treatment. See "PROPOSED MERGER -- Accounting Treatment."


                       MEETING INFORMATION

General

     Each copy of this Proxy Statement-Prospectus mailed to holders of First Bancorp Common Stock is accompanied by a proxy card furnished in connection with the solicitation of proxies by First Bancorp's Board of Directors for use at the Special Meeting and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders of First Bancorp on approximately February 28, 1994. The Special Meeting is scheduled to be held on March 31, 1994, at 10:00 a.m. local time, at the main office of First National Bank of West Monroe, 500 Natchitoches Street, West Monroe, Louisiana 71294-0487. Only holders of record of First Bancorp Common Stock at the close of business on February 24, 1994 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. At the Special Meeting, the shareholders of First Bancorp will consider and vote upon a proposal to approve the Merger and the related Agreement, and such other matters as may properly be brought before the Special Meeting.

     HOLDERS OF FIRST BANCORP COMMON STOCK ARE REQUESTED TO
COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT
PROMPTLY TO FIRST BANCORP IN THE ENCLOSED POSTAGE-PAID, ADDRESSED
ENVELOPE.

     Any holder of First Bancorp Common Stock who has delivered a proxy may revoke it any time before it is voted by giving notice of revocation in writing or delivering a signed proxy card bearing a later date to First Bancorp, provided that such notice or proxy card must actually be received by First Bancorp before the vote of shareholders at the Special Meeting. Any notice of revocation or proxy card should be sent to First Bancorp at P. O. Box 487, West Monroe, Louisiana 71294-0487, Attention: Patrick L. Spencer, Secretary.

     The shares of First Bancorp Common Stock represented by properly executed proxies received at or before the Special Meeting and not subsequently revoked will be voted as directed in such proxies. Proxy cards that are received and that do not contain instructions as to how to vote the shares represented thereby will be voted FOR approval of the Merger and the related Agreement. If any other matters are properly presented for consideration at the Special Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote on such matters in accordance with their best judgment; provided, however, that such discretionary authority will be exercised only to the extent permissible under applicable law. If necessary, and unless contrary instructions are given, the proxy holder also may vote in favor of a proposal to adjourn the Special Meeting one or more times to permit further solicitation of proxies in order to obtain sufficient votes to approve the Merger and the related Agreement. As of the date of this Proxy Statement-Prospectus, First Bancorp's Board of Directors is unaware of any matter to be presented at the Special Meeting other than the proposal to approve the Merger.

     The cost of soliciting proxies from shareholders of First Bancorp will be borne by First Bancorp. Such solicitation will be made by mail but also may be made by telephone or in person by the directors, officers and employees of First Bancorp (who will receive no additional compensation for doing so).

     FIRST BANCORP SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK
CERTIFICATES WITH THEIR PROXY CARDS.  IF THE MERGER IS APPROVED,
SHAREHOLDERS OF FIRST BANCORP WILL RECEIVE INSTRUCTIONS AS TO
EXCHANGING THEIR STOCK CERTIFICATES.

First Bancorp's Employee Stock Ownership Plan

     Each employee of First Bancorp who is a participant in the First Bancorp of Louisiana, Inc. Employee Stock Ownership Plan and Trust (the "ESOP") may direct the trustee of the ESOP (the "Trustee") as to the manner in which shares of First Bancorp Common Stock allocated to such participant's account under the ESOP (the "Plan Shares") shall be voted by the Trustee at the Special Meeting on the proposal to approve the Merger. Each ESOP participant has received with this Proxy Statement-Prospectus a letter from the Trustee providing instructions as to the voting of such participant's Plan Shares and a Voting Instruction Card to be used by the participant to give voting directions to the Trustee. In order to direct the Trustee with respect to the voting of Plan Shares, an ESOP participant must complete, sign and date the Voting Instruction Card and return it to the Trustee in the envelope provided, so that it is received by the Trustee no later than March 20, 1994. Prior to the Special Meeting, the Trustee will tabulate the instructions received by the deadline and shall determine the aggregate votes for and against approval of the Merger. At the Special Meeting, the Trustee will vote the shares of First Bancorp Common Stock held by it on the Record Date for which it has received instructions in the manner so determined. The Trustee will not vote any Plan Shares on the proposal to approve the Merger to the extent it does not receive instructions with respect thereto. The Trustee of the ESOP holds 66,274 shares (31.92% of the outstanding shares) of First Bancorp Common Stock on behalf of the participants of such plan.

Votes Required

     As of the Record Date, there were 207,612 shares of First Bancorp Common Stock outstanding and entitled to vote at the Special Meeting, with each share being entitled to one vote. The affirmative vote of a majority of the voting power of First Bancorp present or represented by proxy and entitled to vote at the Special Meeting will be required to approve the Merger. Members of First Bancorp's Board of Directors, along with members of their families who are expected to vote in favor of approval of the Merger, own 13.69% of the outstanding First Bancorp Common Stock.

     Holders of certain debentures issued by First Bancorp have the right to convert their debentures into First Bancorp at any time prior to the Closing Date. If all such debentures were converted, an additional 30,064 shares of First Bancorp Common Stock would be issued. If issued prior to the Record Date, these shares would be entitled to be voted on the Merger at the Special Meeting. As the determination of whether and when to convert the debentures is solely within the holders discretion, there can be no assurance as to whether any or all of the debentures will be converted.

     For purposes of the Special Meeting, the presence in person or by proxy of a majority of the outstanding shares of First Bancorp Common Stock is necessary to constitute a quorum of shareholders in order to take action. For these purposes, shares of First Bancorp Common Stock which are present, or represented by proxy, at the Special Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy actually votes on the Merger or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to the Merger. Accordingly, an "abstention" will be considered present for quorum purposes, but will have the same effect as a vote "against" the proposal as to which the abstention is made. Also, shares held in the First Bancorp ESOP will not be vital unless instructions are received from employees. These shares will not be considered present or represented if instructions are not received from employees. The affirmative vote of a majority of the voting power of First Bancorp present or represented by proxy at the Special Meeting will be necessary to approve the Merger.

     Each outstanding share of First Bancorp Common Stock is entitled to one vote on each matter that comes before the Special
Meeting. As of the Record Date for the Special Meeting, there were 207,612 shares of First Bancorp Common Stock outstanding and entitled to vote at the Special Meeting.

     The directors and executive officers of First Bancorp and their affiliates beneficially owned a total of 28,431 shares or approximately 13.69% of the outstanding shares of First Bancorp Common Stock as of the Record Date. Each shareholder who is a director has executed an agreement with Hibernia pursuant to which such shareholder has committed, subject to certain conditions, to vote the shares of First Bancorp Common Stock owned by him in favor of the proposal to approve the Merger. Additionally, First Bancorp has been advised that all of its directors and executive officers intend to vote their shares in favor of approval of the Merger.

     As of the Record Date, the directors and executive officers of Hibernia and their affiliates beneficially owned no shares of First Bancorp Common Stock.

Recommendation of First Bancorp's Board

     First Bancorp's Board has unanimously approved the Merger and unanimously recommends that First Bancorp's shareholders vote FOR approval of the Merger. See "PROPOSED MERGER -- Background of and Reasons for the Merger" and "-- Opinion of Financial Advisor."

Other Matters

     The Board of Directors of First Bancorp is not aware of any business to be acted upon at the Special Meeting other than consideration of the proposed the Merger. If, however, other matters are properly brought before the Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or abstain from voting thereon according to their best judgment.

                 PRO FORMA FINANCIAL INFORMATION

     The information in the column titled "Hibernia" on the pro forma Balance Sheet is summarized from Hibernia's September 30, 1993 balance sheet on Form 10-Q and the pro forma statements of income are summarized from Hibernia's Form 10-Q for the nine months ended September 30, 1993 and Hibernia's audited statement of income in its Annual Report on Form 10-K for the years ended December 31, 1992. The information contained in the columns titled "Commercial Bancshares, Inc.", "Bastrop National Bank", "First Bancorp of Louisiana, Inc." and "First Continental Bancshares, Inc." are based on September 30, 1993 and 1992 and December 31, 1992, 1991 and 1990 financial statements of those entities. The pro forma financial statements do not purport to be indicative of the results that actually would have occurred if the pending transactions had occurred on the dates indicated or that may be obtained in the future.

     On September 28, 1993, Hibernia executed an agreement to merge with Commercial Bancshares, Inc. ("Commercial"). Commercial is a bank holding company headquartered in Franklin, Louisiana that owns First Commercial Bank, a Louisiana state bank headquartered in Abbeville, Louisiana. As of September 30, 1993, Commercial had consolidated assets of approximately $ 164 million and operated seven banking branches in St. Mary, Iberia and Vermilion Parishes. Shareholders of Commercial will receive in the merger shares of Hibernia Common Stock valued at $18.7 million, which amount may be increased under certain circumstances which are not considered likely to occur.

     On November 4, 1993, Hibernia announced that it had reached an agreement to merge with Bastrop National Bank ("Bastrop). Bastrop is a national bank headquartered in Bastrop, Louisiana which operates four branches in Morehouse Parish and had, as of September 30, 1993, total assets of approximately $123 million. Shareholders of Bastrop will receive in the merger shares of Hibernia Common Stock valued at $21.5 million.

     On December 6, 1993, Hibernia announced that it had reached an agreement to merge with First Continental Bancshares, Inc. ("First Continental"). First Continental is a bank holding company headquartered in Jefferson Parish, Louisiana and owns all of the stock of First National Bank of Jefferson Parish ("FNJ"). As of September 30, 1993, First Continental reported consolidated assets of approximately $396 million, and FNJ operated eight branches in Jefferson Parish. The transaction will be effected through an exchange of Hibernia Common Stock equity securities of First Continental. Based on the market price of Hibernia Common Stock on the date of this Proxy Statement-Prospectus, the aggregate value of the Hibernia Common Stock to be exchanged in this merger would be approximately $36.1 million.

     Each of these transactions will be accounted for as a pooling-of-interests.

     The mergers with Commercial, Bastrop and First Continental are subject to the satisfaction of certain conditions similar to those described herein with regard to the Merger. There can be no assurance that any or all of such proposed mergers will occur, or that the timing of the consummation of such mergers will be as assumed in the Pro Forma Financial Statements.

     The following pro forma financial statements reflect
Hibernia's pending mergers as described in its public reports and press releases, giving effect to the assumptions and adjustments described in the accompanying notes.

        PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION
                           (Unaudited)


     The following table sets forth certain unaudited pro forma combined financial information for Hibernia and First Bancorp.
This table is based on and should be read in conjunction with the historical financial statements and related notes of Hibernia which are incorporated herein by reference and of First Bancorp which are contained elsewhere in this Proxy Statement-Prospectus. The table also gives effect to other probable mergers to which Hibernia Corporation is a party, as discussed in Note C to the pro forma combined financial statements. These mergers include Commercial Bancshares, Inc., Bastrop National Bank and First Continental Bancshares, Inc. The pro forma information, which reflects the mergers using the pooling of interests method of accounting, is presented for informational purposes only and should not be construed as indicative of the actual operations that would have occurred had the mergers been consummated at the beginning of the periods indicated below or which may occur after the mergers are consummated. The pro forma information gives effect to the issuance of 4,800,000 shares of Hibernia Common Stock for all the outstanding shares of First Bancorp and 9,852,917 shares of Hibernia Corporation common stock for all the outstanding shares of Commercial Bancshares, Inc., Bastrop National Bank and First Continental Bancshares, Inc. in each of the periods presented.


TOTAL HIBERNIA CORPORATION*
PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION

                                                                                             Nine Months Ended
                                                           Year Ended December 31              September 30
Unaudited ($ in thousands, except per share amounts)     1992       1991       1990          1993       1992
Net interest income                                     $204,345   $239,498   $265,323      $153,134   $158,209
Net income (loss) from continuing operations              (5,970)  (142,959)   (10,313)       35,934     (9,607)
Per share:
   Net income (loss) from continuing operations            (0.17)     (4.34)     (0.32)         0.41      (0.29)
   Cash dividends                                              -       0.15       0.90          0.03          -
   Book value                                               4.36       6.30      11.48          4.72       4.70


SELECTED PERIOD-END BALANCES

Debt                                                      10,721     97,622    108,420           500     47,765
Total assets                                           4,890,594  6,169,021  7,486,845     4,801,341  4,757,581


*  Includes Hibernia Corporation and First Bancorp of Louisiana, Inc.


TOTAL HIBERNIA CORPORATION**
PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION

                                                                                          Nine Months Ended
                                                      Year Ended December 31              September 30
Unaudited ($ in thousands, except per share amounts)     1992       1991       1990          1993       1992
Net interest income                                     $234,398   $263,348   $285,479      $176,091   $180,757
Net income (loss) from continuing operations              (1,752)  (141,367)   (19,533)       40,175     (5,362)
Per share:
   Net income (loss) from continuing operations            (0.04)     (3.31)     (0.46)         0.41      (0.12)
   Cash dividends                                              -       0.15       0.90          0.03          -
   Book value                                               4.31       5.31       9.25          4.57       4.36


SELECTED PERIOD-END BALANCES

Debt                                                      25,710    127,566    138,876           500     73,566
Total assets                                           5,592,710  6,862,752  8,172,331     5,452,194  5,444,898


**  Includes Hibernia Corporation, Commercial Bancshares, Inc., Bastrop National Bank,
     First Bancorp of Louisiana, Inc. and First Continental Bancshares, Inc.

                PRO FORMA COMBINED BALANCE SHEET
                           (Unaudited)


     The following unaudited pro forma combined balance sheet combines the historical balance sheets of Hibernia and First Bancorp as if the Merger had been effective on September 30, 1993. This unaudited pro forma combined balance sheet should be read in conjunction with the historical financial statements and related notes of Hibernia which are incorporated herein by reference and of First Bancorp which are contained elsewhere in this Proxy Statement-Prospectus. The unaudited pro forma combined balance sheet also gives effect to other probable mergers to which Hibernia is a party, as discussed in Note C to the pro forma combined financial statements. These mergers include Commercial Bancshares, Inc., Bastrop National Bank, and First Continental Bancshares, Inc. and have been included in the pro forma combined balance sheet as if the mergers had been effective on September 30, 1993.


HIBERNIA CORPORATION
PRO FORMA COMBINED BALANCE SHEET
September 30, 1993
(cont.)
                                                                                  FIRST                  PRO  FORMA
                                                                                 BANCORP       PRO     HIBERNIA CORP.
                                                                   HIBERNIA   OF LOUISIANA,   FORMA     (WITH FIRST
Unaudited ($ in thousands)                                        CORPORATION      INC.       ADJ.        BANCORP)
ASSETS
  Cash and due from banks                                            $210,728        $9,785                 $220,513
  Interest-bearing time deposits in domestic banks                      1,000         1,077                    2,077
  Federal funds sold and securities purchased
      under agreements to resell                                      165,000         6,700   (4,534)B       167,166

  Securities held for sale                                            386,179             -                  386,179
  Investment securities                                             1,496,060       103,636                1,599,696
  Loans                                                             2,240,981        99,645                2,340,626
      Unearned income                                                  (3,640)         (416)                  (4,056)
      Reserve for possible loan losses                               (183,925)       (1,511)                (185,436)
          Loans, net                                                2,053,416        97,718                2,151,134
  Bank premises and equipment                                          85,111         2,008                   87,119
  Customers' acceptance liability                                       3,381             -                    3,381
  Other assets                                                        180,129         3,947                  184,076
          TOTAL ASSETS                                             $4,581,004      $224,871  ($4,534)     $4,801,341

LIABILITIES
  Deposits:
      Demand, noninterest-bearing                                    $733,433       $28,435                 $761,868
      Interest-bearing                                              3,237,868       166,858                3,404,726
          Total Deposits                                            3,971,301       195,293                4,166,594
  Federal funds purchased and securities sold under
      agreements to repurchase                                        110,240         9,190                  119,430
  Liability on acceptances                                              3,381             -                    3,381
  Payables arising from securities transactions not yet settled        20,600             -                   20,600
  Other liabilities                                                    71,497         1,780      (34)B        73,243
  Debt                                                                      -         5,800   (4,500)B           500
                                                                                                (800)A
          TOTAL LIABILITIES                                         4,177,019       212,063   (5,334)      4,383,748

SHAREHOLDERS' EQUITY
  Preferred Stock                                                           -             -                        -
  Common Stock                                                        160,481         1,364    7,852 A       169,697
  Surplus                                                             404,603         6,744   (8,691)A       402,656
  Treasury Stock                                                            -        (1,639)   1,639 A             -
  ESOP commitment                                                           -          (500)                    (500)
  Retained earnings (deficit)                                        (161,099)        6,839                 (154,260)

          TOTAL SHAREHOLDERS' EQUITY                                  403,985        12,808      800         417,593
          TOTAL LIABILITIES AND
              SHAREHOLDERS' EQUITY                                 $4,581,004      $224,871  ($4,534)     $4,801,341

See notes to Pro Forma Combined Financial Statements.




HIBERNIA CORPORATION
PRO FORMA COMBINED BALANCE SHEET
September 30, 1993

                                                     PRO  FORMA                           FIRST                 TOTAL
                                                   HIBERNIA CORP.COMMERCIAL   BASTROP  CONTINENTAL    PRO     PRO FORMA
                                                    (WITH FIRST  BANCSHARES, NATIONAL  BANCSHARES,   FORMA    HIBERNIA
Unaudited ($ in thousands)                            BANCORP)      INC.       BANK       INC.        ADJ.   CORPORATION
ASSETS
  Cash and due from banks                               $220,513     $6,325     $3,367    $14,611              $244,816
  Interest-bearing time deposits in domestic banks         2,077         38          -          -                 2,115
  Federal funds sold and securities purchased
      under agreements to resell                         167,166      2,300      4,850     15,000  (18,462)E    158,465
                                                                                                   (12,389)D
  Securities held for sale                               386,179          -          -          -               386,179
  Investment securities                                1,599,696     84,967     74,006    117,758     (750)E  1,875,677
  Loans                                                2,340,626     61,621     39,026    238,354             2,679,627
      Unearned income                                     (4,056)        (3)      (477)    (9,227)              (13,763)
      Reserve for possible loan losses                  (185,436)    (1,320)      (387)    (6,735)             (193,878)
          Loans, net                                   2,151,134     60,298     38,162    222,392             2,471,986
  Bank premises and equipment                             87,119      3,064      1,323      6,120                97,626
  Customers' acceptance liability                          3,381          -          -          -                 3,381
  Other assets                                           184,076      6,307      1,776     19,790               211,949
          TOTAL ASSETS                                $4,801,341   $163,299   $123,484   $395,671 ($31,601)  $5,452,194

LIABILITIES
  Deposits:
      Demand, noninterest-bearing                       $761,868    $20,521    $14,028    $56,824              $853,241
      Interest-bearing                                 3,404,726    124,069     93,699    288,712             3,911,206
          Total Deposits                               4,166,594    144,590    107,727    345,536             4,764,447
  Federal funds purchased and securities sold
      under agreements to repurchase                     119,430          -        401     11,927               131,758
  Liability on acceptances                                 3,381          -          -          -                 3,381
  Payables arising from securities transactions
      not yet settled                                     20,600          -          -          -                20,600
  Other liabilities                                       73,243      1,725        721     10,653   (4,167)E     82,175
  Debt                                                       500      3,345          -     11,774  (14,745)E        500
                                                                                                      (374)C
          TOTAL LIABILITIES                            4,383,748    149,660    108,849    379,890  (19,286)   5,002,861

SHAREHOLDERS' EQUITY
  Preferred Stock                                              -          -          -     11,422  (11,422)C          -
  Common Stock                                           169,697        629        300      2,145   15,843 C    188,614
  Surplus                                                402,656        591      1,000      2,741   (5,319)C    401,669
  Treasury Stock                                               -     (1,154)         -       (118)   1,272 C          -
  ESOP commitment                                           (500)         -          -          -                  (500)
  Retained earnings (deficit)                           (154,260)    13,573     13,335       (409)    (300)E   (140,450)
                                                                                                   (12,389)D
          TOTAL SHAREHOLDERS' EQUITY                     417,593     13,639     14,635     15,781  (12,315)     449,333
          TOTAL LIABILITIES AND
              SHAREHOLDERS' EQUITY                    $4,801,341   $163,299   $123,484   $395,671 ($31,601)  $5,452,194

See notes to Pro Forma Combined Financial Statements.

             PRO FORMA COMBINED STATEMENTS OF INCOME
                           (Unaudited)


     The following unaudited pro forma combined statements of income for the nine months ended September 30, 1993 and 1992 and the years ended December 31, 1992, 1991 and 1990 combine the historical statements of income of Hibernia and First Bancorp as if the merger had been effective on January 1, 1990. These unaudited pro forma combined statements of income should be read in conjunction with the historical financial statements and related notes of Hibernia incorporated herein by reference and of First Bancorp contained elsewhere in this Proxy Statement-Prospectus.
The cost associated with the Merger, estimated to be approximately $150,000 will be accounted for as a current period expense upon consummation of the Merger and has not been reflected in the pro forma combined statements of income. The unaudited pro forma combined statements of income also give effect to other probable mergers to which Hibernia is a party, as discussed in Note C to the pro forma combined financial statements. These mergers include Commercial Bancshares, Inc., Bastrop National Bank, and First Continental Bancshares, Inc. and have been included in the pro forma combined statements of income as if the mergers had been effective on January 1, 1990.



HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Nine Months Ended September 30, 1993

                                                                          FIRST       PRO FORMA
                                                                         BANCORP      HIBERNIA
                                                            HIBERNIA   OF LOUISIANA  CORP. (WITH
Unaudited ($ in thousands, except per share data)          CORPORATION     INC.    FIRST BANCORP)
Interest Income
    Interest and fees on loans                                $138,259      $5,192       $143,451
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                            80,465       3,032         83,497
        Obligations of states and political subdivisions             1         589            590
    Trading account interest                                        24           -             24
    Interest on time deposits in domestic banks                    188          75            263
    Interest on federal funds sold and securities
        purchased under agreements to resell                     7,005         136          7,141
        Total Interest Income                                  225,942       9,024        234,966
Interest Expense
    Interest on deposits                                        75,643       2,976         78,619
    Interest on federal funds purchased and
        securities sold under agreements to repurchase           2,664         156          2,820
    Interest on debt and other                                     279         114            393
        Total Interest Expense                                  78,586       3,246         81,832
Net Interest Income                                            147,356       5,778        153,134
    Provision for possible loan losses                          11,300        (145)        11,155
Net Interest Income After Provision for
    Possible Loan Losses                                       136,056       5,923        141,979
Noninterest Income
    Trust fees                                                   9,351           7          9,358
    Service charges on deposits                                 22,507         558         23,065
    Other service, collection and exchange charges              11,553         407         11,960
    Gain on settlement of acquired loans                         1,031           -          1,031
    Other operating income                                       5,633          12          5,645
    Securities gains, net                                            -          52             52
        Total Noninterest Income                                50,075       1,036         51,111
Noninterest Expense
    Salaries and employee benefits                              62,280       2,057         64,337
    Occupancy expense, net                                      15,073         475         15,548
    Equipment expense                                            8,167         233          8,400
    Data processing expense                                     12,199         143         12,342
    Foreclosed property expense                                  2,689         (93)         2,596
    Other operating expense                                     51,712       1,396         53,108
        Total Noninterest Expense                              152,120       4,211        156,331
Income Before Income Taxes and
    Cumulative Effect of Accounting Change                      34,011       2,748         36,759
Income tax expense                                                   -         825            825
Income from Continuing Operations                              $34,011      $1,923        $35,934

Pro Forma Weighted Average Common Shares                    83,033,847   4,800,000     87,833,847

Pro Forma Income Per Common Share
     from Continuing Operations (G)                                                         $0.41



See notes to Pro Forma Combined Financial Statements.



HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Nine Months Ended September 30, 1993
(cont.)
                                                            PRO FORMA                                FIRST                 TOTAL
                                                            HIBERNIA    COMMERCIAL     BASTROP    CONTINENTAL    PRO     PRO FORMA
                                                           CORP. (WITH BANCSHARES,    NATIONAL    BANCSHARES,   FORMA    HIBERNIA
Unaudited ($ in thousands, except per share data)         FIRST BANCORP    INC.         BANK          INC.       ADJ.   CORPORATION
Interest Income
    Interest and fees on loans                                $143,451      $4,140         $2,395     $17,280             $167,266
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                            83,497       3,819          3,375       5,190               95,881
        Obligations of states and political subdivisions           590          30            455           9                1,084
    Trading account interest                                        24           -              -           -                   24
    Interest on time deposits in domestic banks                    263           1              -           -                  264
    Interest on federal funds sold and securities
        purchased under agreements to resell                     7,141         136            142         302                7,721
        Total Interest Income                                  234,966       8,126          6,367      22,781              272,240
Interest Expense
    Interest on deposits                                        78,619       3,045          2,556       6,982               91,202
    Interest on federal funds purchased and
        securities sold under agreements to repurchase           2,820           -                        176                2,996
    Interest on debt and other                                     393         188              6       1,364                1,951
        Total Interest Expense                                  81,832       3,233          2,562       8,522               96,149
Net Interest Income                                            153,134       4,893          3,805      14,259              176,091
    Provision for possible loan losses                          11,155          75             28         725               11,983
Net Interest Income After Provision for
    Possible Loan Losses                                       141,979       4,818          3,777      13,534              164,108
Noninterest Income
    Trust fees                                                   9,358           -              -         541                9,899
    Service charges on deposits                                 23,065         611            377       2,078               26,131
    Other service, collection and exchange charges              11,960         138            107         729               12,934
    Gain on settlement of acquired loans                         1,031           -              -           -                1,031
    Other operating income                                       5,645          38             16         378    (676)F      5,401
    Securities gains, net                                           52           -             50           8                  110
        Total Noninterest Income                                51,111         787            550       3,734    (676)      55,506
Noninterest Expense
    Salaries and employee benefits                              64,337       1,764          1,019       5,812               72,932
    Occupancy expense, net                                      15,548         313            209         545               16,615
    Equipment expense                                            8,400         297            104         541                9,342
    Data processing expense                                     12,342          13             12         546    (541)F     12,372
    Foreclosed property expense                                  2,596          81              -       3,676                6,353
    Other operating expense                                     53,108       1,338            748       3,550    (135)F     58,609
        Total Noninterest Expense                              156,331       3,806          2,092      14,670    (676)     176,223
Income Before Income Taxes and
    Cumulative Effect of Accounting Change                      36,759       1,799          2,235       2,598       0       43,391
Income tax expense                                                 825         607            611       1,173                3,216
Income from Continuing Operations                              $35,934      $1,192         $1,624      $1,425      $0      $40,175

Pro Forma Weighted Average Common Shares                    87,833,847   2,493,333      2,866,667   4,492,917           97,686,764

Pro Forma Income Per Common Share
     from Continuing Operations (G)                              $0.41                                                       $0.41

See notes to Pro Forma Combined Financial Statements.



HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Nine Months Ended September 30, 1992

                                                                          FIRST       PRO FORMA
                                                                         BANCORP      HIBERNIA
                                                            HIBERNIA   OF LOUISIANA  CORP. (WITH
Unaudited ($ in thousands, except per share data)          CORPORATION     INC.    FIRST BANCORP)
Interest Income
    Interest and fees on loans                                $203,625      $4,676       $208,301
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                            68,477       3,793         72,270
        Obligations of states and political subdivisions             3         422            425
    Trading account interest                                        99          "-             99
    Interest on time deposits in domestic banks                    160         104            264
    Interest on federal funds sold and securities
        purchased under agreements to resell                    10,021         125         10,146
        Total Interest Income                                  282,385       9,120        291,505
Interest Expense
    Interest on deposits                                       115,202       3,734        118,936
    Interest on federal funds purchased and
        securities sold under agreements to repurchase           4,421          56          4,477
    Interest on debt and other                                   9,738         145          9,883
        Total Interest Expense                                 129,361       3,935        133,296
Net Interest Income                                            153,024       5,185        158,209
    Provision for possible loan losses                          61,025         590         61,615
Net Interest Income After Provision for
    Possible Loan Losses                                        91,999       4,595         96,594
Noninterest Income
    Trust fees                                                   9,376           6          9,382
    Service charges on deposits                                 24,531         484         25,015
    Other service, collection and exchange charges              10,481         414         10,895
    Gain on settlement of acquired loans                         3,679           -          3,679
    Loss on planned sale of Texas bank                          (2,934)          -         (2,934)
    Other operating income                                       7,510           2          7,512
    Securities gains, net                                       17,190          24         17,214
        Total Noninterest Income                                69,833         930         70,763
Noninterest Expense
    Salaries and employee benefits                              66,039       1,757         67,796
    Occupancy expense, net                                      18,668         393         19,061
    Equipment expense                                            9,777         240         10,017
    Data processing expense                                     11,879         162         12,041
    Foreclosed property expense                                 12,061         (50)        12,011
    Other operating expense                                     53,774       1,126         54,900
        Total Noninterest Expense                              172,198       3,628        175,826
Income (Loss) Before Minority Interests                        (10,366)      1,897         (8,469)
     Less:  Minority interest                                        -           -              -

Income (Loss) Before Income Taxes and
    Extraordinary Items                                        (10,366)      1,897         (8,469)
Income tax expense                                                 600         538          1,138
Income (Loss) from Continuing Operations                      ($10,966)     $1,359        ($9,607)

Pro Forma Weighted Average Common Shares                    28,282,120   4,800,000     33,082,120

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (G)                                                        ($0.29)

See notes to Pro Forma Combined Financial Statements.



HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Nine Months Ended September 30, 1992
(cont.)
                                                            PRO FORMA                                FIRST                 TOTAL
                                                            HIBERNIA    COMMERCIAL     BASTROP    CONTINENTAL     PRO    PRO FORMA
                                                           CORP. (WITH BANCSHARES,    NATIONAL    BANCSHARES,     FORMA  HIBERNIA
Unaudited ($ in thousands, except per share data)         FIRST BANCORP    INC.         BANK          INC.        ADJ.  CORPORATION
Interest Income
    Interest and fees on loans                                $208,301      $4,958         $2,564     $18,781             $234,604
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                            72,270       4,348          3,647       5,378               85,643
        Obligations of states and political subdivisions           425          59            427           2                  913
    Trading account interest                                        99           -              -           -                   99
    Interest on time deposits in domestic banks                    264           4              2           -                  270
    Interest on federal funds sold and securities
        purchased under agreements to resell                    10,146         160            128         453               10,887
        Total Interest Income                                  291,505       9,529          6,768      24,614              332,416
Interest Expense
    Interest on deposits                                       118,936       4,339          2,899       9,585              135,759
    Interest on federal funds purchased and
        securities sold under agreements to repurchase           4,477           -              4         227                4,708
    Interest on debt and other                                   9,883         314              9         986               11,192
        Total Interest Expense                                 133,296       4,653          2,912      10,798              151,659
Net Interest Income                                            158,209       4,876          3,856      13,816              180,757
    Provision for possible loan losses                          61,615         150             40       1,152               62,957
Net Interest Income After Provision for
    Possible Loan Losses                                        96,594       4,726          3,816      12,664              117,800
Noninterest Income
    Trust fees                                                   9,382           -              -         414                9,796
    Service charges on deposits                                 25,015         544            364       2,020               27,943
    Other service, collection and exchange charges              10,895         141            138         751               11,925
    Gain on settlement of acquired loans                         3,679           -              -           -                3,679
    Loss on planned sale of Texas bank                          (2,934)          -              -           -               (2,934)
    Other operating income                                       7,512          24              9         513    (688)F      7,370
    Securities gains, net                                       17,214          43             20          20               17,297
        Total Noninterest Income                                70,763         752            531       3,718    (688)      75,076
Noninterest Expense
    Salaries and employee benefits                              67,796       1,852            915       5,252               75,815
    Occupancy expense, net                                      19,061         301            240         550               20,152
    Equipment expense                                           10,017         291            100         586               10,994
    Data processing expense                                     12,041          15             10         544    (538)F     12,072
    Foreclosed property expense                                 12,011         (72)             -       4,154               16,093
    Other operating expense                                     54,900       1,412            747       3,617    (150)F     60,526
        Total Noninterest Expense                              175,826       3,799          2,012      14,703    (688)     195,652
Income (Loss) Before Minority Interests                         (8,469)      1,679          2,335       1,679       0       (2,776)
     Less:  Minority interest                                        -           -              -         374                  374
Income (Loss) Before Income Taxes and
    Extraordinary Items                                         (8,469)      1,679          2,335       1,305       0       (3,150)
Income tax expense                                               1,138         369            645          60                2,212
Income (Loss) from Continuing Operations                       ($9,607)     $1,310         $1,690      $1,245      $0      ($5,362)

Pro Forma Weighted Average Common Shares                    33,082,120   2,493,333      2,866,667   4,492,917           42,935,037

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (G)                             ($0.29)                                                     ($0.12)

See notes to Pro Forma Combined Financial Statements.


HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1992

                                                                          FIRST       PRO FORMA
                                                                         BANCORP      HIBERNIA
                                                            HIBERNIA   OF LOUISIANA  CORP. (WITH
Unaudited ($ in thousands, except per share data)          CORPORATION     INC.    FIRST BANCORP)

Interest Income
    Interest and fees on loans                                $253,183      $6,286       $259,469
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                            89,131       4,940         94,071
        Obligations of states and political subdivisions             3         555            558
    Trading account interest                                        99           -             99
    Interest on time deposits in domestic banks                    223         132            355
    Interest on federal funds sold and securities
        purchased under agreements to resell                    14,095         146         14,241
        Total Interest Income                                  356,734      12,059        368,793
Interest Expense
    Interest on deposits                                       141,502       4,737        146,239
    Interest on federal funds purchased and
        securities sold under agreements to repurchase           6,515          69          6,584
    Interest on debt and other                                  11,439         186         11,625
        Total Interest Expense                                 159,456       4,992        164,448
Net Interest Income                                            197,278       7,067        204,345
    Provision for possible loan losses                          66,275         710         66,985
Net Interest Income After Provision for
    Possible Loan Losses                                       131,003       6,357        137,360
Noninterest Income
    Trust fees                                                  12,263           7         12,270
    Service charges on deposits                                 31,870         661         32,531
    Other service, collection and exchange charges              13,928         523         14,451
    Gain on settlement of acquired loans                         4,151           -          4,151
    Loss on planned sale of Texas bank                          (2,934)          -         (2,934)
    Other operating income                                       9,972           6          9,978
    Securities gains, net                                       17,190          60         17,250
        Total Noninterest Income                                86,440       1,257         87,697
Noninterest Expense
    Salaries and employee benefits                              86,141       2,404         88,545
    Occupancy expense, net                                      23,275         634         23,909
    Equipment expense                                           13,447         308         13,755
    Data processing expense                                     17,477         205         17,682
    Foreclosed property expense                                 16,302         (30)        16,272
    Other operating expense                                     68,716       1,550         70,266
        Total Noninterest Expense                              225,358       5,071        230,429
Income (Loss) Before Income Taxes and
    Extraordinary Items                                         (7,915)      2,543         (5,372)
Income tax expense                                                   -         598            598
Income (Loss) from Continuing Operations                       ($7,915)     $1,945        ($5,970)

Pro Forma Weighted Average Common Shares                    29,608,279   4,800,000     34,408,279

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (G)                                                        ($0.17)

See notes to Pro Forma Combined Financial Statements.


HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1992
(cont.)
                                                            PRO FORMA                                FIRST                 TOTAL
                                                            HIBERNIA    COMMERCIAL     BASTROP    CONTINENTAL     PRO    PRO FORMA
                                                           CORP. (WITH BANCSHARES,    NATIONAL    BANCSHARES,     FORMA  HIBERNIA
Unaudited ($ in thousands, except per share data)         FIRST BANCORP    INC.         BANK          INC.        ADJ.  CORPORATION
Interest Income
    Interest and fees on loans                                $259,469      $6,489         $3,410     $24,612             $293,980
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                            94,071       5,619          4,775       7,017              111,482
        Obligations of states and political subdivisions           558          70            572           2                1,202
    Trading account interest                                        99           -              -           -                   99
    Interest on time deposits in domestic banks                    355           4              2           -                  361
    Interest on federal funds sold and securities
        purchased under agreements to resell                    14,241         230            178         549               15,198
        Total Interest Income                                  368,793      12,412          8,937      32,180              422,322
Interest Expense
    Interest on deposits                                       146,239       5,497          3,743      12,169              167,648
    Interest on federal funds purchased and
        securities sold under agreements to repurchase           6,584           -              4         322                6,910
    Interest on debt and other                                  11,625         377             11       1,353               13,366
        Total Interest Expense                                 164,448       5,874          3,758      13,844              187,924
Net Interest Income                                            204,345       6,538          5,179      18,336              234,398
    Provision for possible loan losses                          66,985         150             40       1,152               68,327
Net Interest Income After Provision for
    Possible Loan Losses                                       137,360       6,388          5,139      17,184              166,071
Noninterest Income
    Trust fees                                                  12,270           2              -         577               12,849
    Service charges on deposits                                 32,531         713            481       2,726               36,451
    Other service, collection and exchange charges              14,451         183            179         932               15,745
    Gain on settlement of acquired loans                         4,151           -              -           -                4,151
    Loss on planned sale of Texas bank                          (2,934)          -              -           -               (2,934)
    Other operating income                                       9,978          22             31         640    (762)F      9,909
    Securities gains, net                                       17,250          44             22          20               17,336
        Total Noninterest Income                                87,697         964            713       4,895    (762)      93,507
Noninterest Expense
    Salaries and employee benefits                              88,545       2,565          1,336       7,034               99,480
    Occupancy expense, net                                      23,909         407            218         726               25,260
    Equipment expense                                           13,755         387            133         744               15,019
    Data processing expense                                     17,682          22             14         747    (739)F     17,726
    Foreclosed property expense                                 16,272        (124)             -       6,554               22,702
    Other operating expense                                     70,266       1,868          1,118       5,592     (23)F     78,821
        Total Noninterest Expense                              230,429       5,125          2,819      21,397    (762)     259,008
Income (Loss) Before Income Taxes and
    Extraordinary Items                                         (5,372)      2,227          3,033         682       0          570
Income tax expense                                                 598         638            854         232                2,322
Income (Loss) from Continuing Operations                       ($5,970)     $1,589         $2,179        $450      $0      ($1,752)

Pro Forma Weighted Average Common Shares                    34,408,279   2,493,333      2,866,667   4,492,917           44,261,196

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (G)                             ($0.17)                                                     ($0.04)

See notes to Pro Forma Combined Financial Statements.


HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1991

                                                                          FIRST       PRO FORMA
                                                                         BANCORP      HIBERNIA
                                                            HIBERNIA   OF LOUISIANA  CORP. (WITH
Unaudited ($ in thousands, except per share data)          CORPORATION     INC.    FIRST BANCORP)
Interest Income
    Interest and fees on loans                                $451,675      $5,845       $457,520
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                           114,629       4,743        119,372
        Obligations of states and political subdivisions         4,970         574          5,544
    Trading account interest                                        70           -             70
    Interest on time deposits in domestic banks                    100         324            424
    Interest on federal funds sold and securities
        purchased under agreements to resell                     9,285         386          9,671
        Total Interest Income                                  580,729      11,872        592,601
Interest Expense
    Interest on deposits                                       317,780       6,580        324,360
    Interest on federal funds purchased and
        securities sold under agreements to repurchase          16,177          74         16,251
    Interest on debt and other                                  12,173         319         12,492
        Total Interest Expense                                 346,130       6,973        353,103
Net Interest Income                                            234,599       4,899        239,498
    Provision for possible loan losses                         178,330         432        178,762
Net Interest Income After Provision for
    Possible Loan Losses                                        56,269       4,467         60,736
Noninterest Income
    Trust fees                                                  14,346           6         14,352
    Service charges on deposits                                 34,779         605         35,384
    Other service, collection and exchange charges              19,938         573         20,511
    Credit card income                                           5,251           2          5,253
    Gain on settlement of acquired loans                         9,043           -          9,043
    Other operating income                                       8,512           -          8,512
    Securities gains, net                                       17,801         (17)        17,784
        Total Noninterest Income                               109,670       1,169        110,839
Noninterest Expense
    Salaries and employee benefits                             115,173       2,195        117,368
    Occupancy expense, net                                      28,785         378         29,163
    Equipment expense                                           13,979         211         14,190
    Data processing expense                                     12,548         194         12,742
    Foreclosed property expense                                 24,854          (2)        24,852
    Credit card expense                                          3,136           -          3,136
    Other operating expense                                    110,679       1,317        111,996
        Total Noninterest Expense                              309,154       4,293        313,447
Income (Loss) Before Minority Interests                       (143,215)      1,343       (141,872)
     Less:  Minority interest                                        -           -              -
Income (Loss) Before Income Taxes,
    Extraordinary Item and Cumulative Effect
    of Accounting Change                                      (143,215)      1,343       (141,872)
Income tax expense                                                 782         305          1,087
Income (Loss) from Continuing Operations                     ($143,997)     $1,038      ($142,959)

Pro Forma Weighted Average Common Shares                    28,116,938   4,800,000     32,916,938

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (G)                                                        ($4.34)

See notes to Pro Forma Combined Financial Statements.


HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1991
(cont.)
                                                            PRO FORMA                                FIRST                 TOTAL
                                                            HIBERNIA    COMMERCIAL     BASTROP    CONTINENTAL     PRO    PRO FORMA
                                                           CORP. (WITH BANCSHARES,    NATIONAL    BANCSHARES,     FORMA  HIBERNIA
Unaudited ($ in thousands, except per share data)         FIRST BANCORP    INC.         BANK          INC.        ADJ.  CORPORATION
Interest Income
    Interest and fees on loans                                $457,520      $7,857         $3,648     $26,672             $495,697
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                           119,372       6,002          4,694       5,861              135,929
        Obligations of states and political subdivisions         5,544         229            495           6                6,274
    Trading account interest                                        70           -              -           -                   70
    Interest on time deposits in domestic banks                    424          61             37           -                  522
    Interest on federal funds sold and securities
        purchased under agreements to resell                     9,671         292            470         984               11,417
        Total Interest Income                                  592,601      14,441          9,344      33,523              649,909
Interest Expense
    Interest on deposits                                       324,360       8,216          5,150      17,645              355,371
    Interest on federal funds purchased and
        securities sold under agreements to repurchase          16,251           -              -         543               16,794
    Interest on debt and other                                  12,492         635             19       1,250               14,396
        Total Interest Expense                                 353,103       8,851          5,169      19,438              386,561
Net Interest Income                                            239,498       5,590          4,175      14,085              263,348
    Provision for possible loan losses                         178,762          10             17       1,800              180,589
Net Interest Income After Provision for
    Possible Loan Losses                                        60,736       5,580          4,158      12,285               82,759
Noninterest Income
    Trust fees                                                  14,352           2              -         490               14,844
    Service charges on deposits                                 35,384         754            442       2,629               39,209
    Other service, collection and exchange charges              20,511         218            162         884               21,775
    Credit card income                                           5,253           -              -         160                5,413
    Gain on settlement of acquired loans                         9,043           -              -           -                9,043
    Other operating income                                       8,512          27             37         368    (799)F      8,145
    Securities gains, net                                       17,784          22           (278)        179               17,707
        Total Noninterest Income                               110,839       1,023            363       4,710    (799)     116,136
Noninterest Expense
    Salaries and employee benefits                             117,368       2,510          1,231       6,954              128,063
    Occupancy expense, net                                      29,163         411            265         899               30,738
    Equipment expense                                           14,190         453             85         851               15,579
    Data processing expense                                     12,742          17             17         665    (658)F     12,783
    Foreclosed property expense                                 24,852         244              -       3,685               28,781
    Credit card expense                                          3,136           -              -           -                3,136
    Other operating expense                                    111,996       1,935            884       4,469    (141)F    119,143
        Total Noninterest Expense                              313,447       5,570          2,482      17,523    (799)     338,223
Income (Loss) Before Minority Interests                       (141,872)      1,033          2,039        (528)      0     (139,328)
     Less:  Minority interest                                        -           -              -         311                  311
Income (Loss) Before Income Taxes,
    Extraordinary Item and Cumulative Effect
    of Accounting Change                                      (141,872)      1,033          2,039        (839)      0     (139,639)
Income tax expense                                               1,087         163            478           -                1,728
Income (Loss) from Continuing Operations                     ($142,959)       $870         $1,561       ($839)     $0    ($141,367)

Pro Forma Weighted Average Common Shares                    32,916,938   2,493,333      2,866,667   4,492,917           42,769,855

Pro Forma Income (Loss) Per Common Share
     from Continuing Operations (G)                             ($4.34)                                                     ($3.31)

See notes to Pro Forma Combined Financial Statements.


HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1990

                                                                          FIRST       PRO FORMA
                                                                         BANCORP      HIBERNIA
                                                            HIBERNIA   OF LOUISIANA  CORP. (WITH
Unaudited ($ in thousands, except per share data)          CORPORATION     INC.    FIRST BANCORP)
Interest Income
    Interest and fees on loans                                $561,693      $5,314       $567,007
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                           120,501       4,241        124,742
        Obligations of states and political subdivisions        12,000         524         12,524
    Trading account interest                                       106           -            106
    Interest on time deposits in domestic banks                    164         290            454
    Interest on federal funds sold and securities
        purchased under agreements to resell                     5,041         513          5,554
        Total Interest Income                                  699,505      10,882        710,387
Interest Expense
    Interest on deposits                                       400,108       6,437        406,545
    Interest on federal funds purchased and
        securities sold under agreements to repurchase          30,139          46         30,185
    Interest on debt and other                                   7,940         394          8,334
        Total Interest Expense                                 438,187       6,877        445,064
Net Interest Income                                            261,318       4,005        265,323
    Provision for possible loan losses                         166,825         440        167,265
Net Interest Income After Provision for
    Possible Loan Losses                                        94,493       3,565         98,058
Noninterest Income
    Trust fees                                                  13,834           5         13,839
    Service charges on deposits                                 29,019         533         29,552
    Other service, collection and exchange charges              18,942         413         19,355
    Credit card income                                          22,910          11         22,921
    Gain on settlement of acquired loans                        20,924           -         20,924
    Other operating income                                      12,099           -         12,099
    Securities gains (losses), net                              11,722           4         11,726
        Total Noninterest Income                               129,450         966        130,416
Noninterest Expense
    Salaries and employee benefits                             106,431       2,162        108,593
    Occupancy expense, net                                      23,234         394         23,628
    Equipment expense                                           11,777         205         11,982
    Data processing expense                                     11,336         158         11,494
    Foreclosed property expense                                 13,235        (201)        13,034
    Credit card expense                                         13,655           -         13,655
    Other operating expense                                     69,340       1,044         70,384
        Total Noninterest Expense                              249,008       3,762        252,770
Income (Loss) Before Minority Interests                        (25,065)        769        (24,296)
     Less:  Minority interest                                        -           -              -
Income (Loss) Before Income Taxes                              (25,065)        769        (24,296)
Income tax expense (benefit)                                   (14,070)         87        (13,983)
Net Income (Loss) from Continuing Operations                  ($10,995)       $682       ($10,313)

Pro Forma Weighted Average Common Shares                    27,453,340   4,800,000     32,253,340

Pro Forma Income (Loss) Per Common Share
    from Continuing Operations (G)                                                         ($0.32)

See notes to Pro Forma Combined Financial Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED STATEMENT OF INCOME
Year Ended December 31, 1990
(cont.)
                                                            PRO FORMA                                FIRST                 TOTAL
                                                            HIBERNIA    COMMERCIAL     BASTROP    CONTINENTAL     PRO    PRO FORMA
                                                           CORP. (WITH BANCSHARES,    NATIONAL    BANCSHARES,     FORMA  HIBERNIA
Unaudited ($ in thousands, except per share data)         FIRST BANCORP    INC.         BANK          INC.        ADJ.  CORPORATION
Interest Income
    Interest and fees on loans                                $567,007      $8,238         $4,131     $29,015             $608,391
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                           124,742       5,683          4,117       6,893              141,435
        Obligations of states and political subdivisions        12,524         402            696          18               13,640
    Trading account interest                                       106           -              -           -                  106
    Interest on time deposits in domestic banks                    454          12             97          13                  576
    Interest on federal funds sold and securities
        purchased under agreements to resell                     5,554         514            735         987                7,790
        Total Interest Income                                  710,387      14,849          9,776      36,926              771,938
Interest Expense
    Interest on deposits                                       406,545       9,089          5,762      21,546              442,942
    Interest on federal funds purchased and
        securities sold under agreements to repurchase          30,185           -              -       2,671               32,856
    Interest on debt and other                                   8,334         843             23       1,461               10,661
        Total Interest Expense                                 445,064       9,932          5,785      25,678              486,459
Net Interest Income                                            265,323       4,917          3,991      11,248              285,479
    Provision for possible loan losses                         167,265       1,310             86       3,101              171,762
Net Interest Income After Provision for
    Possible Loan Losses                                        98,058       3,607          3,905       8,147              113,717
Noninterest Income
    Trust fees                                                  13,839           2              -         515               14,356
    Service charges on deposits                                 29,552         740            415       2,612               33,319
    Other service, collection and exchange charges              19,355         243            161         607               20,366
    Credit card income                                          22,921           -              -         130               23,051
    Gain on settlement of acquired loans                        20,924           -              -           -               20,924
    Other operating income                                      12,099         161              7         211    (850)F     11,628
    Securities gains (losses), net                              11,726         (57)          (396)       (343)              10,930
        Total Noninterest Income                               130,416       1,089            187       3,732    (850)     134,574
Noninterest Expense
    Salaries and employee benefits                             108,593       2,739          1,209       6,559              119,100
    Occupancy expense, net                                      23,628         441            318       1,074               25,461
    Equipment expense                                           11,982         519             85         952               13,538
    Data processing expense                                     11,494          14             45         745    (734)F     11,564
    Foreclosed property expense                                 13,034         494              -       4,067               17,595
    Credit card expense                                         13,655           -              -           -               13,655
    Other operating expense                                     70,384       2,043            727       8,163    (116)F     81,201
        Total Noninterest Expense                              252,770       6,250          2,384      21,560    (850)     282,114
Income (Loss) Before Minority Interests                        (24,296)     (1,554)         1,708      (9,681)      0      (33,823)
     Less:  Minority interest                                        -           -              -          66                   66
Income (Loss) Before Income Taxes                              (24,296)     (1,554)         1,708      (9,747)      0      (33,889)
Income tax expense (benefit)                                   (13,983)       (687)           314           -              (14,356)
Net Income (Loss) from Continuing Operations                  ($10,313)      ($867)        $1,394     ($9,747)     $0     ($19,533)

Pro Forma Weighted Average Common Shares                    32,253,340   2,493,333      2,866,667   4,492,917           42,106,257

Pro Forma Income (Loss) Per Common Share
    from Continuing Operations (G)                              ($0.32)                                                     ($0.46)

See notes to Pro Forma Combined Financial Statements.

                         PROPOSED MERGER

     This section of the Proxy Statement-Prospectus describes certain aspects of the Merger. The following description does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Appendix A to this Proxy Statement-Prospectus and is incorporated herein by reference. All shareholders are urged to read the Agreement carefully and in its entirety.

Background and Reasons for Merger

     As a result of recent improvement in the Louisiana economy, there has been a sharp increase in the level of interest in and the number of acquisitions of financial institutions in Louisiana. One of the responsibilities of the Board of Directors of First Bancorp is to consider various strategic alternatives, including whether to affiliate with a larger, more diversified financial organization, as viable opportunities might arise.

     In May 1993, another bank holding company unaffiliated with First Bancorp or Hibernia contacted First Bancorp about a proposed affiliation. Extensive discussions were held with this bank holding company over the ensuing months. In October 1993, Hibernia contacted representatives of First Bancorp and expressed a similar interest in a proposed affiliation. After several meetings and extensive negotiations, the Merger Agreement was executed on November 4, 1993, which called for an exchange of Hibernia Common Stock for all of the outstanding shares of First Bancorp in a tax-free merger.

     In determining that the Merger was in the best interests of First Bancorp and its stockholders, the Board of Directors of First Bancorp considered a numerous factors, including: (a) the business, earnings and potential for future growth of First Bancorp and Hibernia; (b) potential operational and managerial benefits that could be derived from the Merger; (c) the consideration to be received by First Bancorp stockholders in the Merger in relation to the book value and earnings of First Bancorp; (d) the prices paid for First Bancorp stock in the limited trades known to First Bancorp management; (e) prices paid in similar merger transactions;
(f) the tax-free nature of the stock-for-stock exchange; (g) the liquidity provided by holding shares of Hibernia which are traded on the NYSE; and (h) the fairness opinion issued by Austin Associates.

     Based on the foregoing, the Board of Directors of First Bancorp has unanimously approved the Agreement and believes that the Merger is in the best interests of the shareholders, and recommends that the shareholders vote FOR the Merger. The Board of Directors has received from Austin Associates an opinion that the terms of the Merger are fair, from a financial point of view, to the common shareholders of First Bancorp. See "PROPOSED MERGER -- Opinion of Financial Advisor." First Bancorp's Board believes that the Merger will provide significant value to all First Bancorp shareholders and will enable them to participate in opportunities for growth that First Bancorp's Board believes the Merger makes possible.

Terms of the Merger

     On the Effective Date, each outstanding share of First Bancorp Common Stock (other than shares held by dissenting shareholders) will be converted into the number of shares of Hibernia Common Stock determined in accordance with the following formula: ($36.0 million divided by 237,676 (the number of outstanding shares of First Bancorp Common Stock taking into account the issuance of 30,064 shares as a result of conversion of certain convertible debentures)) divided by the Fair Market Value of Hibernia Common Stock. The Fair Market Value of the Hibernia Common Stock will be the average of the high and low trading prices of the stock for the ten business days prior to the last trading day immediately preceding the Closing Date. For example, if the Fair Market Value of the Hibernia Common Stock is $7.50, each share of First Bancorp Common Stock will be exchanged for _____ shares of Hibernia Common Stock.

     The Agreement also provides that the aggregate value of Hibernia Common Stock to be exchanged for First Bancorp Common Stock will be increased if the closing of the Merger does not occur on or before March 31, 1994 and the book value of First Bancorp is at least $15 million in each month after that date prior to the Closing Date. In that event, the increase in value, to be paid in shares of Hibernia Common Stock, will be the lesser of (i) the net aggregate after-tax income of First Bancorp for each full month ended after March 31, 1994 and prior to the Closing Date, and (ii) $250,000.

     The Agreement also provides for a minimum value of $10.00 per share of Hibernia Common Stock in the event Hibernia enters into a merger in which Hibernia is not the surviving entity or sells all or substantially all of its assets prior to the Closing Date of the Merger.

     Upon the effectiveness of the Merger, the conversion of shares of First Bancorp Common Stock to Hibernia Common Stock will be automatic, and First Bancorp shareholders will automatically be entitled to all of the rights and privileges afforded to Hibernia shareholders as of such date.

     For a discussion of the rights of dissenting shareholders, see "PROPOSED MERGER -- Rights of Dissenting Shareholders."

Advice and Opinion of Financial Advisor

     First Bancorp retained the financial institution consulting firm of Austin Associates, Inc., Toledo, Ohio ("Austin Associates"), as financial advisor in connection with the proposed Merger. Prior to execution of the Agreement, Austin Associates orally advised the Board of Directors that the terms of the Merger provided fair consideration to First Bancorp shareholders. Austin Associates subsequently delivered to the Board of Directors of First Bancorp its written opinion dated ________, 1994 that, based on the matters set forth therein, the terms of the Merger as provided for in the Agreement are fair to First Bancorp's stockholders from a financial point of view. A copy of Austin Associates' opinion is set forth as Appendix B to this Proxy Statement-Prospectus and should be read in its entirety.

     Austin Associates, as part of its financial institution consulting business, is routinely engaged in the valuation of banks and other financial institutions and their securities in connection with mergers and acquisitions and other transactions. First Bancorp retained Austin Associates on the basis of its reputation and its experience in evaluating financial institutions. In addition, Austin Associates had performed consulting services for First Bancorp in the past and was familiar with First Bancorp and its operations. The terms of the Merger were negotiated between the respective managements of First Bancorp and Hibernia. Austin Associates did not participate in direct negotiations between the parties.

     In rendering its opinion, Austin Associates reviewed, among other things: (1) this Proxy Statement-Prospectus; (2) the financial statements of First Bancorp and Hibernia for the years 1990 through 1993; (3) certain other publicly available information on First Bancorp and Hibernia; (4) publicly available information regarding the performance of certain other companies whose business activities were believed by Austin Associates to be generally comparable to those of First Bancorp and Hibernia; (5) the financial terms, to the extent publicly available, of certain comparable transactions; and (6) conducted such other analysis and reviewed such other information as Austin Associates deemed relevant.

     Austin Associates did not conduct a physical inspection of any of the properties or assets of First Bancorp or Hibernia. Austin Associates has assumed and relied upon the accuracy and completeness of the financial and other information provided to it or publicly available, has relied upon the representations and warranties of First Bancorp and Hibernia made in the Agreement, and has not independently attempted to verify any of such information. Austin Associates has also assumed that the conditions to the Merger as set forth in the Merger Agreement would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement. No limitations were imposed by First Bancorp upon Austin Associates on the scope of its investigation nor were any specific instructions given to Austin Associates in connection with its fairness opinion.

     For Austin Associates' services as financial advisor in the proposed transaction, First Bancorp will pay Austin Associates fees of $76,000, of which $25,000 will be paid for the issuance of the fairness opinion. In addition, First Bancorp has agreed to reimburse Austin Associates for reasonable out-of-pocket expenses and indemnify Austin Associates against certain liabilities, including liabilities under the securities laws.

Surrender of Certificates

     As soon as practicable after the Effective Date, the transfer agent of Hibernia, in its capacity as Exchange Agent, will mail all non-dissenting shareholders of First Bancorp a letter of transmittal, together with instructions for the exchange of their First Bancorp Common Stock certificates for certificates representing Hibernia Common Stock. Until so exchanged, each certificate representing First Bancorp Common Stock outstanding immediately prior to the Effective Date shall be deemed for all purposes to evidence ownership of the number of shares of Hibernia Common Stock into which such shares have been converted on the Effective Date. Shareholders should not send their First Bancorp Common Stock certificates for surrender until they receive further instructions from the Exchange Agent.

Representations and Warranties; Conditions to the Merger; Waiver

     The Agreement contains representations and warranties by First Bancorp regarding, among other things, its organization, authority to enter into the Agreement, capitalization, properties, financial statements, pending and threatened litigation, contractual obligations and contingent liabilities. The Agreement also contains representations and warranties by Hibernia regarding, among other things, its organization and authority to enter into the Agreement, capitalization, financial statements and other public reports. Except as otherwise provided in the Agreement, these representations and warranties will not survive the Effective Date.

     The obligations of Hibernia and First Bancorp to consummate the Merger and the Bank Merger are conditioned upon, among other things, approval of the Agreement by First Bancorp's shareholders; the receipt of necessary regulatory approvals, including the approval of the OCC and the Federal Reserve without any materially burdensome conditions; the receipt of an opinion to the effect that the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of
Section 368 of the Code and that, to the extent First Bancorp Common Stock is exchanged for Hibernia Common Stock, First Bancorp's shareholders will recognize no gain or loss for federal income tax purposes with respect to such exchange; the effectiveness under the Securities Act of a registration statement relating to the Hibernia Common Stock to be issued in connection with the Merger and the absence of a stop order suspending such effectiveness; the absence of an order, decree or injunction enjoining or prohibiting the consummation of the Merger and the Bank Merger; the receipt of all required state securities law permits or authorizations; the accuracy of the representations and warranties set forth in the Agreement as of the Closing Date; the listing of the Hibernia Common Stock to be issued in the Merger on the NYSE; the receipt of certain opinions of counsel; in the case of First Bancorp, the receipt of certain opinions of Austin Associates and, in the case of Hibernia, the absence of an event that would preclude the Merger from being accounted for as a pooling-of-interests. In this regard, Hibernia may abandon the Merger if First Bancorp shareholders holding more than 10% of the outstanding First Bancorp Common Stock exercise and perfect dissenters' rights.

     Except with respect to any required shareholder or regulatory approval, substantially all of the conditions to consummation of the Merger may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that no such waiver, amendment or supplement executed after approval of the Agreement by First Bancorp's shareholders may reduce the Exchange Ratio.

Regulatory and Other Approvals

     Hibernia is a registered bank holding company and as such is regulated by the Federal Reserve Board. The approval of the Federal Reserve Board of the Merger is required in order to consummate the Merger, and the Merger must be consummated within 90 calendar days after such approval is obtained.

     HNB is regulated by the OCC, and the Bank Merger consequently must be approved by the OCC before it may be effected.

     When the approval of the Federal Reserve and the OCC have been obtained, First Bancorp and Hibernia must wait at least 30 days prior to consummating the Merger. During this 30-day period, the Department of Justice may object to the Merger on antitrust grounds.

     The shares of Hibernia Common Stock offered pursuant to the Proxy Statement-Prospectus will be registered with the Securities and Exchange Commission and the state securities regulators in those states that require such registration. The shares will also be listed on the NYSE.

     The regulatory approvals sought in connection with the Merger and the Bank Merger may be obtained or denied prior to or after the Special Meeting. The vote on the Merger at the Special Meeting is not dependent or conditioned upon receipt of any such approvals prior to the Special Meeting. Even if the Merger is approved at the Special Meeting, it may not be consummated thereafter. Failure to receive the requisite regulatory approvals will result in a termination of the Agreement.

Business Pending the Merger

     Under the terms of the Agreement, neither First Bancorp nor the Banks may, without the prior written consent of Hibernia or as otherwise provided in the Agreement: (i) create or issue any additional shares of capital stock or any options or other rights to purchase or acquire shares of capital stock; (ii) enter into employment contracts with directors, officers or employees or otherwise agree to increase the compensation of or pay any bonus to such persons except in accordance with existing policy; (iii) enter into or substantially modify any employee benefits plans; (iv) establish any automatic teller machines or branch or other banking offices; (v) make any capital expenditure(s) in excess of $100,000;
(vi) merge with any other company or bank or liquidate or otherwise dispose of its assets; or (vii) acquire another company or bank (except in connection with foreclosures of bona fide loan transactions). In addition, First Bancorp may not solicit bids or other transactions that would result in a merger of First Bancorp or the Banks with an entity other than Hibernia or HNB. First Bancorp may pay normal and customary dividends prior to the Closing Date.

Effective Date of the Merger; Termination

     After all conditions to consummation of the Merger have been satisfied or waived, the effective date shall be the date and time that the Merger will become effective as of the date and time of the issuance by the Louisiana Secretary of State of a certificate of merger relating to the Merger (the "Effective Date").

     Prior to the Effective Date, the Agreement may be terminated by either party, whether before or after approval of the Agreement and the Merger by First Bancorp's shareholders: (i) in the event of a material breach by the other party of any representation, warranty or covenant which has not been cured within the period allowed by the Agreement; (ii) if any of the conditions precedent to the obligations of such party to consummate the Merger have not been satisfied, fulfilled or waived as of the Closing Date; (iii) if any application for any required federal or state regulatory approval has been denied, and the time for all appeals of such denial has run; (iv) if the shareholders of First Bancorp fail to approve the Merger at the Special Meeting; or (v) in the event that the Merger is not consummated by September 30, 1994. The Agreement also may be terminated at any time by the mutual consent of the parties. In the event of termination, the Agreement becomes null and void, except that certain provisions thereof relating to expenses and confidentiality and the accuracy of information provided for inclusion in the Registration Statement of which this Prospectus is a part survive any such termination and any such termination does not relieve any breaching party from liability for any uncured breach of any covenant or agreement giving rise to such termination.

Management and Operations After the Merger

     On the Effective Date, First Bancorp will be merged with and into Hibernia. Immediately thereafter, the Banks will merge with and into HNB and the separate existences of First Bancorp and the Banks will cease. The offices of the Banks will operate as branch banking offices of HNB. The employees of the Banks on the Effective Date will become employees of HNB as of the Effective Date and will be employed on an "at will" basis thereafter, subject to any existing employment agreements or similar contractual obligations assumed by Hibernia.

     The Boards of Directors of Hibernia and HNB following the Merger shall consist of those persons serving as directors immediately prior thereto. Certain information regarding the directors of Hibernia elected at its annual meeting of shareholders on April 27, 1993 is contained in documents incorporated herein by reference. See "AVAILABLE INFORMATION." The directors of First Bancorp and the Banks will resign their positions as directors as of the Effective Date. Some of these directors may serve on an advisory board of Hibernia after the Merger. See "PROPOSED MERGER
- -- Interests of Certain Persons in the Merger."

Certain Differences in Rights of Shareholders

     If the shareholders of First Bancorp approve the Merger and the Merger is subsequently consummated, all shareholders of First Bancorp, other than any shareholders who exercise and perfect dissenters' rights, will become shareholders of Hibernia. As shareholders of Hibernia, their rights will be governed by and subject to Hibernia's Articles of Incorporation and Bylaws, rather than First Bancorp's Articles of Incorporation and Bylaws. The following is a summary of the principal differences between the rights of shareholders of First Bancorp and Hibernia not described elsewhere in this Proxy Statement-Prospectus.

     Liquidity of Stock. There currently is no ready market for the shares of First Bancorp Common Stock, and such a market is not likely to develop in the future. The shares of Hibernia Common Stock that will be issued in the Merger will be registered under applicable securities laws and may therefore be freely resold by persons who are not "affiliates" of First Bancorp or Hibernia. In addition, the Hibernia Common Stock is listed on the NYSE and actively traded on that exchange. Current quotes of the market price of Hibernia Common Stock are available from brokerage firms and other securities professionals, as well as other sources, and are published in major newspapers on a daily basis.

     Preemptive Rights. Neither shareholders of Hibernia nor First Bancorp have preemptive rights.

     Removal of Directors. Shareholders of Hibernia may remove a director for cause (defined as gross negligence or wilful misconduct) by the vote of a majority of the total voting power and may remove a director without cause by a vote of two-thirds of the total voting power. One or more directors of First Bancorp may be removed by the affirmative vote of 75% of the total power present at a meeting called for that purpose.

     Amendment of Articles and Bylaws. Hibernia's Articles of Incorporation may be amended by a vote of a majority of the voting power present at any meeting called for that purpose. The Articles of Incorporation of First Bancorp may be amended by the affirmative vote of two-thirds of the voting power present at a meeting called for that purpose.

     The Bylaws of Hibernia may be amended or repealed by a vote of two-thirds of the total voting power outstanding or by a vote of two-thirds of the "continuing directors" of the company, as defined in the Bylaws. A "continuing director" for this purpose is generally a director who was nominated for election by a majority of the existing directors. The Bylaws of First Bancorp may be amended by the affirmative vote of a majority of the voting power present at any meeting called for that purpose.

     Special Meetings of Shareholders. Special meetings of the shareholders of Hibernia may be called by the Chairman of the Board, the President, the Chief Executive Officer or the Treasurer of Hibernia. In addition, shareholders holding one-fifth or more of the total voting power of Hibernia may request a special meeting of shareholders and, upon receipt of such request, the Secretary of Hibernia is required to call a special meeting of the shareholders. A special meeting of shareholders of First Bancorp may be called at any time by the President, the Board of Directors, or the Shareholders of not less than ten percent (10%) of all shares entitled to vote at such meeting.

     Shareholder Proposals. Hibernia's Bylaws contain certain provisions expressly allowing shareholders to submit such proposal and to nominate individuals for election as directors, under certain circumstances and provided the shareholder complies with all of the conditions set forth in those provisions.

     Certain Transfer Restrictions Relating to 5-Percent Shareholders. Article IX of Hibernia's Articles of Incorporation restricts transfers of equity interests in the Hibernia under certain circumstances. This restriction (the "5-Percent Restriction") is intended to protect Hibernia from certain transfers of equity interests which could have a material adverse effect on Hibernia's ability to use certain tax benefits to reduce its taxable income. Under the 5-Percent Restriction, if, before December 29, 1995, a shareholder transfers or agrees to transfer Hibernia stock or stock equivalents, the transfer will be prohibited and void to the extent that it would result under applicable Federal income tax rules in the identification of a new "5-percent shareholder" of Hibernia or an increase in the percentage stock ownership of any existing "5-percent shareholder" is increased.

      The 5-Percent Restriction does not apply to any transfer which has been approved in advance by the Board of Directors of Hibernia, or which is made in compliance with exceptions established from time to time by resolution of the Board of Directors. The Board of Directors may withhold its approval of a transfer only if, in its judgment, the transfer may result in any limitation on the use by Hibernia of its net operating loss carryforwards or built-in tax losses or other tax attributes. The Board of Directors may adopt further resolutions exempting additional transfers from the 5-Percent Restriction.

     The 5-Percent Restriction may adversely affect the marketability of the Hibernia Common Stock by discouraging potential investors from acquiring equity securities of Hibernia.
However, since its adoption in September 1992, the 5-Percent
Restriction does not appear to have had any such adverse affect on the marketability of the Hibernia Common Stock.

     While the 5-Percent Restriction may have the effect of impeding a shareholder's attempt to acquire a significant or controlling interest in Hibernia, the purpose of the 5-Percent Restriction is to preserve the tax benefits of Hibernia's previous losses, not to insulate management from change. Management of Hibernia believes the tax benefits outweigh any anti-takeover impact of the 5-Percent Restriction. Any anti-takeover effect of the 5-Percent Restriction will end with the termination of the 5-Percent Restriction on December 29, 1995.

     Indemnification of Officers and Directors. Hibernia's Articles of Incorporation provide for indemnification of officers and directors of the company under the circumstances permitted by Louisiana law. This indemnification provision requires indemnification, except as prohibited by law, of officers and directors of Hibernia or any of its wholly-owned subsidiaries against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (including any action by or in the right of Hibernia) by reason of the fact that the person served as an officer or director of Hibernia or one of its subsidiaries. Officers and directors may only be indemnified against expenses in cases brought by the officer or director against Hibernia if the action is a claim for indemnification, the officer or director prevails in the action, or indemnification is included in any settlement or is awarded by the court. The indemnification provision further requires Hibernia to advance defense costs to officers and directors in such suits and proceedings upon receipt of an undertaking to repay such expenses unless it is ultimately determined that the officer or director is entitled to indemnification as authorized by the Article.

     First Bancorp's Articles of Incorporation provide that First Bancorp shall indemnify its directors, officers, employees, and agents of the Corporation and may purchase and maintain liability insurance for such persons as, and to the extent, permitted by Louisiana law.

Interests of Certain Persons in the Merger

     Indemnification of First Bancorp Directors. The terms of the Merger include certain provisions that protect the officers and directors of First Bancorp and the Banks from and against liability for actions arising while they served in those capacities for First Bancorp and/or the Banks. The Agreement provides for indemnification of such persons to the same extent as they would have been indemnified under the Articles of Incorporation and Bylaws of Hibernia in effect on November 4, 1993, except that the Agreement limits Hibernia's aggregate liability for such indemnification to $12 million and requires each officer and director eligible for such indemnification to execute a joinder agreement in which such persons agree to cooperate with Hibernia in any litigation or proceeding giving rise to a claim of indemnification. The indemnification provisions of the Agreement do not apply to claims of which such persons were aware or should have been aware on or prior to the Closing Date as to which First Bancorp's or either of the Banks' director and officer liability insurance carrier was not notified prior to the Closing.

     The Agreement also provides for indemnification of First Bancorp's officers, directors and certain affiliates from and against liability arising under the Securities Act or otherwise if such liability arises out of or is based on an untrue statement or omission of a material fact required to be stated therein or necessary to make the statements made therein not misleading. This indemnification does not apply to statements made in reliance on information furnished to Hibernia by First Bancorp for use in the Registration Statement, including this Proxy Statement-Prospectus.

     Employment Agreements. Hibernia has executed, subject to consummation of the Merger, employment agreements with J. Herbert Boydstun, President of First Bancorp, and Malcolm E. Maddox, President of FNB . In addition, SNB entered into an employment agreement in November 1993 with John R. Ulmer, President of SNB, which would be assumed by Hibernia if the Merger is consummated. Each of these contracts provides for employment for a period of three years after the date thereof and salaries at the levels currently earned by those individuals, with annual salary increases and bonuses based upon Hibernia's policies and the performance of each individual. Mr. Boydstun's contract includes a minimum bonus of $46,000, and Mr. Maddox's contract includes a minimum bonus of $25,000. Each contract may be terminated for cause by Hibernia without liability for further payments thereunder. The agreements may also be terminated without cause by Hibernia or for "good reason", as defined therein, by the individual, which termination would require Hibernia to pay the individual the salary provide for therein for the remainder of the unexpired term of the contract. For purposes of these contracts, "good reason" is generally defined as a material diminution or other adverse change in the duties and responsibilities of the employee or requiring the employee to relocate without his consent.

     Advisory Board of Directors. If the Merger occurs, HNB is considering the creation of an Advisory Board of Directors for the Northeast Region. If the Advisory Board is created, the number and identities of the persons who would serve on that Board has not been determined, but the Board, if created, is likely to include some members of the Board of Directors of the Banks. The function and authority some of such a Board has not yet been determined. If such a Board is created, the members of the Advisory Board would be compensated for their attendance at each meeting of the board in an amount that has not been determined but that is expected to be comparable to the amounts currently paid to HNB's other advisory boards.

     Repurchase of SNB Shares. Pursuant to the terms of agreements executed by directors of SNB in August 1993, the directors' qualifying shares purchased by such directors will be repurchased by SNB at the time the directors resign their positions. The directors are expected to resign their positions on or before the Closing Date. The amount to be paid to each director is $1,000 (the amount originally paid by the director for the shares) plus interest at a rate of 8% per annum. For this purpose, interest will be calculated from the date the director purchased the shares through the date of his resignation from the SNB board of directors. These agreements provide for such a repurchase regardless of the reason for the director's resignation, and, therefore, these amounts would be required to be paid in certain circumstances even if the merger did not occur.

Certain Federal Income Tax Consequences

     The following is a summary description of certain federal income tax consequences of the Merger; it is not intended to be a complete description of the federal income tax consequences of the Merger. Tax laws are complex, and each shareholder's individual circumstances may affect the tax consequences to such shareholder. In addition, no information is provided with respect to the tax consequences of the Merger under applicable state, local or other tax laws. Each shareholder is therefore urged to consult a tax advisor regarding the tax consequences of the Merger to him or her.

     Consummation of the Merger is conditioned upon the receipt of an opinion to the effect that the Merger, when consummated in accordance with the terms of the Agreement will constitute a reorganization within the meaning of Section 368 of the Code, and that the exchange of First Bancorp Common Stock for Hibernia Common Stock will not give rise to the recognition of gain or loss for federal income tax purposes to First Bancorp's shareholders with respect to such exchange. See "PROPOSED MERGER -- Representations and Warranties; Conditions to the Merger; Waiver."

     If the Merger constitutes a reorganization within the meaning of Section 368 of the Code: (i) no gain or loss will be recognized by First Bancorp, the Banks, Hibernia or HNB by reason of the Merger; (ii) a shareholder of First Bancorp will not recognize any gain or loss for federal income tax purposes to the extent Hibernia Common Stock is received in the Merger in exchange for First Bancorp Common Stock; (iii) the tax basis in the Hibernia Common Stock received by a shareholder of First Bancorp will be the same as the tax basis in the First Bancorp Common Stock surrendered in exchange therefor; and (iv) the holding period, for federal income tax purposes, for Hibernia Common Stock received in exchange for First Bancorp Common Stock will include the period during which the shareholder held the First Bancorp Common Stock surrendered in the exchange, provided that the First Bancorp Common Stock was held as a capital asset at the Effective Date.

     The Louisiana income tax treatment to the shareholders of First Bancorp should be substantially the same as the federal income tax treatment to the shareholders of First Bancorp described above. Shareholders residing in states other than Louisiana are encouraged to consult their tax advisors regarding the state income tax implications of the Merger to them.

     The parties have received the opinion of Ernst & Young, certified public accountants, as to the matters described in this section, a copy of which is attached hereto as Appendix D. As noted in the opinion, the opinion is based upon certain representations and assumptions described therein. Shareholders of First Bancorp are urged to review the full text of the opinion of Ernst & Young attached hereto as Appendix D with regard to the tax consequences of the Merger to them.

     For information regarding the federal income tax consequences of cash payments received by dissenting shareholders, see "PROPOSED MERGER -- Rights of Dissenting Shareholders."

Resale of Hibernia Common Stock

     The shares of Hibernia Common Stock issuable to shareholders of First Bancorp upon consummation of the Merger have been registered under the Securities Act. It is a condition to closing of the Merger that all shares of Hibernia Common Stock issued in connection with the Merger be approved for listing, upon official notice of issuance, on the NYSE. Such shares may be traded freely by those shareholders not deemed to be affiliates of First Bancorp as that term is defined under the Securities Act. The term "affiliate" generally means each person who controls, or is a member of a group that controls, or who is under common control with, First Bancorp, and for purposes hereof could be deemed to include all executive officers, directors and 10% shareholders of First Bancorp.

     Hibernia Common Stock received and beneficially owned by those shareholders who are deemed to be affiliates of First Bancorp may be resold without registration as provided by Rule 145, or as otherwise permitted, under the Securities Act. Such affiliates, provided they are not affiliates of Hibernia Corporation, may publicly resell Hibernia Common Stock received by them in the Merger subject to certain limitations, principally as to the manner of sale, during the two years following the Effective Date. After the two-year period, such affiliates may resell their shares without restriction. In addition, shares of Hibernia Common Stock issued to affiliates of First Bancorp in the Merger will not be transferable until financial statements pertaining to at least 30 days of post-Merger combined operations of Hibernia and First Bancorp have been published, in order to satisfy certain requirements of the Commission relating to pooling-of-interests accounting treatment.

     The Agreement provides that First Bancorp will use its best efforts to identify those persons who may be deemed to be affiliates of First Bancorp and to cause each person so identified to deliver to Hibernia a written agreement providing that such person will not dispose of First Bancorp Common Stock or Hibernia Common Stock received in the Merger except in compliance with the Securities Act, the rules and regulations promulgated thereunder and the Commission's rules relating to pooling-of-interests accounting treatment.

Rights of Dissenting Shareholders

     Each First Bancorp shareholder who objects to the Merger is entitled to the rights and remedies of dissenting shareholders provided in Louisiana Revised Statutes Section 12: 131 of the Louisiana Business Corporation Law, as amended ("LBCL"), a copy of which is set forth as Appendix E hereto.

     Section 131 requires that shareholders of Louisiana companies who vote against a merger have the right to dissent if the merger is authorized by less than 80% of the total voting power of the company. In order to so dissent, the shareholder must file with the corporation a written objection to the merger, which objection must be filed with the corporation prior to the date of the meeting at which the vote is taken. In addition, the shareholder must vote against the merger at the meeting. If the merger is approved by less than eighty percent of the total voting power of the company, the company must provide by registered mail notice of such vote to shareholders who filed a written objection and voted against the merger. A dissenting shareholder may then file with the company a written demand for the fair cash value of his shares as of the date before the vote was taken. The demand must be made within twenty days of the mailing of the notice from the company and must include the fair value being requested by the dissenting shareholder. The shareholder must also include in the demand a post office address to which the company's reply may be sent and must deposit his shares in escrow at a bank, duly endorsed and transferred to the company on the sole condition that the fair value be paid. If the company does not agree with the fair value requested by the dissenting shareholder, it must notify the shareholder within twenty days after receipt of the shareholder's demand and state in such notice the value it is willing to pay for the shares. If a disagreement continues over the fair value, the LBCL provides a method for determination of fair value by a district court in the parish in which the corporation (if it still exists) or the merged corporation has its registered office.

     The amount received by a dissenting shareholder may be more or less than, or equal to, the value of the Hibernia Common Stock received by other First Bancorp shareholders in the Merger.

     Shareholders who file a demand for payment of fair value cease to have any rights as shareholders of the company thereafter.
Also, shareholders may withdraw their demand at any time before the company gives notice of disagreement. Withdrawal of a demand thereafter requires the written consent of the company in order to be effective.

     Each step must be taken in strict compliance with the applicable provisions of the statute in order for holders of First Bancorp Common Stock to perfect dissenters' rights.

     Cash received by a dissenting shareholder of First Bancorp in exchange for his or her First Bancorp stock should be treated as having been received by such shareholder as a distribution in redemption of his or her stock, subject to the provisions and limitations of Section 302 of the Code. If, as a result of such distribution, a shareholder owns no stock either directly or through the application of Section 318(a) of the Code, the redemption should be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and such cash will be treated as a distribution in full payment in exchange for his or her stock, as provided by Section 302(a) of the Code. The Louisiana income tax treatment to dissenting shareholders of First Bancorp will be substantially the same as the federal income tax treatment to such shareholders. Shareholders residing outside of Louisiana should consult their tax advisors as to the state income tax consequences of exercising dissenters' rights.

Dividend Reinvestment Plan

     Hibernia Corporation maintains a Dividend Reinvestment Plan through which shareholders of Hibernia who participate in the plan may reinvest dividends in Hibernia Common Stock. Shares are purchased for participants in the plan at their market value as determined by the market price of the stock as listed on the NYSE. The plan also permits participants to purchase additional shares with cash at the then-current market price. All shares purchased through the plan are held in a separate account for each participant maintained by Hibernia's transfer agent. Shareholders who participate in the Dividend Reinvestment Plan purchase shares through the plan without paying brokerage commissions or other costs ordinarily associated with open market purchases of stock.
It is anticipated that the Dividend Reinvestment Plan will continue after the Effective Date and that shareholders of First Bancorp who become shareholders of Hibernia will have the same opportunity to participate in the plan as other shareholders of Hibernia.

Accounting Treatment

     It is anticipated that the Merger will be accounted for as a "pooling-of-interests" transaction. In order for the merger to qualify for pooling-of-interests accounting treatment, 90% or more of the outstanding First Bancorp Common Stock must be exchanged for Hibernia Common Stock. If holders of more than 10% of the outstanding First Bancorp Common Stock exercise and perfect dissenters' rights, the Merger will not qualify for pooling-of-
interest accounting.   Also, in order for the pooling-of-interests
accounting method to apply, "affiliates" of First Bancorp cannot reduce their holdings of Hibernia Common Stock received in the Merger for a period beginning 30 days prior to the Effective Date and ending upon the publication of at least 30 days of post-Merger combined operations of First Bancorp and Hibernia. Persons believed by First Bancorp to be "affiliates" have agreed to comply with these restrictions.

     First Bancorp has agreed to use its best efforts to permit the transaction to be accounted for as a pooling-of-interests.
Hibernia is not obligated to consummate the Merger if the Merger does not qualify for pooling-of-interests accounting treatment.

                CERTAIN REGULATORY CONSIDERATIONS

General

     As a bank holding company, Hibernia is subject to the regulation and supervision of the Federal Reserve Board. Under the Band Holding Company Act of 1956 (the "BHCA"), bank holding companies may not directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board. In addition, bank holding companies are generally prohibited from engaging under the BHCA in nonbanking activities, subject to certain exceptions.

     Hibernia's banking subsidiary, Hibernia National Bank, is subject to supervision and examination by applicable federal and state banking agencies. HNB is a national banking association subject to the regulation and supervision of the Comptroller of the Currency (the "Comptroller"). HNB is also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon and limitations on the types of investments that may be made and the types of services that may offered. Various consumer laws and regulations also affect the operations of HNB. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

Payment of Dividends

     As a result of a debt restructuring and a shareholder rights offering by Hibernia in 1992, it has substantial capital in excess of its needs for capital. Consequently, although Hibernia would ordinarily depend upon payment of dividends by HNB in order to pay dividends to its shareholders, it does not currently depend upon HNB dividends for the sources of its dividends to shareholders. In the event its capital position changes or management determines to preserve holding company capital for other purposes, Hibernia would derive substantially all of its income from the payment of dividends by HNB, and its ability to pay dividends would be affected by the ability of HNB to pay dividends. HNB is subject to various statutory restrictions on its ability to pay dividends to Hibernia. Under such restrictions, the amount available for payment of dividends to Hibernia by HNB was approximately $61 million at September 30, 1993. In addition, the OCC has the authority to prohibit any national bank from engaging in an unsafe or unsound practice, and the OCC has indicated its view that it generally would be an unsafe and unsound practice to pay dividends except out of current operating earnings. The ability of HNB to pay dividends in the future is presently, and could be further, influenced by bank regulatory policies or agreements and by capital guidelines. Additional information in this regard is contained in documents incorporated by reference herein. See "AVAILABLE INFORMATION."

     In addition, consistent with its policy regarding bank holding companies serving as a source of strength for their subsidiary banks, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common stockholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with the holding company's capital needs, asset quality and overall financial conditions.

Restrictions on Extensions of Credit

     HNB is subject to restrictions imposed by federal law on the ability of any national bank to extend credit to affiliates, including Hibernia, to purchase the assets thereof, to issue a guarantee, acceptance or letter of credit on their behalf (including an endorsement or standby letter of credit) or to purchase or invest in the stock or securities thereof or to take such stock or securities as collateral for loans to any borrower. Such extensions of credit and issuances generally must be secured by eligible collateral and are generally limited to 15% of HNB's capital and surplus.

          CERTAIN INFORMATION CONCERNING FIRST BANCORP

Description of Business

     General. First Bancorp is a registered bank holding company headquartered in West Monroe, Louisiana that was incorporated under the laws of Louisiana in 1987. First Bancorp engages in the banking business through its subsidiaries, FNB West Monrow and SNB. As of December 31, 1993, First Bancorp's consolidated assets were equal to $225 million, and the Banks had aggregate deposits of $200 million as of that date.

     FNB West Monroe is located in Ouachita Parish, Louisiana (which Parish has approximately 142,000 residents) and operates its main office and seven additional branch offices in West Monroe, Calhoun and Monroe, Louisiana. As of December 31, 1993, FNB West Monroe had total assets of approximately $159 million and deposits of approximately $139 million. In 1993 First Bancorp acquired SNB, which is located in Madison Parish, Louisiana (a parish of approixmately 12,000 residents). SNB had total assets of approximately $66 million and total deposits of approximately $60 million as of December 31, 1993. SNB operates a single office.

     The Banks provide a wide range of retail banking services, including checking and savings accounts; certificates of deposit;
individual retirement accounts; commercial, real estate, consumer and agricultural loans; and safe deposit boxes.


     There is no individual customer or group of customers, the loss of which would have a material adverse effect on the operations of the Banks. No significant portion of the Banks' loans is concentrated within a single industry or group of related industries.

     Properties. FNB West Monroe operates in each locations, and SNB operates in one location. Each of the properties on which branches or offices of the Banks are located are owned by First Bancorp or the Banks or operated under leases with third parties, the terms of which are fair to the Banks and provide for rent in amounts that do not exceed the rates charged for similar properties to other entities in the relevant markets.

     Employees.  FNB West Monroe had 85 employees as of December
31, 1993, and SNB had 29 employees as of that date. First Bancorp has no employees that are not otherwise employed by one of the Banks.

     Competitive Conditions. The principal markets in which First Bancorp competes are Ouachita and Madison Parishes. For deposits and loan, First Bancorp competes with other banks, savings institutions, credit unions, finance companies, insurance companies, governmental agencies and other financial institutions.


Ownership of First Bancorp Common Stock and Dividends

     Market Prices. As of the Record Date, there were 207,612 shares of First Bancorp Common Stock outstanding and approximately 189 shareholders of record of such shares. There is no established trading market for First Bancorp Common Stock, and it has been subject to only limited trading. The shares are not listed on any exchange or quoted on any automated quotation system, and no institution makes a market in the stock. The following table sets forth sales prices for shares of First Bancorp Common Stock, of which First Bancorp's management is aware, occurring since January 1, 1992. The prices are based on the best knowledge of First Bancorp's management, are not necessarily indicative of the fair market value of the shares at the time of the trade, and may not reflect all trades or the prices of those trades.

     Approximate
       Date of
     Transaction         Number of Shares         Price Per Share

     02/19/92                14                   $23.75*
     02/19/92             1,472                   $16.02*
     03/10/92             1,001                   $23.75*
     03/26/92               454                   $23.75*
     04/21/92               104                   $23.75*
     05/06/92            11,812                   $25.55*
     05/28/92               125                   $23.75
     05/28/92               175                   $23.75
     06/08/92                45                   $23.75*
     06/12/92             7,007                   $26.61**
     06/25/92               717                   $26.61**
     11/04/92                63                   $15.87
     11/04/92                63                   $23.75
     11/06/92               471                   $23.75*
     03/10/93               200                   $23.75
     03/10/93               200                   $23.75
     04/16/93                38                   $23.75
     04/16/93                38                   $23.75
     04/22/93               195                   $25.00
     05/06/93            11,813                   $25.04*
     06/09/93             1,536                   $34.66**
     09/23/93               449                   Unknown

________________
 * Denotes purchase by First Bancorp
** Denotes purchase by First Bancorp from the First Bancorp ESOP

     The proposed Merger was first publicly announced on November 4, 1993. The most recent sale of First Bancorp Common Stock of which First Bancorp's management is aware before that date occurred on or about September 23, 1993 for a total of 449 shares, the sale price of which is not known to First Bancorp.

     Ownership of Principal Shareholders. Except for the First Bancorp Common Stock, First Bancorp has no other class of voting securities issued or outstanding. The following table provides information concerning persons known to First Bancorp to be beneficial owners, directly or indirectly, of more than 5% of the outstanding shares of First Bancorp Common Stock, as of the Record Date. Except as set forth below, no person is known by First Bancorp as of such date to be the beneficial owner of more than 5% of the outstanding voting securities of First Bancorp. Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated.


Name                    Number of Shares        % of Class

Louise G. Leigh              17,676                 8.51%

J. Herbert Boydstun          20,956(1)             10.09%

Robert P. McLeod             12,792                 6.16%


     The foregoing table assumes that none of the debentures which are convertible into First Bancorp Common Stock are converted. See "PROPOSED MERGER -- Vote Required." The following tables shows the holdings of First Bancorp's principal shareholders assuming all of the debentures are fully converted prior to the Record Date.

Name                    Number of Shares        % of Class

Louise G. Leigh              17,676                 7.44%

J. Herbert Boydstun          26,593(2)             11.19%

Robert P. McLeod             18,429                 7.75%




_____________________
(1) Includes 6,112 shares held in the ESOP for Mr. Boydstun's account, which he is entitled to vote in the Merger.

2) Includes 6,112 shares held in the ESOP for Mr. Boydstun's account, which he is entitled to vote in the Merger.

    Ownership of Directors and Executive Officers of First
Bancorp. The following table provides information concerning the shares of First Bancorp Common Stock beneficially owned, directly or indirectly, by each director and executive officer of First Bancorp, and all directors and executive officers as a group, as of the Record Date. Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated.

Name                    Number of Shares        % of Class

J. Herbert Boydstun          20,956(1)             10.09%

R. L. Davis, Jr.             3,258(2)               1.57%

Dave Norris                    292                    *

Patrick L. Spencer           3,925(3)               1.89%

All directors and
executive officers
as a group                  28,431                 13.69%

_________
*  Less than 1%.


     The foregoing table assumes that none of the debentures that are convertible into First Bancorp Common Stock are converted prior to the Record Date. See "PROPOSED MERGER -- Vote Required." The following tables shows the ownership of First Bancorp Common Stock by directors and executive officers assuming that all of the convertible debentures are converted prior to the Record Date.

____________________
(1) Includes 6,112 shares held by the ESOP for Mr. Boydstun's account which Mr. Boydstun will vote in the Merger.
(2) Includes 149 shares held by Mr. Davis' wife.
(3) Includes 3,555 shares held by the ESOP for Mr. Spencer's account which Mr. Spencer may vote in the Merger.

Name                    Number of Shares        % of Class

J. Herbert Boydstun         26,593(4)              11.19%

R. L. Davis, Jr.             8,895(5)               3.74%

Dave Norris                    292                    *

Patrick L. Spencer           9,562                  4.02%

All directors and
executive officers
as a group                  45,342(6)              19.08%






____________________
(4) Includes 6,112 shares held by the ESOP for Mr. Boydstun's account which Mr. Boydstun will vote in the Merger.
(5) Includes 149 shares held by Mr. Davis' wife.
(6) Includes 3,555 shares held by the ESOP for Mr. Spencer's account which Mr. Spencer may vote in the Merger.

     Dividends. First Bancorp has paid dividends to its shareholders in each of the last three fiscal years, including a dividends of $.35 per share in 1991, a dividends of $.50 per share in 1992 and a dividend of $1.00 per share in 1993.

     First Bancorp's ability to pay dividends is dependent upon the earnings and financial condition of the Banks, since substantially all of the funds used by First Bancorp to pay dividends are derived from dividends paid by the Banks to First Bancorp. Dividend payments by the Banks are subject to certain regulatory restrictions.

             RELATIONSHIP WITH INDEPENDENT AUDITORS

     First Bancorp has appointed KPMG Peat Marwick, Certified Public Accountants, as independent auditors for the fiscal year ending December 31, 1993. KPMG Peat Marwick has continuously served as the independent auditors for First Bancorp since 1987.
A representative of KPMG Peat Marwick is expected to be present at the Special Meeting of First Bancorp's shareholders, will have an opportunity to make a statement if he desires and will be available to respond to appropriate questions.


                       VALIDITY OF SHARES

     The validity of the shares of Common Stock offered hereby has been passed upon for Hibernia by Patricia C. Meringer, Associate Counsel and Secretary of Hibernia. As of the date of this prospectus, Ms. Meringer owned no shares of Hibernia Common Stock and held options to purchase 8,000 shares of Hibernia Common Stock, which options are not currently exercisable.


                            EXPERTS

     The consolidated financial statements of Hibernia incorporated in this Prospectus by reference from Hibernia's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, have been audited by Ernst
& Young, independent auditors, as set forth in their report thereon incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of First Bancorp for the fiscal yars ended December 31, 1992, 1991 and 1990 contained in this Proxy Statement-Prospectus have been audited by KPMG Peat Marwick, certified public accountants, as set forth in their report thereon contained threin, and have been included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         FIRST BANCORP OF LOUISIANA, INC.
                         AND SUBSIDIARY

                         Consolidated Financial Statements

                         December 31, 1992 and 1991

                         (With Independent Auditors' Report Thereon)

            Independent Auditors' Report



The Board of Directors
First Bancorp of Louisiana, Inc.:


We have audited the accompanying consolidated balance sheets of First Bancorp of Louisiana, Inc. and Subsidiary as of December 31, 1992 and 1991, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Bancorp of Louisiana, Inc. and Subsidiary at December 31, 1992 and 1991, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

February 12, 1993

                     FIRST BANCORP OF LOUISIANA, INC. AND SUBSIDIARY

                              Consolidated Balance Sheets

                               December 31, 1992 and 1991





   Assets                                                            1992                 1991



Cash and due from banks                                         $ 11,815,310          15,211,415

Federal funds sold and other temporary
   investments                                                       825,000           5,015,000

Interest-bearing deposits with financial
   institutions                                                    1,077,474           2,138,000
Investment securities                                             69,215,516          65,048,163
Loans, net                                                        69,563,468          59,908,098
Premises and equipment, net                                        1,640,299           1,092,136
Accrued interest receivable                                        1,518,937           1,610,990
Other assets                                                         899,659             567,974
                                                                ____________         ___________
                                                                $156,555,663         150,591,776
                                                                ============         ===========

            Liabilities and Stockholders' Equity

Deposits:
   Demand, noninterest-bearing                                  $ 26,975,743          27,538,669
   Money market and NOW accounts                                  33,391,507          26,258,099
   Savings                                                        11,772,828           9,379,603
   Time                                                           68,654,612          72,574,272
                                                                 ___________         ___________
           Total deposits                                        140,794,690         135,750,643

Notes payable                                                      2,452,487           3,087,607
Accrued interest payable                                             350,295             906,087
Securities sold under agreements to repurchase                     1,700,513           1,218,948
Other liabilities                                                    309,752             364,896
                                                                 ___________         ___________
           Total liabilities                                     145,607,737         141,328,181
                                                                 ___________         ___________

Stockholders' equity:
   Common stock, par value $5 per share.
     1,000,000 shares authorized; 272,700 shares
     issued                                                        1,363,500           1,363,500
   Capital surplus                                                 6,743,622           6,743,622
   Retained earnings                                               5,020,586           3,185,882
   Treasury stock, 63,552 and 52,267 shares
     in 1992 and 1991, respectively, at cost                     (1,585,463)         (1,309,970)
   Employee Stock Ownership Plan commitment                        (594,319)           (719,439)
                                                                 ___________         ___________
           Total stockholders' equity                             10,947,926           9,263,595

Commitments and contingent liabilities
                                                                ____________         ___________
                                                                $156,555,663         150,591,776
                                                                ============         ===========

See accompanying notes to consolidated financial statements.

                     FIRST BANCORP OF LOUISIANA, INC. AND SUBSIDIARY

                            Consolidated Statements of Income

                          Years ended December 31, 1992 and 1991

                                                                    1992               1991

Interest income:
   Loans                                                         $  6,286,019          5,845,228
   Investment securities:
     U.S. government and agency obligations                         2,472,422          2,523,581
     Mortgage-backed                                                1,668,749          1,587,823
     Obligations of states and political
      subdivisions                                                    555,133            573,989
     Other                                                            798,813            631,160
   Deposits with financial institutions                               131,584            323,943
   Federal funds sold and other                                       146,539            385,977
                                                                   __________         __________
           Total interest income                                   12,059,259         11,871,701
                                                                   __________         __________

Interest expense:
   Deposits:
     Time                                                           3,400,329          4,985,181
     Money market and NOW accounts                                    975,395          1,163,020
     Savings                                                          361,915            431,118
   Notes payable                                                      185,786            318,789
   Other                                                               69,056             74,244
                                                                    _________          _________
           Total interest expense                                   4,992,481          6,972,352
                                                                    _________          _________

           Net interest income                                      7,066,778          4,899,349
Provision for loan losses                                             710,000            432,000
                                                                    _________          _________
           Net interest income after provision
             for loan losses                                        6,356,778          4,467,349
                                                                    _________          _________

Other operating income:
   Customer service charges                                           660,966            604,577
   Investment securities gains (losses), net                           59,527            (17,972)
   Other real estate gains, net                                        63,226             26,475
   Other charges and commissions                                      536,824            581,067
                                                                    _________          _________
           Total other operating income                             1,320,540          1,194,147
                                                                    _________          _________

Other operating expenses:
   Salaries and employee benefits                                   2,403,749          2,194,554
   Occupancy and equipment                                            941,884            588,902
   Other operating expenses                                         1,788,475          1,535,132
                                                                    _________          _________
           Total other operating expenses                           5,134,108          4,318,588
                                                                    _________          _________

           Income before income tax expense                         2,543,210          1,342,908
Income tax expense                                                    597,789            304,888
                                                                    _________          _________

           Net income                                         $     1,945,421          1,038,020
                                                                    =========          =========
Net income per share:
   Average common shares outstanding                          $          9.11               4.67
                                                                    =========          =========
   Average common shares outstanding assuming
     full dilution                                            $          8.15               4.18
                                                                    =========          =========

See accompanying notes to consolidated financial statements.

                     FIRST BANCORP OF LOUISIANA, INC. AND SUBSIDIARY

                    Consolidated Statements of Stockholders' Equity

                        Years ended December 31, 1992 and 1991



                                                                                     Employee
                                                                                       Stock        Total
                                                                                     Ownership     Stock-
                                    Common     Capital    Retained    Treasury         Plan       holders'
                                     Stock     Surplus    Earnings      Stock       Commitment     Equity


Balances at December 31, 1990     1,363,500     6,743,622   2,237,445  (1,228,654)   (825,254)     8,290,659

   Purchase of 3,878 shares of
    common stock as treasury
    stock                                _              _         _       (93,718)         _         (93,718)

   Cash dividends declared               _              _     (89,583)     12,402          _         (77,181)

   Reduction of commitment to
    ESOP                                 _              _         _             _     105,815        105,815

   Net income                            _              _   1,038,020           _          _       1,038,020

                                  _________     _________   _________  ___________   _________     _________
Balances at December 31, 1991     1,363,500     6,743,622   3,185,882  (1,309,970)   (719,439)     9,263,595

   Purchase of 11,285 shares of
    common stock as treasury
    stock                                _              _         _      (281,400)         _        (281,400)

   Cash dividends declared               _              _    (110,717)      5,907          _        (104,810)

   Reduction of commitment to
    ESOP                                 _              _         _             _     125,120        125,120

   Net income                            _              _   1,945,421           _           _      1,945,421
                                __________      _________   _________  __________    _________    __________

Balances at December 31, 1992   $1,363,500      6,743,622   5,020,586  (1,585,463)   (594,319)    10,947,926
                                ==========      =========   =========  ===========   =========    ==========


See accompanying notes to consolidated financial statements.

                         FIRST BANCORP OF LOUISIANA, INC. AND SUBSIDIARY

                             Consolidated Statements of Cash Flows

                             Years ended December 31, 1992 and 1991

                                                      1992            1991
Operating activities:
   Net income                                         $ 1,945,421     1,038,020
   Adjustments to reconcile net income to net
     cash provided by operating activities:
      Provision for loan losses                           710,000       432,000
      Provision for depreciation and amortization         453,101       273,117
      Net amortization of investment securities            44,834         1,617
      Deferred income tax benefit                        (376,239)      (40,403)
      Loss (gain) on sales of investment securities       (59,527)       17,972
      Gains on sales of premises and equipment
        and other assets                                  (64,403)      (31,281)
      Decrease in accrued interest receivable              92,053        58,756
      Increase in other assets                            (10,632)      (44,401)
      Decrease in accrued interest payable               (555,792)      (10,889)
      Increase (decrease) in other liabilities            (55,144)      202,116
                                                      ___________    __________
           Net cash provided by operating activities    2,123,672     1,896,624
                                                      ___________    __________

Investing activities:
   Net decrease in interest-bearing deposits with
     financial institutions                             1,060,526     2,272,000
   Proceeds from sales of investment securities         2,193,324       482,028
   Proceeds from maturities and principal
     paydowns of investment securities                 14,611,400     9,783,826
   Purchases of investment securities                 (20,957,384)  (17,601,250)
   Purchases of loans                                           _    (4,273,050)
   Net increase in loans                              (10,526,270)   (7,203,051)
   Proceeds from sales of premises and equipment
     and other assets                                     290,489       180,479
   Purchases of premises and equipment                 (1,011,264)      (99,068)
                                                      ___________   ___________
           Net cash used by investing activities      (14,339,179)  (16,458,086)
                                                      ___________   ___________

Financing activities:
   Net increase in deposits                             5,044,047    21,584,755
   Net (decrease) increase in obligations under
     repurchase agreements                                481,565      (186,600)
   Cash dividends paid                                   (104,810)      (77,181)
   Payments to acquire treasury stock                    (281,400)      (93,718)
   Proceeds from refinancing of notes payable             850,000     2,048,168
   Payments on notes payable                           (1,360,000)   (2,908,168)
                                                       __________    __________
           Net cash provided by financing activities    4,629,402    20,367,256
                                                       __________    __________

Increase (decrease) in cash and cash equivalents       (7,586,105)    5,805,794
Cash and cash equivalents at beginning of year         20,226,415    14,420,621
                                                       __________    __________
Cash and cash equivalents at end of year              $12,640,310    20,226,415
                                                       ==========    ==========


See accompanying notes to consolidated financial statements.

         FIRST BANCORP OF LOUISIANA, INC. AND SUBSIDIARY

            Notes to Consolidated Financial Statements

                  December 31, 1992 and 1991



(1)   Business and Summary of Significant Accounting Policies

   Business _ First Bancorp of Louisiana, Inc. ("First Bancorp") was incorporated under the laws of the State of Louisiana as a one-bank holding company for the purpose of acquiring 100% of the outstanding stock of First National Bank of West Monroe (the "Bank"). The Bank is the principal asset and primary source of revenue for First Bancorp.

   First Bancorp, through the Bank, provides a full range of banking services to individual and corporate customers in northeast Louisiana. First Bancorp and the Bank are subject to regulations of certain federal agencies and undergo periodic examinations by those regulatory authorities.

   Principles of Consolidation and Basis of Presentation _ The consolidated financial statements include the results of operations of First Bancorp and the Bank and its subsidiary, First National Computer Center, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

   The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and income and expenses for the period.

   Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of other real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan losses and the valuation of other real estate, management obtains independent appraisals for significant properties.

   Cash and Cash Equivalents _ For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, repurchase agreements, and federal funds sold. Generally, repurchase agreements and federal funds are sold for one-day periods.

   Investment Securities _ Investment securities are carried at cost adjusted for accretion of discount and amortization of premium on a constant yield basis to maturity. Gains or losses on the sale of investment securities are based upon the adjusted cost of the specific security sold.

   All investments in debt securities held by the Bank are classified in the accompanying financial statements as investment securities based on management's ability and intention to hold such securities for the foreseeable future.

   The amortization of premiums and discounts on mortgage-backed securities and collateralized mortgage obligations are periodically adjusted to reflect the actual prepayment experience on the underlying mortgage loans.

   Loans _ Loans are stated at the principal amount outstanding with appropriate reduction for unearned discount and the allowance for loan losses.

   Interest on commercial, real estate, and most installment loans is accrued as earned. Interest on other installment loans is deferred and recognized under the sum-of-the-digits method, which generally results in level rates of return on principal balances outstanding. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that the collection of interest is uncertain. Normally, loans are reviewed for placement in a noninterest-accruing status when the principal or interest has been billed and uncollected for a period of ninety days. Generally, when a loan is placed on nonaccrual status, any interest previously accrued but not collected is reversed unless the collateral for the loan is sufficient to cover the accrued interest or a guarantor assures payment of interest.

   Allowance for Loan Losses _ The allowance for loan losses is maintained at a level believed adequate by management to absorb potential loan losses. Management's determination of the adequacy of the allowance is based on an evaluation of the relative risks inherent in the loan portfolio, taking into consideration the nature, volume, and quality of the portfolio, specific problem loans, past credit loss experience, current and future economic conditions, results of internal review procedures, and other relevant factors. The provision for loan losses is charged to expense and loans charged off, net of recoveries, are charged directly to the allowance.

   While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for losses on loans. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

   Premises and Equipment _ Bank premises and equipment are stated at acquisition cost less accumulated depreciation and amortization. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the life of the respective lease or the estimated useful lives of the improvements, whichever is shorter. Maintenance and repairs are charged to operating expense and renewals and betterments are capitalized. Gains or losses on dispositions are reflected currently in the statement of income.

   Income Taxes _ First Bancorp and the Bank file a consolidated federal tax return. Income taxes and benefits are allocated based on each company's contribution to the total federal tax liability.

   Deferred income taxes are provided on items of income or expense recognized in different time periods for financial accounting and income tax purposes.

   Statement of Financial Accounting Standards No. 109,
     "Accounting for Income Taxes," was issued by the Financial Accounting Standards Board in February 1992. Statement 109 requires a change from the deferred method under APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

   Statement 109 must be adopted in 1993.  Upon adoption, First
     Bancorp plans to apply the provisions of Statement 109 without restating prior year's financial statements. It is not anticipated that the adoption of Statement 109 will have a material effect on First Bancorp's consolidated financial position or results of operations. The amount will be reported separately as the cumulative effect of the change in the method of accounting for income taxes in the consolidated statement of income for the year ending December 31, 1993.

   Other Real Estate _ Other real estate and repossessed assets of $144,000 and $225,000 are included in other assets in the consolidated financial statements at December 31, 1992 and 1991, respectively, and consist of properties acquired in satisfaction of uncollectible loans. These properties are carried at the lower of acquisition cost or fair value based on their appraised value at the date acquired less selling costs. Any write-down required from the loan receivable to acquisition cost or fair value at the date of foreclosure is charged to the allowance for loan losses. Subsequent gains or losses on the sale of these properties are credited or charged to earnings while losses resulting from periodic valuation of these properties are charged to earnings.

   Net Income Per Share _ Net income per average share outstanding is calculated based on the weighted average number of shares outstanding during the year. The average number of shares outstanding during 1992 and 1991 was 213,587 and 222,248, respectively. Net income per average share outstanding assuming full dilution also considers the impact of conversion of First Bancorp's subordinated debentures into common shares as of the beginning of each year. The average number of shares outstanding during 1992 and 1991 assuming full dilution was 245,530 and 264,353, respectively.

   Reclassifications _ Certain 1991 amounts have been reclassified to conform to the 1992 presentation.

(2)   Cash and Due From Banks

   The Bank is a member of the Federal Reserve System and is required to maintain reserve balances in accordance with Federal Reserve Bank requirements. Included in cash and due from banks are reserve requirements of $877,000 and $710,000 at December 31, 1992 and 1991, respectively.

(3)   Investment Securities

   The amortized cost and estimated market values of investments in debt securities at December 31, 1992 and 1991, are as follows:


                                            December 31, 1992
                                ________________________________________________
                                             Gross        Gross
                              Amortized      Unrealized   Unrealized  Market
                              Cost           Gains        Losses      Value

   U.S. Treasury securities
     and obligations of
     U.S. government
     corporations and
     agencies                 $31,065,082    1,057,409        _       32,122,491
   Obligations of states
     and political
     subdivisions               6,099,710      424,065        _        6,523,775
   Corporate securities         9,055,433      289,355        _        9,344,788
   Mortgage-backed
     securities                21,769,377      592,928   (56,328)     22,305,977
   Other securities             1,225,914        4,637        _        1,230,551
                              ___________    _________   _______      __________
                              $69,215,516    2,368,394   (56,328)     71,527,582
                              ===========    =========   =======      ==========





                                                 December 31, 1991
                              __________________________________________________

                                             Gross        Gross
                               Amortized     Unrealized   Unrealized   Market
                               Cost          Gains        Losses       Value

   U.S. Treasury securities
     and obligations of
     U.S. government
     corporations and
     agencies                 $29,568,253    1,530,382        _       31,098,635
   Obligations of states
     and political
     subdivisions               6,400,964      533,884     (62,000)    6,872,848
   Corporate securities         8,546,915      345,149        _        8,892,064
   Mortgage-backed
     securities                19,511,254      859,725     (17,471)   20,353,508
   Other securities             1,020,777        8,436      (5,744)    1,023,469
                              ___________    _________     ________   __________

                              $65,048,163    3,277,576     (85,215)   68,240,524
                              ===========    =========     ========   ==========

   The amortized cost and estimated market value of debt securities at December 31, 1992, by contractual maturity, are shown below.
     Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                  Estimated
                                             Amortized Cost       Market Value

Due in one year or less                       $14,679,943         15,014,634
Due after one year through five years          24,265,262         25,164,344
Due after five years through ten years          5,515,292          5,933,616
Due after ten years                             2,985,642          3,109,011
                                              ___________         __________
                                               47,446,139         49,221,605
Mortgage-backed securities                     21,769,377         22,305,977
                                              ___________         __________
                                              $69,215,516         71,527,582
                                              ===========         ==========

   Proceeds from sales of investments in debt securities during 1992 were $2,193,000. Gross gains of $60,000 were realized on those sales. Proceeds from sales of investments in debt securities during 1991 were $482,000, which resulted in gross losses of $18,000.

   Investments in debt securities having an amortized cost of $21,164,000 and $19,093,000 at December 31, 1992 and 1991,
     respectively, were pledged to secure public funds on deposit and for other purposes as required or permitted by law.

(4)   Loans and Allowance for Loan Losses

   The composition of the Bank's loan portfolio at December 31,
     1992 and 1991, is as follows:
                                                   1992            1991

     Commercial, industrial, and agricultural     $ 54,259,323     46,954,545
     Installment                                    17,455,395     14,725,823
                                                   ___________     __________
               Total                                71,714,718     61,680,368
     Less:
       Allowance for loan losses                    (1,983,588)    (1,415,131)
       Unearned discount                              (167,662)      (357,139)
                                                    ___________    ___________

               Loans, net                          $ 69,563,468    59,908,098
                                                     ==========    ==========


   At December 31, 1992 and 1991, the Bank had discontinued the accrual of interest on loans aggregating approximately $1,513,000 and $2,158,000, respectively. Net interest income for 1992 and 1991 would have been higher by approximately $167,000 and $206,000, respectively, had interest been accrued at contractual rates on these nonperforming loans.

   On July 19, 1991, the Bank purchased a pool of loans from the Resolution Trust Corporation acting as conservator for the People's Homestead Savings Bank, F.S.B., for $4,273,000.
     The gross amount owed by the borrowers on these loans was $4,649,000. The discount associated with the purchased loans is being amortized on a constant yield basis over each individual loan's contractual term.

   Changes in the allowance for loan losses for the years ended
     December 31, 1992 and 1991, are summarized as follows:

                                                 1992              1991

     Balance, January 1                          $ 1,415,131       1,299,786

        Provision charged to operating expense       710,000         432,000
        Loans charged off                           (217,336)       (406,327)
        Recoveries on loans                           75,793          89,672
                                                 ___________       _________

     Balance, December 31                        $ 1,983,588       1,415,131
                                                 ===========       =========

   During 1992 and 1991, the Bank reduced loans through the repossession of other real estate and assets in the amount of approximately $134,000 and $62,000, respectively. Also during 1990, $927,000 of First Bancorp common stock representing 35,437 shares was received by the Bank in lieu of repayment on a loan. First Bancorp purchased 11,812 shares of this stock from the Bank for $302,000 in each year in the two-year period ended December 31, 1992. First Bancorp anticipates repurchasing the remaining stock from the Bank over the next few years. This stock is reflected as treasury stock in the accompanying First Bancorp balance sheet.

(5)   Premises and Equipment

   Premises and equipment at December 31, 1992 and 1991, are summarized as follows:
                                     Estimated
                                     Useful Life      1992          1991

   Land                                   _           $  424,417      198,417
   Buildings and leasehold
     improvements                     5-40 years       1,593,545    1,127,445
   Furniture, fixtures, and
     equipment                        3-10 years       1,651,808    1,575,634
   Automobiles                        2-3  years         133,154      126,005
                                                      __________    _________
                                                       3,802,924    3,027,501
   Less accumulated depreciation
     and amortization                                 (2,162,625)  (1,935,365)
                                                      __________    __________
     Premises and equipment, net                      $1,640,299    1,092,136
                                                      ==========    =========


(6)   Time Deposits

   Included in time deposits at December 31, 1992 and 1991, are $10,750,000 and $11,421,000, respectively, of certificates of deposits in denominations of $100,000 or more. Interest on certificates of $100,000 or more amounted to $465,000 and $768,000 in 1992 and 1991, respectively.

(7)   Notes Payable

   Notes payable at December 31, 1992 and 1991, consists of the following:

                                                         1992          1991
 Note payable to an unaffiliated bank in quarterly
   principal installments of $90,000 plus interest
   at a New York bank's prime rate plus 1% (7.0% at
   December 31, 1992) through 1997                       $1,008,168    1,368,168

 Convertible subordinated debentures payable; interest
   due semiannually at 10% through 2002                       _        1,000,000

 Convertible subordinated debentures payable; interest
   due semiannually at 10% through 2002                     850,000         _

 Employee Stock Ownership Plan commitment consisting of
   a note payable to an unaffiliated bank in quarterly
   principal installments of $31,280 through 1997 plus
   interest at 97% ofa New York bank's prime rate (5.8%
   at December 31, 1992)                                    594,319      719,439
                                                          _________    _________
                                                         $2,452,487    3,087,607
                                                          =========    =========


   The note payable to an unaffiliated bank is collateralized by the common stock of the Bank. The loan agreement places certain restrictions on First Bancorp with respect to dividends, other distributions to stockholders, future borrowings, issuance of bank common stock, and other matters.

   During 1992, First Bancorp repurchased the subordinated debentures which were outstanding at December 31, 1991. In a separate transaction, First Bancorp issued $850,000 in convertible, subordinated debentures to certain directors and officers of the Bank and others. The terms of the new debentures are the same as the original debentures with the exception of a change in the conversion price.

   The holders of subordinated debentures may elect, upon maturity, to convert the debentures into shares of First Bancorp common stock at the conversion price of $26.61 per share or receive cash equal to the principal amount of the debentures plus accrued interest. Also, at the option of the holder, the debentures are convertible into common stock at the conversion price at any time prior to maturity. At the option of First Bancorp, the debentures may be redeemed for cash equal to the principal amount of the debentures plus accrued interest at any time prior to maturity.

(8)   Income Taxes

   Federal income tax expense (benefit) applicable to net income for the years ended December 31, 1992 and 1991, was as follows:


                                                1992           1991

     Current                                   $ 974,028       345,291
     Deferred                                   (376,239)      (40,403)
                                               _________       ________

                                               $ 597,789       304,888

   A reconciliation of the expected federal income tax expense, computed by applying the federal corporate tax rate of 34%, to income before income tax expense, to actual income tax expense follows:

                                                        1992           1991

      Expected federal income tax expense               $ 864,692      456,589
      Tax-exempt income                                  (142,184)    (146,050)
      Utilization of alternative minimum tax credit
        carryforward                                      (116,768)        _
      Other                                                 (7,951)     (5,651)
                                                         _________     _______
      Actual income tax expense                          $ 597,789     304,888
                                                         =========     =======

      Effective tax rate                                      23.5%       22.7
                                                         =========     =======


   The income tax effects of timing differences between financial and taxable income were as follows:

                                                        1992           1991

      Depreciation and amortization                     $  (66,013)        196
      Net accretion of discount on investment
        securities                                            1,947      19,162
      Provision for loan losses                            (193,275)    (39,217)
      Effect of alternative minimum tax                    (116,768)       _
      Other                                                  (2,130)    (20,544)
                                                         __________    _______

      Deferred income tax benefit                        $(376,239)     (40,403)
                                                         ==========     ========


   Current income taxes payable of $74,000 and $160,000 are included in other liabilities at December 31, 1992 and 1991, respectively. Included in other assets are deferred income tax charges of $382,000 and $47,000 at December 31, 1992 and 1991, respectively. The amount of alternative minimum tax credit carryforward for financial reporting purposes was $17,000 at December 31, 1992.

(9)   Employee Benefit Plan

   First Bancorp maintains an Employee Stock Ownership Plan
     (ESOP). The Plan covers substantially all employees who qualify as to age and length of service. Contributions to the ESOP are at the discretion of the Board of Directors of First Bancorp; however, contributions, including dividends received from First Bancorp, must be sufficient to pay any current obligations of the ESOP. Contributions to the ESOP of $135,000 and $154,000 are included in salaries and employee benefits in the consolidated statements of income for the years ended December 31, 1992 and 1991, respectively.

   Depending on the source, the net increase or decrease in Plan assets for the year is allocated to the account of each plan participant either based on the ratio of each participant's account balance at the beginning of the year to the total of all participant account balances at the beginning of the year or in the same proportion that each participant's compensation for the year bears to the total compensation of all participants for the year. A participant's interest in his or her account becomes totally vested after completion of five years of service.

   At December 31, 1992 and 1991, the ESOP had outstanding a note payable to an unaffiliated bank in the amount of approximately $594,000 and $719,000, respectively, which is guaranteed by First Bancorp. Interest on this debt amounted to $41,000 and $69,000 during the years ended December 31, 1992 and 1991, respectively. All interest payments were made by the ESOP. The borrowing is secured by 25,024 shares of First Bancorp's common stock and is payable in quarterly installments of $31,280 through 1997, plus interest at 97% of a New York bank's prime rate (5.8% at December 31, 1992).

   At December 31, 1992 and 1991, the ESOP owned 67,810 and
     75,534 shares, respectively, of First Bancorp common stock.

(10)   Regulatory Matters

   Applicable federal regulations impose restrictions on the amounts of dividends that may be declared by First Bancorp and the Bank. In addition to the formal statutes and regulations, regulatory authorities also consider the adequacy of the Bank's total capital in relation to its assets, deposits, and other such items. Capital adequacy considerations could further limit the availability of dividends from the Bank.

   National banks are required to obtain approval of the Comptroller of the Currency if dividends declared in any year exceed the profits of that year combined with the net retained profits of the preceding two years. During 1992 and 1991, the Bank paid dividends to First Bancorp totaling $850,000 and $1,200,000, respectively. Prior approval of the regulatory authorities will be required during 1993, if the amount to be paid as dividends exceeds profits for the same period plus $1,190,000 available for payment at December 31, 1992.

   The Federal Deposit Insurance Corporation Improvement Act of
     1991 ("FDICIA") was signed into law on December 19, 1991. The prompt corrective actions of FDICIA place restrictions on any insured depository institution that does not meet certain requirements, including minimum capital ratios. The restrictions are based on an institution's FDICIA defined capital category and become increasingly more severe as an institution's capital category declines. In addition to the prompt corrective action requirements, FDICIA includes significant changes to the legal and regulatory environment for insured depository institutions, including reductions in insurance coverage for certain kinds of deposits, increased supervision by the federal regulatory agencies, increased reporting requirements for insured institutions, and new regulations concerning internal controls, accounting, and operations.

   The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." To be considered "well capitalized," an institution is required to have at least a 5% leverage ratio, a 6% Tier I risk-based capital ratio, and a 10% total risk-based capital ratio. However, the regulatory agencies may impose higher minimum standards on individual institutions or may downgrade an institution from one category because of safety and soundness concerns.

   At December 31, 1992, the Bank's leverage ratio was 8.2%, Tier
     I risk-based ratio was 14.3%, total risk-based ratio was 15.6%, and tangible equity ratio was 8.2%.

(11)   Related Parties

   The Bank enters into various loans and other transactions in the ordinary course of business with its directors, executive officers, and some of their related business interests. The loans and other transactions are made on substantially the same terms as those prevailing at the time for comparable loans and similar transactions with other persons. Certain officers and directors and entities in which these individuals were principals were indebted to the Bank in the aggregate amount (net of participation loans sold) of $1,874,000 and $1,841,000 at December 31, 1992 and
     1991, respectively.

(12)   Supplemental Cash Flow Information

   During 1992 and 1991, First Bancorp paid to depositors and other banks interest payments of $5,548,000 and $6,983,000, respectively. Also during 1992 and 1991, First Bancorp paid to the Internal Revenue Service $1,019,000 and $255,000 in tax payments, respectively.

(13)   Fair Value of Financial Instruments

   Statement of Financial Accounting Standards No. 107,
     "Disclosures about Fair Value of Financial Instruments" requires that First Bancorp disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for First Bancorp's financial instruments.

   Cash and Cash Equivalents and Other Short-Term Investments _
     For those short-term investments, the carrying amount is a reasonable estimate of fair value.

   Investment Securities _ The fair value, which approximates the estimated market values, of longer-term investments and mortgage-backed securities, except certain state and municipal securities, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value, which approximates the estimated market values, of certain state and municipal securities is not readily available through market sources other than dealer quotations, so fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

   Loan Receivables _ Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, commercial real estate, residential mortgage, and consumer. The carrying amount of performing loans that were funded or will mature within three months of the balance sheet date approximate the fair value of those loans. Additionally, the carrying amount of adjustable rate loans that reprice within ninety days also approximate the fair value of those loans. The fair value of the remaining performing and nonperforming loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The estimate of maturity is based on First Bancorp's historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions.

   Deposit Liabilities and Repurchase Agreements _ The fair value of deposits with no stated maturity, such as noninterest-bearing demand deposits, savings, NOW accounts, money market accounts, and repurchase agreements is equal to the amount payable as of December 31, 1992. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

   Notes Payable _ The carrying amount of First Bancorp's notes payable approximate fair value as the note payable to a bank and the Employee Stock Ownership Plan commitment adjust for changes in current interest rates. Additionally, the carrying amount of First Bancorp's subordinated debentures also approximate fair value as First Bancorp has determined that the original terms in which the subordinated debentures were issued would not be significantly different from the terms of new debentures if such were to be issued at year end.

   Interest Accruals _ The fair value of First Bancorp's accrued interest receivable and accrued interest payable amounts approximate their carrying value due to the short maturity of these financial instruments.

   The estimated fair values of First Bancorp's financial instruments at December 31, 1992 are as follows:

                                                 Carrying            Estimated
                                                 Amount              Fair Value
     Financial assets:
        Cash and due from banks                  $ 11,815,310         11,815,310
        Federal funds sold and other
          temporary investments                       825,000            825,000
        Interest-bearing deposits with
          financial institutions                    1,077,474          1,077,474
        Investment securities                      69,215,516         71,527,582
        Loans, net                                 69,563,468         70,090,806
        Accrued interest receivable                 1,518,937          1,518,937

     Financial liabilities:
         Deposits:
           Demand, noninterest-bearing              26,975,743        26,975,743
           Money market and NOW accounts            33,391,507        33,391,507
           Savings                                  11,772,828        11,772,828
           Time                                     68,654,612        68,983,458
         Notes payable                               2,452,487         2,452,487
         Accrued interest payable                      350,295           350,295
         Securities sold under agreements to
           repurchase                                1,700,513         1,700,513

   Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time First Bancorp's entire holdings of a particular financial instrument. Because no market exists for a significant portion of First Bancorp's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

   Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.

(14)   Financial Instruments With Off-Balance Sheet Risk

   The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contractual or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

   The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

                                                          Contractual or
                                                          Notional Amount
                                                          at December 31, 1992

        Financial instruments whose contract amounts
          represent credit risk:
            Aggregate commitments to extend credit        $ 10,730,000
            Less amounts previously funded                   6,022,000
                                                          ____________
                   Net commitments unfunded               $  4,708,000
                                                          ============

            Standby letters of credit                     $    998,000
                                                          ============

   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable; inventory; property, plant, and equipment; real estate; and income-producing commercial properties.

   Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private short-term borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds collateral supporting those commitments for which collateral is deemed necessary.

(15)   Concentration of Credit Risk

   The Bank grants real estate, commercial, industrial, and agricultural loans to customers primarily in northeast Louisiana. Although the Bank has a diversified loan portfolio, a substantial portion (approximately 58%) of its loans, although not always funded for such purpose, are secured by real estate and its ability to fully collect its loans is dependent upon the real estate market in this region. The Bank typically requires collateral sufficient in value to cover the principal amount of the loan. Such collateral is evidenced by mortgages on property held and readily accessible to the Bank.

FIRST BANCORP OF LOUISIANA, INC. AND SUBSIDIARY
Consolidated Balance Sheets
Unaudited ($ in thousands)


                                                    September 30    September 30
Assets                                                   1993            1992

Cash and due from banks                                  $9,785         $7,907
Federal funds sold and securities purchased
  under agreements to resell                              6,700            300

    Total Cash and Cash Equivalents                     $16,485         $8,207

Interest-bearing deposits with financial institutions     1,077          1,262
Investment securities                                   103,636         68,032
Loans, (net of allowance for loan losses of
   $1,511 and 1,865 at September 30, 1993 and 1992
    respectively)                                        97,719         66,744
Premises and equipment, net                               2,008          1,531
Accrued interest receivable                               2,818          1,903
Real Estate Owned                                           116            151
Other assets                                              2,089          1,674

        Total Assets                                   $224,871       $148,242

Liabilities and Stockholders' Equity

Deposits
  Demand, noninterest bearing                           $28,435        $20,516
  Money Market and NOW accounts                          45,819         30,093
  Savings                                                19,074         10,853
  Time                                                 $101,966        $69,692

       Total Deposits                                  $195,294       $131,154

Notes payable                                             5,800          2,574
FHLB Advances Payable                                     3,920
Federal Funds purchased and securities sold under
  agreements to repurchase                                5,270          2,856
Accrued interest payable                                    829            593
Other Liabilities                                           951            619

        Total Liabilities                              $212,065       $137,796

Stockholders' equity:
  Common stock, par value $5 per share. 1,000,000
   shares authorized; 272,700 shares issued               1,363          1,363
  Capital surplus                                         6,744          6,744
  Retained earnings                                       6,839          4,545
  Treasury stock, 65,088 and 63,081 shares in 1993
  and 1992, respectively, at cost                        (1,639)        (1,580)
  Employee Stock Ownership Plan commitment                 (500)          (626)

          Total Stockholders' Equity                    $12,807        $10,446

Total Liabilities and Stockholders' Equity             $224,871       $148,242


See accompanying notes to consolidated financial statements.

FIRST BANCORP OF LOUISIANA, INC. AND SUBSIDIARY
Consolidated Statements of Income
Unaudited ($ in thousands, except per share data)

                                            3 months ended     9 months ended
                                             September 30      September 30
                                             1993    1992      1993    1992

Interest Income
  Loans, including fees                      $1,917  $1,575    $5,192  $4,676
  Investment securities:
   US goverment and agency obligations          558     613     1,533   1,889
   Mortgage-backed                              409     433     1,184   1,298
   Obligations of states and political
     subdivisions                               123     137       360     422
   Other                                        180     204       544     606
Deposits with finanacial institutions            25      31        75     104
Federal funds sold and other                     72       7       136     125

     Total interest income                    3,284   3,000     9,024   9,120

Interest expense
  Deposits:
   Time                                         743     773     2,023   2,703
   Money Market and NOW accounts                265     237       699     752
   Savings                                       95      91       254     279
Notes payable                                    50      45       114     145
Other                                            73      27       156      56

 Total interest expense                       1,226   1,173     3,246   3,935

     Net interest income                      2,058   1,827     5,778   5,185
Provision for loan losses                      (145)    250      (145)    590

     Net interest income after provision
      for loan losses                         2,203   1,577     5,923   5,775


Other operating expenses:
  Customer service charges                      197     164       558     484
  Other charges and commissions                 157     105       536     485
  Investment securities gains
   (losses), net                                 52      24        52      24

     Total other operating income               406     293     1,146     993


Other operating expenses:
   Salaries and employee benefits               770     648     2,056   1,757
   Occupancy and equipment                      239     253       708     633
   Other operating rexpenses                    558     465     1,557   1,301

     Total other operating expenses           1,567   1,366     4,321   3,691

     Income before income tax expense         1,042     504     2,748   1,897
Income tax expense                              301     136       825     538

Net income                                     $741    $367    $1,923  $1,359


Net income per share
   Average common shares outstanding          $3.57   $1.75     $9.22   $6.33
   Average common shares outstanding
     assuming full dilution                   $3.12   $1.50     $8.03   $5.33

See accompaying notes to consolidated financial statements.


FIRST BANCORP OF LOUISIANA, INC. AND SUBSIDIARY
Consolidated Statements of Stockholders' Equity
Unaudited ($ in thousands)
                                                       For the 9 months ended
                                                       September 30, 1993 and 1992


                                                                                              Employee Stock
                                      Common      Capital        Retained      Treasury       Ownership Plan      Stockholders'
                                      Stock       Surplus        Earnings      Stock          Commitment          Equity

Balance December 31, 1992             $1,363      $6,744         $5,020        ($1,585)       ($594)              $10,948

Purchase of 1,536 shares of
 common stock as treasury stock                                                    (54)                               (54)

Cash dividends declared                                            (104)                                             (104)

Reduction of commitment to ESOP                                                                  94                    94

Net income                                                        1,923                                             1,923


Balances at September 30, 1993        $1,363      $6,744         $6,839        ($1,639)       ($500)              $12,807



Balances at December 31, 1991         $1,363      $6,744         $3,186        ($1,310)       ($720)              $ 9,263

Purchase of 10,814 shares of common
  stock as treasury stock                                                         (270)                              (270)

Reduction of commitment to ESOP                                                                  94                    94

Net Income                                                        1,359                       1,359


Balances at September 30, 1992        $1,363      $6,744         $4,545        ($1,580)       ($626)              $10,446

FIRST BANCORP OF LOUISIANA, INC AND SUBSIDIARY
Consolidated Statements of Cash Flows
Unaudited ($ in thousands)
                                                               9 months ended
                                                               September 30
                                                              1993       1992
Operating Activities
  Net Income                                                  $1,923     $1,359
  Adjustments to reconcile net income to net cash
  provided by operating activities:
    Provision for loan losses                                   (145)       590
    Provision for depreciation and amortization                  248        360
    Net amortization of investment securities                     84         20
    Loss (gain) on sales of investment securities                (52)       (24)
    Gains on sales of premises and equipment and other asset    (115)       (63)
    Decrease (increase) in accrued interest receivable          (342)      (292)
    Decrease (increase) in other assets                          (86)       (51)
    Increase (decrease) in accrued interest payable              239       (313)
    Increase (decrease) in other liabilities                     (48)       255

     Net Cash Provided by Operating Activities                 1,706      1,841

Investing Activities

   Net decrease in interest-bearing deposits with
     financial institutions                                        0        876
   Proceeds from sales of investment securities                2,068      1,219
   Proceeds from maturities and principal paydowns of
     investment securities                                    14,005     13,515
   Purchases of investment securities                        (16,863)   (17,713)
   Net increase in loans                                      (7,063)    (7,587)
   Proceeds from sales of premises and equipment and
    other assets                                                 214        279
   Purchases of premises and equipment                          (170)      (799)

   Cash paid to purchase subsidiary bank,
    net of cash received                                      (2,813)         0

     Net cash used by investing actvities                    (10,622)   (10,210)

Financing activities:
   Net increase (decrease) in deposits                         2,322     (4,597)
   Net increase in Federal Funds Purchased
    and obligations under repurchase agreements                3,235      1,637
   Cash dividends paid                                          (104)         0
   Payments to acquire treasury stock                            (54)      (270)
   Proceeds from notes payable                                 8,500        850
   Payments on notes payable                                  (5,058)    (1,270)
   Net increases in FHLB advances                              3,920          0

      Net cash provided by financing activities               12,761     (3,650)

Increase (decrease) in cash and cash equivalents               3,845    (12,019)
Cash and cash equivlants at beginning of year                 12,640     20,226

Cash and cash equivalents at end of year                     $16,485    $ 8,207



See accommpanying notes to consolidated financial statements.

FIRST BANCORP OF LOUISIANA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
Unaudited ($ in thousands)

NOTE 1 - Income Taxes

Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." As permitted by SFAS No 109, the Company elected not to restate the financial statements of any prior years. The effect of the change on pre-tax income from continuing operations for the none months ended September 30, 1993 was not material, however the cumulative effect of the change increased net income by $49.

        Components of Deferred Tax Assets and Liabilities
                       At January 1, 1993
                         (in thousands)

Deferred Tax Assets

Reserve for loan losses                  449
Depreciation                              68
Foreclosed assets                         14

Total deferred tax assets                531

Deferred tax liabilities

Discount Accretion - Investments          73

Total deferred tax liabilities            73


Total net deferred tax asset            $458



NOTE 2 - Per Share Data and Market Value of Stock

Net income per average share outstanding is calculated based on the weighted average number of shares outstanding during the year. The average number of shares outstanding for the nine months ended September 30, 1993 and 1992 was 208,465 and 214,458, respectively. Net income per average share outstanding assuming full dilution also considers the impact of conversion of First Bancorp's subordinated debentures into common shares as of the beginning of each year. The average number of shares outstanding during the nine months ended September 30, 1993 and 1992 was 240,408 and 254,305 respectively.

There is not an established public trading market for the Company's common stock. However, an annual valuation of the stock is prepared for the Employee Stock Ownership Plan. As of December 31, 1992 the value of the Company's common stock was estimated to be $34.66.


NOTE 3 - Non-Performing Loans

                                September 30                December 31
                               1993      1992             1992       1991


Nonaccrual loans              $  832     $1,787           $1,513     $2,158

Restructured loans               631        954              908        802
                              ______     ______           ______     ______
Total nonperforming loans     $1,463     $2,741           $2,421     $2,960
                              ======     ======           ======     ======

Accruing loans past due
ninety days or more           $  335     $  319           $  324     $   61
                              ======     ======           ======     ======

When the payment of principal or interest on a loan is delinquent for 120 days, or earlier in some cases, the loan is placed on nonaccrual status, unless the loan is in the process of collection and the underlying collateral fully supports the carrying value of the loan. If the decision is made to continue accruing interest on the loan, periodic reviews are made to confirm the accruing status of the loan. When a loan is placed on nonaccrual status, interest accrued during the current year prior to the judgement of uncollectibility is charged to operations. Interest accrued during prior periods is charged to the allowance for loan losses. Generally, any payments received on nonaccrual loans are applied first to outstanding loan amounts and next to the recovery of charged-off loan amounts. Any excess is treated as recovery of lost interest.

Interest income in the amount of $148 would have been recorded on nonaccrual loans during the nine months ended September 30, 1993 if they had been performing in accordance with their contractual terms. During the nine months ended September 30, 1993, the company recorded no interest income on nonaccrual loans.

In addition to the nonperforming loans disclosed above, management has identified loans totalling $292 thousand for which payments are current, but which, in management's opinion, are subject to potential future classification as non-performing or past due.


NOTE 4 - Acquisition

On August 31, 1993, First Bancorp acquired Southern National Bank at Tallulah for $9,156. Assets purchased included $2,366 of cash and due from banks, $33,662 of investment securities, $21,034 of loans, $446 of bank premises, furniture and fixtures, and $1,112 of other assets. Liabilities assumed included $52,177 of deposits, $334 of Federal Funds sold and securities sold under agreements to repurchase and $928 of accrued interest payable and other liabilities. The purchase method of accounting was used to record the acquisition. Operations of Southern National Bank prior to the acquisition are not included in these consolidated financial statements.

FIRST BANCORP OF LOUISIANA, INC. AND SUBSIDIARY
Quarterly Income Results
Unaudited ($ in thousands, except per share amounts)

                                                         1993

                                                   I       II      III      IV

Interest income                                2,863    2,877    3,284
Net interest income                            1,863    1,857    2,058
Net income                                       578      604      741
Net income per share
  Average common shares outstanding            $2.76    $2.89    $3.57
  Average common shares outstanding assuming
   full dilution                               $2.40    $2.51    $3.12





                                                          1992

                                                    I       II     III      IV

Interest income                                $3,054   $3,065   3,000   2,940
Net interest income                             1,596    1,762   1,827   1,882
Net income                                        569      423     367     588
Net income per share
  Average common shares outstanding             $2.60    $1.97   $1.75   $2.80
  Average common shares outstanding assuming
   full dilution                                $2.18    $1.65   $1.50   $2.43





                                                          1991

                                                    I       II      III     IV

Interest income                                $2,786   $2,821   $3,063  $3,202
Net interest income                               995    1,079    1,304   1,521
Net income                                        178      248      284     328
Net income per share
  Average common shares outstanding             $0.79    $1.11    $1.28   $1.49
  Average common shares outstanding assuming
   full dilution                                $0.67    $0.93    $1.10   $1.30

                            APPENDIX A


                  AGREEMENT AND PLAN OF MERGER
                               OF
                FIRST BANCORP OF LOUISIANA, INC.
                          WITH AND INTO
                      HIBERNIA CORPORATION


     AGREEMENT AND PLAN OF MERGER dated as of November 4, 1993
(this "Agreement"), adopted and made by and between First Bancorp of Louisiana, Inc. ("FBL") and Hibernia Corporation ("Hibernia").

     FBL is a corporation duly organized and existing under the laws of the State of Louisiana; has its registered office at 500 Natchitoches Street, West Monroe, Louisiana 71291; and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). The presently authorized capital stock of FBL consists solely of 1,000,000 shares of common stock of the par value of $5.00 each ("FBL Common Stock"). As of July 31, 1993, 272,700 shares of FBL Common Stock had been issued, 207,612 shares of FBL Common Stock were outstanding, and 65,088 shares of FBL Common Stock were held in FBL's treasury. All outstanding shares of FBL Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The foregoing are the only voting securities of FBL authorized, issued, or outstanding, and there are no existing options, warrants, calls, or commitments of any kind obligating FBL to issue any share of its capital stock or any other security of which it is or will be the issuer, other than the obligation to issue shares upon conversion of the Debentures (as defined herein). None of the shares of FBL's capital stock has been issued in violation of preemptive rights of shareholders. FBL owns 96.8 percent and 100 percent, respectively, of the outstanding voting shares of Southern National Bank of Tallulah and First National Bank of West Monroe ( collectively, the "Banks"), each of which is a Louisiana banking corporation duly organized and existing under the laws of the State of Louisiana.

     Hibernia is a corporation duly organized and existing under the laws of the State of Louisiana; has its registered office at 313 Carondelet Street, New Orleans, Louisiana 70130; and is a bank holding company within the meaning of the Bank Holding Company Act. Hibernia owns all of the issued and outstanding shares of capital stock of Hibernia National Bank ("HNB"). The presently authorized capital stock of Hibernia is 300,000,000 shares, consisting of 100,000,000 shares of preferred stock, no par value, 100,000,000 shares of Class B non-voting common stock, no par value, and 100,000,000 shares of Class A voting common stock, no par value (the Class A voting common stock being referred to hereinafter as "Hibernia Common Stock"). As of July 31, 1993, no shares of Hibernia's preferred stock or its Class B non-voting common stock were outstanding, 83,437,931 shares of Hibernia Common Stock were outstanding, and no shares of Hibernia Common Stock were held in Hibernia's treasury. All outstanding shares of Hibernia Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The foregoing are the only voting securities of Hibernia authorized, issued or outstanding and there are no existing options, warrants, calls or commitments of any kind obligating Hibernia to issue any share of its capital stock or any other security of which it is or will be the issuer, except that Hibernia has authorized or reserved 1,500,000 shares of Hibernia Common Stock for issuance under its 1987 Stock Option Plan, pursuant to which options covering 817,837 shares of Hibernia Common Stock were outstanding as of July 31, 1993, 2,823,970 (as adjusted) shares of Hibernia Common Stock for issuance under its 1992 Long-Term Incentive Plan, pursuant to which options covering 914,500 shares of Hibernia Common Stock were outstanding as of July 31, 1993, 1,000,000 shares of Hibernia Common Stock for issuance under its 1993 Director Stock Option Plan, pursuant to which options covering 75,000 shares of Hibernia Common Stock are outstanding as of the date hereof and 703,263 shares of Hibernia Common Stock are available for issuance pursuant to Hibernia's Dividend Reinvestment and Stock Purchase Plan. None of the shares of Hibernia's capital stock has been issued in violation of preemptive rights of shareholders.

     The Boards of Directors of FBL and Hibernia have duly approved this Agreement and have authorized the execution hereof by FBL's President and Hibernia's President and Chief Executive Officer, respectively. FBL will direct that this Agreement be submitted to a vote of its shareholders in accordance with Part XI of the Louisiana Business Corporation Law ("LBCL") and the terms of this Agreement.

     In consideration of their mutual promises and obligations, the parties hereto adopt and make this Agreement for the merger of FBL with and into Hibernia and prescribe the terms and conditions of such merger and the mode of carrying it into effect, which shall be as follows:

      1. The Merger. On the Effective Date (as defined in Section 14 hereof), FBL shall be merged with and into Hibernia under the Articles of Incorporation of Hibernia, pursuant to the provisions of, and with the effect provided in, Part XI of the LBCL (the "Merger") and the Merger Agreement in substantially the form of
Exhibit 1 hereto (the "Merger Agreement").

      2. Hibernia Capital Stock. The shares of the capital stock of Hibernia issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding.

      3.  FBL Common Stock.

          3.1. Conversion. On the Effective Date and subject to the provisions of Section 3.7 hereof,

          (a) each share of FBL Common Stock issued and outstanding immediately prior to the Effective Date, other than (i) shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 12: 131 of the LBCL and (ii) shares owned beneficially by Hibernia or its subsidiaries, shall, by virtue of the Merger automatically and without any action on the part of the holder thereof, become and be converted into the number of shares of Hibernia Common Stock that equals the Exchange Rate set forth in Section 3.8 hereof;

          (b) holders of certificates which represent shares of FBL Common Stock outstanding immediately prior to the Effective
Date (hereinafter called "Old Certificates") shall cease to be, and shall have no rights as, shareholders of FBL;

          (c) each share of FBL Common Stock held in the treasury of FBL or owned beneficially by Hibernia or any of its subsidiaries shall be cancelled; and

          (d) Old Certificates shall be exchangeable by the holders thereof in the manner provided in the transmittal materials described below for new certificates for the number of whole shares of Hibernia Common Stock to which such holders shall be entitled in accordance with the Exchange Rate set forth in Section 3.8 and a check representing cash paid in lieu of fractional shares as provided in Section 3.2 hereof.

          3.2. Fractional Shares. Each holder of Old Certificates who would otherwise have been entitled to receive a fraction of a share of Hibernia Common Stock (after taking into account all shares of FBL Common Stock represented by the Old Certificates then delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share multiplied by the average of the mean of high and low prices of one share of Hibernia Common Stock for the five business days preceding the Effective Date as reported in The Wall Street Journal, or, if the Hibernia Common Stock is not then so reported, the average of the fair market values of one share of Hibernia Common Stock on the five business days preceding the Effective Date determined pursuant to such reasonable method as the Board of Directors of Hibernia may adopt in good faith for such purpose, and no such holder shall be entitled to dividends, voting rights or any other right of shareholders in respect of any fractional share.

          3.3. Transmittal Materials. As promptly as practicable after the Effective Date, Hibernia shall send or cause to be sent to each former shareholder of record of FBL transmittal materials for use in exchanging Old Certificates for certificates representing Hibernia Common Stock and a check representing cash paid in lieu of fractional shares, if any. The letter of transmittal will contain instructions with respect to the surrender of Old Certificates and the distribution of certificates representing Hibernia Common Stock. If any certificate for shares of Hibernia Common Stock is to be issued in a name other than that in which an Old Certificate surrendered for exchange is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the exchange agent to be appointed by Hibernia in connection with such exchange (the "Exchange Agent") that such taxes are not payable.

          3.4. Rights as Shareholders. Former shareholders of FBL will be able to vote after the Effective Date at any meeting of Hibernia shareholders or pursuant to any written consent procedure the number of whole shares of Hibernia Common Stock into which their shares of FBL Common Stock are converted, regardless of whether they have exchanged their Old Certificates. Whenever a dividend is declared by Hibernia on the Hibernia Common Stock after the Effective Date, the declaration shall include dividends on all shares issuable hereunder, but no shareholder will be entitled to receive his distribution of such dividends until physical exchange of his Old Certificates shall have been effected. Upon physical exchange of his Old Certificates, any such person shall be entitled to receive from Hibernia an amount equal to all dividends (without interest thereon and less the amount of taxes, if any, that may have been withheld, imposed or paid thereon) declared, and for which the payment has occurred, on the shares represented thereby.

          3.5. Cancellation of Old Certificates. On and after the Effective Date there shall be no transfers on the stock transfer books of FBL or Hibernia of the shares of FBL Common Stock which were issued and outstanding immediately prior to the Effective Date. If, after the Effective Date, Old Certificates are properly presented to Hibernia, they shall be cancelled and exchanged for certificates representing shares of Hibernia Common Stock and a check representing cash paid in lieu of fractional shares as herein provided. Any other provision of this Agreement notwithstanding, neither the Exchange Agent nor any party hereto shall be liable to a holder of FBL Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

          3.6. Property Transfers. From time to time, as and when requested by Hibernia and to the extent permitted by Louisiana law, the officers and directors of FBL last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to Hibernia title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authorities of FBL, and otherwise to carry out the purposes of this Agreement.

          3.7. Dissenters' Shares. Shares of FBL Common Stock held by any holder having rights of a dissenting shareholder as provided in Part XIII of the LBCL, who shall have properly objected to the Merger and who shall have properly demanded payment on his stock in accordance with and subject to the provisions of Section 12:131 of the LBCL, shall not be converted as provided in Section
3.1 hereof until such time as such holder shall have failed to perfect, or shall have effectively lost, his right to appraisal of and payment for his shares of FBL Common Stock, at which time such shares shall be converted as provided in Section 3.1 hereof.

          3.8.  Exchange Rate.

          (a) The Exchange Rate shall be the number that is number obtained by dividing the Deliverable Amount (as defined below) by the total number of issued and outstanding shares of FBL Common
Stock on the Closing Date.

          (b) For purposes of this Agreement, and except as provided in paragraph (d) of this Section, the Deliverable Amount shall be the number that equals $ 36 million divided by the Average Market Price of Hibernia Common Stock on the Closing Date (as defined in paragraph (c) below); provided, however, that, in the event that this Closing does not occur on or before March 31, 1994 and FBL's book value is greater than or equal to $15 million in each full month following March 31, the Deliverable Amount shall be increased by an amount equal to the lesser of (i) the aggregate net after tax income of FBL for each full month ended after March 31, 1994 and prior to the Closing, or (ii) $250,000.

          (c) For purposes of this Agreement, the Average Market Price of Hibernia Common Stock on the Closing Date shall be the average of the mean of the high and low prices of one share of Hibernia Common Stock for the ten business days preceding the last trading day immediately prior to the Closing Date as reported in The Wall Street Journal.

          (d) In the event that, prior to the Effective Date, Hibernia has publicly announced its intention to merge with an unaffiliated third party as a result of which Hibernia would not be the surviving corporation, be acquired by an unaffiliated third party or sell or transfer all or substantially all of its assets to an unaffiliated person pursuant to which a controlling interest in Hibernia or Hibernia National Bank, then the Average Market Price for purposes of computing the Exchange Ratio shall be the lesser of
(i) the Average Market Price as computed in accordance with Section 3.8(c) above, or (ii) $10.00 per share.

      4. Articles of Incorporation; Bylaws. The Articles of Incorporation and Bylaws of Hibernia in force immediately prior to the Effective Date shall on and after the Effective Date continue to be the Articles of Incorporation and Bylaws of Hibernia, respectively, unless altered, amended or repealed in accordance with applicable law.

      5. Employees. Hibernia shall cause to be provided as soon as practicable after the Effective Date for the employees of FBL and the Banks immediately prior to the Effective Date the employee benefits then made available to employees of Hibernia and its subsidiaries, subject to the terms and conditions under which those employee benefits are made available to such employees; provided, however, that for purposes of determining the eligibility of an employee of FBL or either of the Banks (or both) to receive, and the benefits to which such employee shall be entitled, under Hibernia's benefits plans after the Effective Date, any period of employment of such employee with FBL or either of the Banks shall be deemed equivalent to having been employed for that same period by Hibernia and/or its subsidiaries.

      6. Negative Covenants. From the date hereof until the Effective Date, or until the termination of this Agreement, FBL covenants and agrees that it will not do, or agree to commit to do, and FBL will cause the Banks not to do and not to agree or commit to do, without the prior written consent of Hibernia, any of the following:

          (a) in the case of FBL (and not the Banks), make, declare, set aside or pay any dividend, other than regularly declared dividends in accordance with past practice, or declare or make any distribution on, or directly or indirectly combine, redeem, purchase or otherwise acquire, any shares of FBL Common Stock (other than in a fiduciary capacity and except as required by Section 15.02 of FBL's Employee Stock Ownership Plan (the "FBL ESOP"));

          (b) authorize the creation or issuance of or issue any additional shares of its capital stock, or any options, calls, warrants, stock appreciation rights or commitments relating to its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from it, shares of its capital stock;

          (c) except as otherwise contemplated in this Agreement, enter into any employment contracts with, increase the rate of compensation of, or pay or agree to pay any bonus to, any of its directors, officers or employees, except in accordance with the existing policy and past practices;

          (d) except with respect to the termination and distribution of the FBL ESOP as contemplated herein, enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees;

          (e) other than as contemplated hereby, (i) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, (ii) amend its or the Banks' Articles of Incorporation or Bylaws, (iii) impose, or suffer the imposition, on any share of stock held by FBL in the Banks, of any material lien, charge, or encumbrance, or permit any such lien to exist, (iv) establish or add any automatic teller machines or branch or other banking offices, (v) make any capital expenditures in excess of $100,000, (vi) sell assets, including but not limited to, loans or securities (other than securities listed as held for sale on the FBL Financial Statements), for the purpose of taking profits or (vii) take any action that would materially and adversely affect the ability of any party hereto to obtain the approvals necessary for consummation of the transactions contemplated hereby or that would materially and adversely affect FBL's ability to perform its covenants and agreements hereunder;

          (f) except with respect to transactions contemplated hereby, merge with any other corporation or bank or permit any other corporation or bank to merge into it or consolidate with any other corporation or bank; acquire control over any other firm, bank, corporation or organization or create any subsidiary (except in a fiduciary capacity or in connection with foreclosures in bona fide loan transactions); liquidate; or sell or dispose of any assets or acquire any assets, otherwise than in the ordinary course of its business consistent with its past practice; or

          (g) knowingly fail to comply with any laws, regulations, ordinances, or governmental actions applicable to it and to the conduct of its business in a manner significant, material and adverse to its business.

      7. Representations and Warranties of FBL. FBL (and not its directors or officers in their personal capacities) hereby represents and warrants as follows:

          7.1. Recitals. The facts set forth in the preamble to this Agreement with respect to it are true and correct.

          7.2. Organization and Qualification. Each of FBL and the Banks is a corporation or bank duly organized, validly existing, and in good standing under the laws of the State of Louisiana; each of FBL and the Banks have the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its assets, properties and business; and FBL has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

          7.3. Ownership of Other Banks. FBL does not own, directly or indirectly, 5 percent or more of the outstanding capital stock or other voting securities of any corporation, bank, or other organization except the Banks. The presently authorized capital stock of First National Bank of West Monroe consists solely of 1,280,000 shares of common stock of the par value of $ 5.00 each, of which 484,252 shares of common stock are outstanding and no such shares are held in treasury. The presently authorized capital stock of Southern National Bank of Tallulah consists solely of 75,046 shares of common stock of the par value of $ 5.00 each, of which 75,046 shares of common stock are outstanding and no such shares are held in treasury. The outstanding shares of capital stock of the Banks are validly issued and outstanding, fully paid and, except as may be affected by Louisiana Revised Statute Section 6:262, nonassessable and, except as provided on Schedule 7.3 hereto, all of such shares are owned by FBL (except for 2,400 shares of the common stock of Southern National Bank Tallulah, which are held by the directors of such bank), free and clear of all liens, claims and encumbrances.

          7.4. Corporate Authorization. The execution, delivery and performance of this Agreement have been authorized by FBL's Board of Directors, and, subject to the approval of this Agreement by its shareholders in accordance with the LBCL, all corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance by FBL of this Agreement and the consummation of the Merger have been validly and appropriately taken. Subject to such shareholder approval and to such regulatory approvals as are required by law, this Agreement is a legal, valid and binding obligation of FBL, enforceable against FBL in accordance with its terms, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles or principles of Louisiana law that are similar to equitable principles in jurisdictions that recognize a distinction between law and equity.

          7.5. No Conflicts. Except as disclosed on Schedule 7.5 hereto, the execution and delivery of this Agreement by FBL does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of FBL or the Banks or to which FBL or the Banks is subject, which breach, violation or default would have a material and adverse effect on the financial condition, properties, businesses or results of operations of FBL and the Banks taken as a whole or on the transactions contemplated hereby, (ii) to the best of the knowledge of FBL's management, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of FBL or the Banks or to which FBL or the Banks is subject, or (iii) a breach or violation of, or a default under, the Articles of Incorporation or Bylaws of FBL or the Banks; and the consummation of the transactions contemplated hereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any required approvals of shareholders and applicable regulatory authorities.

          7.6. Financial Statements; Dividend Restrictions. FBL has delivered to Hibernia prior to the execution of this Agreement true and correct copies of the following consolidated financial statements (collectively referred to herein as the "FBL Financial Statements"): FBL's Consolidated Balance Sheets as of September 30, 1993 and 1992 (unaudited) and December 31, 1992, 1991 and 1990
(audited); Consolidated Statements of Income and Changes in Stockholders' Equity and Consolidated Statements of Cash Flows for the years ended December 31, 1992, 1991 and 1990 (audited), and Consolidated Statements of Income for the nine-month periods ended September 30, 1993 and 1992 (unaudited). Each of the FBL Financial Statements (including the related notes) fairly presents the consolidated results of operations of FBL and the Banks for the respective periods covered thereby and the consolidated financial condition of FBL and the Banks as of the respective dates thereof (subject, in the case of unaudited statements, to year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Except as disclosed in the FBL Financial Statements, including the notes thereto, or Schedule 7.6 hereto, and except as otherwise required by this Agreement, there are no restrictions in any note, indenture, agreement, statute or otherwise (except for statutes or regulations applicable to Louisiana corporations or state banks generally) precluding FBL or the Banks from paying dividends, in each case when, as and if declared by its Board of Directors.

          7.7. No Material Adverse Change. Since September 30, 1993, there has been no event or condition of any character (whether actual, or to the knowledge of FBL or the Banks, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to FBL, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of FBL or the Banks, excluding changes in laws or regulations that affect banking institutions generally.

          7.8.  Litigation and Proceedings.  Except as set forth on
Schedule 7.8 hereto, no litigation, proceeding or controversy before any court or governmental agency is pending against FBL that in the opinion of its management is likely to have a material and adverse effect on the business, results of operations or financial condition of FBL and the Banks taken as a whole, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated. Except as disclosed on
Schedule 7.8 hereto, no member of FBL's consolidated group is subject to any written agreement, memorandum, or order with or by any bank or bank holding company regulatory authority restricting its operations or requiring any material actions.

          7.9. Material Contracts. Except for this Agreement and arrangements made in the ordinary course of business or disclosed on Schedule 7.9 hereto, neither FBL nor either of the Banks is bound by any material contract to be performed after the date hereof that is not terminable by FBL or the Banks without penalty or liability on thirty days prior notice.

          7.10. Brokers' or Finders' Fees. No agent, broker, investment banker, investment or financial advisor or other person acting on behalf of FBL or the Banks or under their authority is entitled to any commission, broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated by this Agreement; provided, however, that Austin & Associates will provide the Fairness Opinion to FBL in connection with the Merger, and FBL will pay Austin & Associates a fee in connection with such Fairness Opinion.

          7.11.  Contingent Liabilities.  Except as disclosed on
Schedule 7.11 hereto or as reflected in the FBL Financial Statements and except in the case of the Banks for unfunded loan commitments made in the ordinary course of business consistent with past practices, as of September 30, 1993, neither FBL nor either of the Banks have any obligation or liability (contingent or otherwise) that was material, or that when combined with all similar obligations or liabilities would have been material, to FBL and the Banks taken as a whole and there does not exist a set of circumstances resulting from transactions effected or events occurring prior to, on, or after September 30, 1993, or from any action omitted to be taken during such period that, to the knowledge of FBL, could reasonably be expected to result in any such material obligation or liability.

          7.12. Tax Liability. The amounts set up as liabilities for taxes in the FBL Financial Statements are sufficient for the payment of all respective taxes (including, without limitation, federal, state, local, and foreign excise, franchise, property, payroll, income, capital stock, and sales and use taxes) accrued in accordance with GAAP and unpaid at the respective dates thereof.

          7.13. Material Obligations Paid. Since September 30, 1993, neither FBL nor the Banks have incurred or paid any obligation or liability that would be material to FBL on a consolidated basis, except for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with its past practices.

          7.14. Tax Returns; Payment of Taxes. All federal, state, local, and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of FBL or the Banks have been timely filed or requests for extensions have been timely filed and granted and have not expired for periods ending on or before December 31, 1992, and all returns filed are complete and accurate to the best information and belief of their respective managements; all taxes shown on filed returns have been paid. As of the date hereof, there is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to FBL or the Banks except as reserved against in the FBL Financial Statements. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid, and FBL's reserves for bad debts at December 31, 1992, as filed with the Internal Revenue Service were not greater than the maximum amounts permitted under the provisions of Section 585 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

          7.15. Loans. To the best knowledge and belief of its management, each loan reflected as an asset of FBL in the FBL Financial Statements, as of September 30, 1993, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms, and no loan is subject to any asserted defense, offset or counterclaim known to FBL, except as disclosed in writing to Hibernia on or prior to the date hereof.

          7.16. Allowance for Loan Losses. The allowances for possible loan losses shown on the balance sheets of FBL as of September 30, 1993 are adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries, relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of September 30, 1993, and each such allowance has been established in accordance with GAAP.

          7.17.  Title to Assets; Adequate Insurance Coverage.

          (a) As of September 30, 1993, FBL and the Banks had, and except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now have, good and merchantable title to all real property and good and merchantable title to all other material properties and assets reflected in the FBL Financial Statements, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the FBL Financial Statements or which secure deposits of public funds as required by law; (ii) liens for taxes accrued by not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after September 30, 1993, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or assets or the potential sale of any such owned properties or assets; (v) the pledge of the stock of the Banks to Whitney National Bank disclosed on Schedule
7.6 hereto, (vi) the pledge of certain mortgage-backed securities to the Federal Home Loan Bank ("FHLB") to secure certain advances from FHLB and (vii) capital leases and leases, if any, to third parties for fair and adequate consideration. FBL and the Banks own, or have valid leasehold interests in, all material properties and assets, tangible or intangible, used in the conduct of its business. Any real property and other material assets held under lease by FBL or the Banks are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made by Hibernia in such lease of such property.

          (b) With respect to each lease of any real property or a material amount of personal property to which FBL or either of the Banks is a party, except for financing leases in which FBL or the Banks is lessor: (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid;
(ii) there exists no default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) neither the Merger nor the merger of the Banks and HNB will constitute a default or a cause for termination or modification of such lease.

          (c) Neither FBL nor the Banks have any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

          (d) To the knowledge and belief of its management, the policies of fire, theft, liability and other insurance, including fidelity bonds, maintained with respect to the assets or businesses of FBL and the Banks provide adequate coverage against loss.

          7.18. Employee Plans. To the best of FBL's knowledge and belief, it, the Banks, and all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover one or more employees employed by FBL or the Banks:

               (i) is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or to such plan or any of its employees (because of such employee's activities on behalf of it), the breach or violation of which could have a material and adverse effect on such business; and

               (ii) has received no notification from any agency or department of federal, state or local government or the staff thereof asserting that any such entity is not in compliance with any of the statutes, regulations or ordinances that such governmental authority enforces, or threatening to revoke any license, franchise, permit or governmental authorization, and is subject to no agreement with any such governmental authority with respect to its assets or business.

          7.19. Copies of Employee Plans. On or prior to the date hereof, FBL has provided Hibernia with true, complete and accurate copies of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, savings, stock appreciation right or profit-sharing plans, any employment, deferred compensation, consultant, severance, bonus, or collective bargaining agreement or group insurance contract, or any other incentive, welfare, or employee benefit plan or agreement maintained by it or the Banks for its or the Banks' employees or former employees.

          7.20. Plan Liability. Except for liabilities to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid, and except for liabilities to the Internal Revenue Service under section 4971 of the Internal Revenue Code, all of which have been fully paid, neither FBL nor the Banks have any liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Internal Revenue Code.

          7.21. No Default. Neither FBL nor the Banks are in default in any material respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its respective assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

          7.22. Minutes. Within thirty days after the date hereof, FBL will make available to Hibernia, for inspection pursuant to the terms of Section 9.5 hereof, the minutes of meetings of FBL's and the Banks' Boards of Directors and all committees thereof held prior to the date hereof, which minutes are complete and correct in all respects and fully and fairly present the deliberations and actions of such Boards and committees and accurately reflect the business condition and operations of FBL and the Banks as of the dates and for the periods indicated therein.

          7.23.  Insurance Policies.  Attached hereto as Schedule
7.23 is a schedule detailing all policies of fire, theft, public liability, and other insurance (including without limitation fidelity bonds and directors and officers liability insurance) maintained by FBL or the Banks at the date hereof. Except as disclosed on Schedule 7.23 hereto, neither FBL nor the Banks have received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither FBL nor the Banks have been refused any insurance coverage sought or applied for, and it has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability of coverage that do not result from any extraordinary loss experience of FBL or the Banks.

          7.24. Investments. Except for pledges to secure public or trust deposits, none of the investments reflected in the FBL Financial Statements under the heading "Investment Securities," and none of the investments made by FBL or the Banks since September 30, 1993, and none of the assets reflected in the FBL Financial Statements under the heading "Cash and Due From Banks," is subject to any restriction, whether contractual or statutory, that materially impairs the ability of FBL or the Banks freely to dispose of such investment at any time. With respect to all repurchase agreements to which FBL or the Banks is a party, FBL or the Banks, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement which equals or exceeds the amount of the debt secured by such collateral under such agreement.

          7.25. Environmental Matters. Neither FBL nor the Banks nor, to the knowledge of FBL and the Banks, any previous owner or operator of any properties at any time owned (including any properties owned as a result of foreclosure of a loan, whether still owned or subsequently resold) leased, or occupied by FBL or the Banks or used by FBL or the Banks in their respective business ("FBL Properties") used, generated, treated, stored, or disposed of any hazardous waste, toxic substance, or similar materials on, under, or about FBL Properties except in compliance with all applicable federal, state, and local laws, rules, and regulations pertaining to air and water quality, hazardous waste, waste disposal, air emissions, and other environmental matters ("Environmental Laws"). Neither FBL nor the Banks have received any notice of noncompliance with Environmental Laws, applicable laws, orders, or regulations of any governmental authorities relating to waste generated by any such party or otherwise or notice that any such party is liable or responsible for the remediation, removal, or clean-up of any site relating to FBL Properties.

      8.  Representations and Warranties of Hibernia.  Hibernia
(and not its directors or officers in their personal capacities) hereby represents and warrants as follows:

          8.1. Recitals. The facts set forth in the preamble to this Agreement with respect to it are true and correct.

          8.2. Organization and Qualification. Hibernia is a corporation, and HNB is a national banking association, duly organized, validly existing and in good standing under the laws of the State of Louisiana and the United States of America, respectively. Each of Hibernia and its material subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its assets, properties and business, and Hibernia has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

          8.3. Shares Fully Paid and Non Assessable. The outstanding shares of capital stock of Hibernia Corporation and HNB are validly issued and outstanding, fully paid and nonassessable (subject, in the case of HNB, to 12 U.S.C. Section 55) and all of such shares of HNB are owned directly or indirectly by Hibernia free and clear of all liens, claims, and encumbrances. The shares of Hibernia Common Stock to be issued in connection with the Merger pursuant to this Agreement will have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable.

          8.4. Due Authorization. The execution, delivery and performance of this Agreement have been authorized by Hibernia's Board of Directors, and, subject to the regulatory and other approvals required by Section 12 hereof, all corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance by Hibernia of this Agreement and the consummation of the Merger have been validly and appropriately taken. Subject to receipt of the regulatory and other approvals required by Section 12 hereof, this Agreement is a legal, valid, and binding obligation of Hibernia enforceable against Hibernia in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights generally and by general equitable principles or principles of Louisiana law that are similar to equitable principles in jurisdictions that recognize a distinction between law and equity.

          8.5. No Conflicts. Except as disclosed on Schedule 8.5 hereto, the execution and delivery of this Agreement by Hibernia does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) a breach or violation of, or a default under, any law, rule, or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, or instrument of Hibernia or its subsidiaries or by which Hibernia or any of its subsidiaries is subject, which breach, violation or default would have a material and adverse effect on the financial condition, properties, businesses, or results of operations of Hibernia and its subsidiaries taken as a whole or on the transactions contemplated hereby, (ii) to the best of the knowledge of Hibernia's management, a breach or violation of, or a default under, any law, rule, or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, or instrument of Hibernia or its subsidiaries or to which Hibernia or any of its subsidiaries is subject, or (iii) a breach or violation of, or a default under the Articles of Incorporation or Association or Bylaws of Hibernia, or of its subsidiaries, and the consummation of the transactions contemplated hereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture, or instrument, other than any required approvals of shareholders and applicable regulatory authorities.

          8.6. Reports of Hibernia. As of their respective dates, none of its Annual Report on Form 10-K for the fiscal year ended December 31, 1992, its Quarterly Reports on Form 10-Q for the periods ended March 31 and September 30, 1993, and its proxy statement for its 1993 annual meeting of shareholders, each in the form (including exhibits) filed with the Securities and Exchange Commission (the "SEC") and its quarterly report to shareholders for the period ended September 30, 1993 (collectively, the "Hibernia Reports"), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no fact or circumstance that, individually or in the aggregate, materially and adversely has affected or is so affecting, or, in the opinion of the executive officers of Hibernia, may reasonably be expected in the future to so affect, the business, financial condition, net worth, properties, prospects or results of operations of Hibernia and its subsidiaries, taken as a whole, that has not been disclosed in the Hibernia Reports. Each of the balance sheets in or incorporated by reference into the Hibernia Reports (including the related notes) fairly presents the financial position of the entity or entities to which it relates as of its date and each of the statements of income and stockholders' equity and statement of cash flows or equivalent statements in the Hibernia Reports (including any related notes and schedules) fairly presents the results of operations and changes in stockholders' equity, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited statements, to year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Copies of the Hibernia Reports have been furnished to FBL on or before the date hereof.

          8.7. No Material Adverse Change. Since September 30, 1993, there has been no event or condition of any character (whether actual, or to the knowledge of Hibernia or HNB, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Hibernia, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of Hibernia or HNB, excluding changes in laws or regulations that affecting banking institutions generally.

          8.8. Loans. To the best knowledge and belief of its management, and management of HNB, each loan reflected as an asset of Hibernia in the unaudited consolidated balance sheet contained in Hibernia's quarterly report to shareholders for the period ended September 30, 1993, or acquired since that date, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, and no loan is subject to any asserted defense, offset, or counterclaim known to Hibernia, except as disclosed on Schedule 8.8 hereto.

          8.9. Litigation. Except as disclosed on Schedule 8.9 hereto, no litigation, proceeding or controversy before any court or governmental agency is pending that in the opinion of its management is likely to have a material and adverse effect on the business, results of operations or financial condition of Hibernia and its subsidiaries taken as a whole, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated. Except as disclosed on Schedule 8.9, neither Hibernia nor HNB is subject to any written agreement, memorandum or order with or by any bank or bank holding company regulatory authority that materially restricts its operations or requires any material actions.

          8.10. Environmental Matters. Hibernia and HNB are in material compliance with all environmental laws and regulations applicable to them as to which failure to comply could be reasonably anticipated to result in a material adverse change in the financial condition of Hibernia or a material loss to Hibernia or HNB.

      9. Agreements and Covenants. Hibernia and FBL each hereby agrees and covenants to the other that:

          9.1. Shareholder Approvals. If required by applicable law, this Agreement shall be submitted to its respective shareholders at a special meeting called and held in accordance with applicable provisions of law (to be scheduled to the extent possible for the date of the shareholders' meeting for the other party hereto, if any) at which its shareholders shall be asked to consider and vote upon this Agreement and the transactions contemplated hereby.

          9.2. Actions Necessary to Complete Merger. It shall use its best efforts in good faith to take or cause to be taken all action necessary or desirable under this Agreement on its part as promptly as practicable so as to permit the consummation of this Agreement at the earliest possible date (including obtaining the consent or approval of each governmental authority and individual, partnership, corporation, association, or any other form of business or professional entity whose consent or approval is required for the consummation of the transactions contemplated hereby, requesting the delivery of appropriate opinions and letters from its counsel and recommending that this Agreement be approved by its shareholders) and cooperate fully with the other party hereto to that end; provided, however, that neither party shall be obligated to satisfy any materially burdensome condition placed upon any regulatory approval required in order to consummate the Merger.

          9.3. Preparation of Registration Statement and Proxy Statement. It shall prepare as promptly as practicable jointly with the other party hereto a proxy statement to be mailed to the shareholders of each party the shareholders of which are to vote upon this Agreement in connection with the transactions contemplated hereby and to be part of a registration statement (the "Registration Statement") to be filed by Hibernia with the SEC pursuant to the Securities Act of 1933, as amended (the "1933 Act") with respect to the shares to be issued in the Merger. When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the time of the last shareholder meeting with respect to the transactions contemplated hereby, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by Hibernia relating to Hibernia and by FBL relating to FBL, (i) will comply in all material respects with the provisions of the 1933 Act and the rules and regulations of the SEC thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. Hibernia will advise FBL promptly after it receives notice thereof of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Hibernia Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

          9.4. Press Releases and Public Statements. Unless approved by Hibernia and FBL in advance, FBL and Hibernia will not issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by law. The parties will cooperate in any public announcements directly related to the Merger; provided, however, that, in the event Hibernia determines to file a current report on Form 8-K that discloses only the substantive facts of a previously released press release, such filing may be made without prior consultation with FBL so long as FBL is furnished with a copy of such report prior to its filing.

          9.5.  Material Developments; Access to Information.

               (i)  In order to afford FBL access to such
information as it may reasonably deem necessary to perform its due diligence review with respect to Hibernia and its assets in connection with the Merger, Hibernia shall (and shall cause HNB to), (A) upon reasonable notice, afford FBL and its officers, employees, counsel, accountants and other authorized representatives, during normal business hours throughout the period prior to the Effective Date and to the extent consistent with applicable law, access to its premises, properties, books and records, and to furnish FBL and such representatives with such financial and operating data and other information of any kind respecting its business and properties as FBL shall from time to time reasonably request to perform such review, (B) furnish FBL with copies of all reports filed by Hibernia with the Securities and Exchange Commission ("SEC") throughout the period after the date hereof prior to the Effective Date promptly after such reports are so filed, and (C) promptly advise FBL of the occurrence before the Effective Date of any event or condition of any character (whether actual or to the knowledge of Hibernia, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Hibernia, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of its consolidated group as a whole.

               (ii) In order to afford Hibernia access to such information as it may reasonably deem necessary to perform any due diligence review with respect to the assets of FBL to be acquired as a result of the Merger, FBL shall (and shall cause the Banks to), upon reasonable notice, afford Hibernia and its officers, employees, counsel, accountants, and other authorized representatives access, during normal business hours throughout the period prior to the Effective Date, to all of its and the Banks' properties, books, contracts, commitments, loan files, litigation files, and records (including, but not limited to, the minutes of the Boards of Directors of FBL and the Banks and all committees thereof), and it shall (and shall cause the Banks to), upon reasonable notice and to the extent consistent with applicable law, furnish promptly to Hibernia such information as Hibernia may reasonably request to perform such review.

               (iii) No investigation pursuant to this Section 9.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger of, either party to this Agreement.

          9.6. Prohibited Negotiations. Prior to the Effective Date, neither FBL nor the Banks shall solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of a substantial equity interest in, FBL or the Banks or any business combination with FBL or the Banks other than as contemplated by this Agreement. FBL shall instruct each officer, director, agent, or affiliate of it or the Banks to refrain from doing any of the above, and FBL will notify Hibernia promptly if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, FBL; provided, however, that nothing contained in this section shall be deemed to prohibit any officer or director of FBL or the Banks from taking any action that, in the opinion of counsel to FBL or the Banks, a copy of which opinion shall be furnished to Hibernia upon its request, is required by applicable law.

          9.7. Affiliates. Prior to the Closing Date (as defined in Section 14 hereof), FBL shall deliver to Hibernia a letter identifying all persons whom it believes to be "affiliates" of FBL for purposes of Rule 145(c) or Rule 144 (as applicable) under the 1933 Act ("Affiliates"). FBL shall use its best efforts to cause each person so identified to deliver to Hibernia prior to the Effective Date a written agreement in substantially the form of
Exhibit 9.7 hereto providing, among other things,that such person will not dispose of Hibernia Common Stock received in the Merger except in compliance with the 1933 Act and the rules and regulations thereunder and except in accordance with Section 201.01 of the SEC's Codification of Financial Reporting Policies; provided, however, that FBL shall have no such obligation to use its best efforts to cause any such identified person to deliver to Hibernia such agreement if such person may not lawfully execute such agreement.

          9.8. Adjustment for Changes in Outstanding Shares. In the event that prior to the Effective Date the outstanding shares of Hibernia Common Stock shall have been increased, decreased, or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split, or other like changes in the Hibernia's capitalization, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of Hibernia Common Stock to be thereafter delivered pursuant to Section 3.1 hereof.

          9.9. Accounting Treatment. It shall use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment to the extent factors affecting such treatment are within its control. In addition, the parties hereto shall endeavor to obtain a comfort letter from a certified public accounting firm regarding accounting for the Merger as a pooling-of-interests prior to execution hereof, which letter shall be affirmed as of the Closing Date.

          9.10. Cooperation in Bank Merger. Promptly upon request by Hibernia, FBL shall, and it shall cause the Banks to, take any and all necessary or appropriate actions to cause the Banks to become merged with and into HNB effective as of, or as soon as practicable after, the Effective Date.

          9.11. Adoption of Accounting Policies. As soon as practicable after the satisfaction or waiver of all conditions to the Closing set forth in Section 12 of this Agreement and in any event prior to the Effective Date (unless this Agreement is terminated pursuant to Section 13 hereof), FBL shall, and it shall cause the Banks to, take any and all necessary or appropriate actions to adopt all Hibernia accounting procedures and policies (including without limitation those policies pertaining to charged-off and non-accrual assets); provided, however, that no such action taken by FBL or the Banks at the request of Hibernia or HNB pursuant to this Section shall be deemed to be, or be deemed to cause, a breach of any representation or warranty made by FBL herein.

          9.12. Covenant to Close. At such time as is deemed appropriate by the parties hereto or as otherwise set forth in this Agreement, and upon satisfaction or waiver of each of the conditions to Closing of the Merger, the parties agree to take such actions as are reasonably necessary or appropriate to effect the Closing and the Merger.

          9.13. Cooperation in Rule 144 Transfers. Hibernia agrees to use its best efforts to file in a timely manner all materials required to be filed pursuant to Section 13, 14, or 15(d) of the Exchange Act, or the rules and regulations promulgated thereunder, so as to continue the availability of Rule 144 for sales of Hibernia Common Stock. In the event of any proposed sale by any former shareholder of FBL who receives shares of Hibernia Common Stock by reason of the Merger, Hibernia covenants to use its best efforts to cooperate with such shareholder so as to enable such sale to be made in accordance with Rule 144, the requirements of Hibernia's transfer agent and the reasonable requirements of any broker through which such a sale is proposed to be executed, including, but not limited to, furnishing at its expense an opinion of counsel or other statement satisfactory to the transfer agent to the effect that the shares may be transferred, to the extent it is able to furnish such an opinion.

          9.14. Indemnification of Directors and Officers of FBL and the Banks.

          (a) From and after the Effective Date of the Merger, Hibernia agrees to indemnify and hold harmless each person who, as of the date immediately prior to the Closing Date, served as an officer or director of FBL or either of the Banks (an "Indemnified Person") from and against all damages, liabilities, judgments and claims (and related expenses including, but not limited to, attorney's fees and amounts paid in settlement) based upon or arising from his capacity as an officer or director of FBL or the Banks, to the same extent as he would have been indemnified under the Articles of Incorporation and/or Bylaws of Hibernia, as such documents were in effect on the date of this Agreement as if he were an officer or director of Hibernia at all relevant times; provided, however, that the indemnification provided by this Section shall not apply to any claim against an Indemnified Person if such Indemnified Person knew or should have known of the existence of the claim and failed to make a good faith effort to require FBL or either of the Banks, as the case may be, to notify its director and officer liability insurance carrier of the existence of such claim prior to the Closing Date.

          (b) The rights granted to the Indemnified Persons hereby shall be contractual rights inuring to the benefit of all Indemnified Persons and shall survive this Agreement and any merger, consolidation or reorganization of Hibernia or HNB.

          (c) The rights to indemnification granted by this subsection 9.14 are subject to the following limitations: (i) the total aggregate indemnification to be provided by Hibernia pursuant to subsection 9.14(a) shall not exceed, as to all of the Indemnified Persons as a group, the sum of $12,000,000, and Hibernia shall have no responsibility to any Indemnified person for the manner in which such sum is allocated among that group (but nothing in this subsection is intended to prohibit the Indemnified Persons from seeking reallocation among themselves); (ii) a director or officer who would otherwise be an Indemnified Person under this subsection 9.14 shall not be entitled to the benefits hereof unless such director or officer has executed a Joinder Agreement (the "Joinder Agreement") in the form of Exhibit 9.14 hereto; and (iii) amounts otherwise required to be paid by Hibernia to an Indemnified Person pursuant to this subsection 9.14 shall be reduced by any amounts that such Indemnified Person recovers by virtue of the claim for which other employees and officers indemnification is sought.

          (d) Hibernia agrees that the $12,000,000 indemnification limit set forth in paragraph (c) of this Section 9.14 shall not apply to any damages, liabilities, judgments and claims (and related expenses, including but not limited to attorney's fees and amounts paid in settlement) insofar as they arise out of or are based upon the matters for which indemnification is provided in
Section 11.2 hereof.

     9.15. Administration of FBL ESOP after Closing. At the Effective Date, Hibernia will freeze participation in the FBL ESOP and will continue to maintain the FBL ESOP through the "transition period" as defined by Section 410 (b) (6) (C) of the Code. During the transition period and to the extent permitted by law, Hibernia will, to the extent permitted under Section 404 and Section 415 of the Code, accelerate the allocation of the "special suspense shares" and "suspense shares" as defined in the FBL ESOP; provided, however, that additional employer contributions for the purpose of accelerating the allocation of suspense shares will not be made by Hibernia until all special suspense shares have been allocated.

10. Permits, Consents and Approvals. As promptly as practicable after the date hereof:

          (a) Hibernia shall submit an application to the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") for approval of the transactions contemplated hereby in accordance with the provisions of the Bank Holding Company Act;

          (b) Hibernia shall submit an application to the Comptroller of the Currency (the "Comptroller") for approval of the transactions contemplated hereby in accordance with the provisions of the Bank Merger Act;

          (c) FBL shall endeavor to have its Affiliates execute a written agreement in substantially the form of Exhibit 9.7 hereto; provided, however, that FBL shall have no such obligation prior to the receipt by the Board of Directors of FBL of the Fairness Opinion; and

          (d) FBL shall endeavor to have each of the directors of FBL and First National Bank of West Monroe execute a Non-Competition Agreement in substantially the form of Exhibit 10(d) hereto; provided, however, that FBL shall have no such obligation prior to the receipt by the Board of Directors of FBL of the Fairness Opinion.

     11.  Confidentiality; Hold Harmless; Restriction on
Acquisitions.

          11.1. Confidentiality. For a period of five years after the date hereof, the parties hereto acknowledge that each of them or their representatives or agents has engaged in, and may continue to engage in, certain due diligence reviews and examinations with respect to the other and that, in the course of such reviews and examination, has received or may receive in the future confidential or proprietary information. Hibernia and FBL agree, on behalf of themselves, their respective officers, directors, employees, representatives and agents, that they will not use any information obtained pursuant to due diligence investigations for any purpose unrelated to the consummation of the transactions contemplated by this Agreement, and, if the Merger is not consummated, will hold all such information and documents in confidence unless and until such time as such information or documents otherwise become publicly available or as it is advised by counsel that any such information or document is required by law to be disclosed, in which event the party required to make such disclosure shall advise and consult with the other party reasonably in advance of such disclosure regarding the information proposed to be disclosed. In the event of the termination of this Agreement, Hibernia and FBL shall, promptly upon request by the other party, either destroy or return any documents so obtained.

          11.2. Hold Harmless. Hibernia will indemnify and hold harmless FBL, each of its directors and officers and each person, if any who controls FBL or the Banks within the meaning of the 1933 Act against any losses, claims, damages or liabilities, joint, several or solidary, to which they or any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim; provided, however, that Hibernia shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any such amendment or supplement in reliance upon and in conformity with information furnished to Hibernia by FBL or either of the Banks for use therein. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against Hibernia under this Section, notify Hibernia in writing of the commencement thereof.
In case any such action shall be brought against any indemnified party and it shall notify Hibernia of the commencement thereof, Hibernia shall be entitled to participate therein, and to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from Hibernia to such indemnified party of its election to so assume the defense thereof, Hibernia shall not be liable to such indemnified party under this Section 11.2 for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party.

          11.3 Restriction of Acquisitions. Hibernia agrees that it will not acquire or agree to acquire or merge with any bank or financial institution in Ouachita Parish while this Agreement is in effect that, in the reasonable opinion of FBL, would result in a concentration of market share in the Monroe banking market that would exceed the aggregate Herfendal-Hirschman Index threshold of 1800

     12. Conditions. The consummation of the Merger is conditioned upon:

          12.1. Shareholder Approval; Dissenters. Approval of this Agreement by the required vote of shareholders of FBL and exercise and perfection of dissenters' rights pursuant to Section 12: 131 of the LBCL by holders of FBL Common Stock holding in the aggregate no more than 10% of the FBL Common Stock outstanding on the Closing Date.

          12.2.  Federal Reserve Board and OCC Approvals.
Procurement by Hibernia of the approval of the Federal Reserve
Board and the Comptroller of the Merger and any and all other transactions contemplated hereby.

          12.3. Federal Reserve Bank Approval. Procurement by Hibernia of the approval of the Federal Reserve Bank of Atlanta, if such approval is required under the terms of the Agreement between Hibernia and the Federal Reserve Bank dated December 23, 1991.

          12.4. No Restraining Action. No litigation or proceeding initiated by any governmental authority shall be pending before any court or agency that shall present a claim to restrain, prohibit or invalidate the transactions contemplated hereby and neither Hibernia nor FBL shall be prohibited by any order of any court or other governmental authority from consummating the transactions provided for in this Agreement.

          12.5. Opinion of Hibernia Counsel. FBL and its directors shall have received an opinion, dated the Closing Date, of counsel for Hibernia, in substantially the form of Exhibit 12.6 hereto with respect to the transactions contemplated hereby.

          12.6. Opinion of FBL Counsel. Hibernia, its directors and its officers who sign the Registration Statement shall have received an opinion, dated the Closing Date, of Werner & Blank, PLA counsel for FBL, which firm may, with respect to matters of Louisiana law, rely upon the opinion of FBL's local counsel, in substantially the form of Exhibit 12.7 hereto with respect to the transactions contemplated hereby.

          12.7. Representations, Warranties and Agreements of FBL. Each of the representations, warranties, and agreements of FBL contained herein in all material respects shall be true on, or complied with by, the Closing Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) and Hibernia shall have received a certificate signed by the President of FBL, dated the Closing Date, to such effect; FBL shall have furnished to Hibernia such other certificates as Hibernia shall reasonably request in connection with the Closing (as defined in Section 14 hereof), evidencing compliance with the terms hereof and its status, business and financial condition. FBL shall have furnished Hibernia with such further documents or other materials as Hibernia shall have reasonably requested in connection with the transactions contemplated hereby.

          12.8. Representations, Warranties and Agreements of Hibernia. Each of the representations, warranties and agreements of Hibernia contained herein in all material respects shall be true on, or complied with by, the Closing Date as if made on such date (or the date when made in the case of any representations or warranty which specifically relates to an earlier date) and FBL shall have received a certificate signed by the Chief Executive Officer and the Treasurer of Hibernia, dated the Closing Date, to such effect; Hibernia shall have furnished to FBL such other certificates as FBL shall reasonably request in connection with the Closing, evidencing compliance with the terms hereof and its status, business and financial condition. Hibernia shall have furnished FBL with such further documents or other materials as FBL shall have reasonably requested in connection with the transactions contemplated hereby.

          12.9. Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and FBL shall have received a certificate to such effect from the officer of Hibernia designated as its agent for service on the cover page of the Registration Statement (which certificate may be to the knowledge of such officer).

          12.10. Blue Sky. Hibernia shall have received all state securities laws and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

          12.11. Tax Ruling. FBL shall have received an opinion of a nationally recognized public accounting firm satisfactory to Hibernia, which opinion shall be satisfactory in form and substance to Hibernia and FBL, to the effect that the Merger when consummated in accordance with the terms hereof will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and that the exchange of FBL Common Stock to the extent exchanged for Hibernia Common Stock will not give rise to gain or loss to the shareholders of FBL with respect to such exchange and that the Louisiana income tax treatment to the shareholders of FBL will be substantially the same as the federal income tax treatment to the shareholders of FBL.

          12.12. Listing on New York Stock Exchange. The shares of Hibernia Common Stock issuable to the holders of FBL Common Stock in the Merger shall have been approved for listing on the New York Stock Exchange, Inc. on or before the Closing Date, subject to official notice of issuance.

          12.13. Fairness Opinion. FBL shall have received a letter from Austin & Associates, Inc. dated within five days of the scheduled date of mailing of the Proxy Statement to its shareholders, and updated to within five days of the Closing Date to the effect that the terms of the Merger are fair to its shareholders from a financial point of view.

          12.14. Employment Agreements. Hibernia and/or HNB shall have executed employment agreements, to be effective as of the Effective Date, with J. Herbert Boydstun and Malcolm E. Maddox.

          12.15. Assertion of Conditions. A failure to satisfy any of the requirements set forth in Section 12.5, 12.8, 12.12 or
12.14 shall only constitute conditions to consummation of the Merger if asserted by FBL and a failure to satisfy any of the requirements set forth in Section 12.6 or 12.7 shall only constitute conditions to consummation of the Merger if asserted by Hibernia.

     13.  Termination.   This Agreement may be terminated prior to
the Closing Date, either before or after its approval by the shareholders of the parties hereto, in any of the following events:

          13.1. Mutual Consent. By the mutual consent of the parties hereto, if the Board of Directors of each party so determines by vote of a majority of the members of its entire
Board.

          13.2.  Breach of Representation, Warranty or Covenant.
By either party hereto, in the event of a breach by the other party
(a) of any covenant or agreement contained herein or (b) of any representation or warranty herein, if (i) the facts constituting such breach reflect a material and adverse change in the financial condition, results of operations, business, or prospects taken as a whole, of the breaching party, which in either case cannot be or is not cured within 60 days after written notice of such breach is given to the party committing such breach, or (ii) in the event of a breach of a warranty or covenant, such breach results in a material increase in the cost of the non-breaching party's performance of this Agreement.

          13.3. Passage of Time; Inability to Satisfy Conditions. By either party hereto, in the event that (i) the Merger is not consummated by September 30, 1994, or (ii) any condition to Closing cannot be satisfied by September 30, 1994 and will not be waived by the party or parties entitled to waive it.

          13.4. Failure to Obtain Regulatory Approval. By either party hereto, at any time after the Federal Reserve Board, the Federal Reserve Bank or the Comptroller has denied any application for any approval or clearance required to be obtained as a condition to the consummation of the Merger and the time period for all appeals or requests for reconsideration thereof has run.

          13.5. Failure to Obtain Shareholder Approval. By either party hereto, if the Merger is not approved by the required vote of shareholders of FBL.

          13.6. Dissenters. By Hibernia, if holders of more than 10 percent of the outstanding FBL Common Stock exercise statutory rights of dissent and appraisal pursuant to Part XIII of the LBCL.

          13.7. Material Adverse Change. By FBL, if a material adverse change as described in Section 8.7 of this Agreement occurs, and by Hibernia, if a material adverse change as described in Section 7.7 hereof occurs, after the date hereof and prior to the Closing.

          13.8. Use of Pooling-of-Interests Accounting Treatment. By Hibernia, in the event it shall determine that the facts and circumstances surrounding the Merger prohibit or materially jeopardize the treatment of the Merger as a pooling-of-interests for accounting purposes.

          13.9. Fairness Opinion. By FBL, if it shall not have received a letter from Austin & Associates, Inc. dated within five days of the scheduled date of mailing of its proxy statement to its shareholders, and updated to within five days of the Closing Date, to the effect that the terms of the Merger are fair to its shareholders from a financial point of view.

     14. Closing and Effective Date. The closing of the Merger (the "Closing") shall take place at the office of Hibernia at 313 Carondelet Street, New Orleans, Louisiana, at 11:00 a.m. local time, or at such other place or time as shall be mutually agreeable to the parties hereto, on the last business day of the month occurring after the last to occur of: (i) the date that falls 30 days after the date of the order of the Federal Reserve Board approving the Merger pursuant to the Bank Holding Company Act; (ii) the date that falls 30 days after the date of the order of the Comptroller approving the merger of the Banks with and into HNB pursuant to the Bank Merger Act; and (iii) the date that falls 5 days after the date on which the last meeting of shareholders called to approve this Agreement is held; or such later date within 60 days of such date as may be agreed upon between the parties hereto (the date and time of the Closing being referred to herein as the "Closing Date"). Immediately upon consummation of the Closing, or on such other later date as the parties hereto may agree, the Merger Agreement shall be certified, executed, acknowledged and delivered to the Secretary of State of the State of Louisiana (the "Secretary") for filing pursuant to and in accordance with the provisions of Section 12:112 of the LBCL. The Merger shall become effective as of the date and time of issuance by the Secretary of a certificate of merger relating to the Merger (such date and time being referred to herein as the "Effective Date").

     15. Survival and Termination of Representations, Warranties and Covenants.

          15.1. Except as otherwise provided in this Section 15, the representations, warranties and covenants contained in this Agreement shall terminate as of the earlier of the Effective Date or the termination of this Agreement. Upon termination of such representations, warranties and covenants, such provisions shall be of no further force or effect, and no party hereto shall have any legal right to redress, whether for breach of contract or otherwise, as a result of a breach of any such provision.

          15.2. The provisions and agreements set forth in Sections 3, 5, 9.13, 9.14, 9.15 and 11 and the last sentence of
Section 8.3 hereof shall survive the Closing, if the Closing occurs, for the benefit of the shareholders, directors and officers of FBL who are the intended beneficiaries of such provisions; provided, however, that the provisions of Section 9.14 shall survive the Closing for a period of five years from the date of the Closing only.

          15.3. The provisions of Section 11 and liabilities for a breach of the provisions of Sections 9.2 or 9.12 shall survive the termination of this Agreement if this Agreement terminates without the Closing or the Merger having occurred, in which event liability for a breach of Section 9.2 or Section 9.12 shall survive the termination of the Agreement for a period of 180 days following the date on which the Agreement terminates. The parties further agree that a breach of Section 9.2 or 9.12 may be enforced by an action for specific performance of this Agreement. Nevertheless, no party to this Agreement shall have a legal right to redress or cause of action for a breach of Section 9.2 except in those circumstances in which such breach directly resulted in the termination of the Agreement.

          15.4. In consideration of the mutual benefits and agreements contained in this Agreement, each of the parties hereto, on behalf of itself and its successors and assigns, hereby irrevocably waives any right or cause of action which otherwise would survive in the absence of this Section 15.

     16. Amendment; Waivers. To the extent permitted under applicable law, prior to the Closing Date any provision of this Agreement may be amended or modified at any time, either before or after its approval by the shareholders of the parties hereto, (i) by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Agreement, and (ii) as provided in Section 12:112 of the LBCL. Except with respect to any required shareholder or regulatory approval, each party hereto, by written instrument signed by a duly authorized officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of Hibernia or FBL) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings, or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or (iii) the performance by the other party of any of its obligations set out herein or therein; provided that no such waiver executed after approval of this Agreement by the shareholders of Hibernia or FBL shall change the number of shares of Hibernia Common Stock into which shares of FBL Common Stock will be converted by the Merger.

     17. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each party hereto.

     18. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Louisiana applicable to agreements made and entirely to be performed within such State, except as federal law may be applicable.

     19. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including the fees, expenses and disbursements of its counsel and auditors, provided that printing expenses shall be borne by Hibernia.

     20. No Assignment. Prior to the Effective Date, neither party hereto may assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the other bank holding company that is a party hereto, including any transfer or assignment by operation of law.

     21. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, to the President of each party hereto at the address of such party set forth in the preamble to this Agreement and shall be deemed to have been given as of the date so personally delivered or mailed. A copy of all notices or other communications directed to Hibernia shall be sent to:

                    HNB
                    313 Carondelet Street
                    New Orleans, Louisiana  70130
                    Attention:  Corporate Law Division

and a copy of all notices or other communications directed to FBL shall be sent to:

                    Werner & Blank, LPA
                    7205 W. Central avenue
                    Toledo, Ohio  43617
                    Attention:  Martin D. Werner, Esq.


     22. Headings. The headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     23. Entire Agreement. This Agreement and the Schedules and Exhibits hereto supersede any and all oral or written agreements and understandings heretofore made relating to the subject matter hereof and contain the entire agreement of the parties relating to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors. Nothing in this Agreement or in the Merger Agreement is intended to or shall be construed to confer upon or to give any person other than the parties hereto any rights, remedies, obligation or liabilities under or by reason of this Agreement except as expressly provided herein.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed, all as of the day and year first above written.

                                   Hibernia Corporation


                                   /s/STEPHEN A. HANSEL
                                   Stephen A. Hansel
                                   President and Chief Executive
                                   Officer

Attest:



s/PATRICIA C. MERINGER
Patricia C. Meringer
Secretary

                                   FIRST BANCORP OF LOUISIANA, INC.



                                   By:  s/J. HERBERT BOYDSTUN
                                        J. Herbert Boydstun
                                        President


Attest:




Secretary

                           APPENDIX B

                 OPINION OF AUSTIN & ASSOCIATES

                           APPENDIX C

         CERTAIN PROVISIONS OF LOUISIANA LAW RELATING TO
              THE RIGHTS OF DISSENTING SHAREHOLDERS


     A. Except as provided in subsection B of this section, if a corporation has, by vote of its shareholders, authorized a sale, lease or exchange of all of its assets, or has, by vote of its shareholders, become a party to a merger or consolidation, then, unless such authorization or action shall have been given or approved by at least eighty percent of the total voting power, a shareholder who voted against such corporate action shall have the right to dissent. If a corporation has become a party to a merger pursuant to R.S. 12:112(H), the shareholders of any subsidiaries party to the merger shall have the right to dissent without regard to the proportion of the voting power which approved the merger and despite the fact that the merger was not approved by vote of the shareholders of any of the corporations involved.

     B. The right to dissent provided by this Section shall not exist in the case of:

          (1) A sale pursuant to an order of a court having jurisdiction in the premises.

          (2) A sale for cash on terms requiring distribution of all or substantially all of net proceeds to the shareholders in accordance with their respective interests within one year after the date of the sale.

          (3) Shareholders holding shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange, unless the articles of the corporation issuing such stock provide otherwise or the shares of such shareholders were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

     C. Except as provided in the last sentence of this subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty percent of the total voting power, and the merger, consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof, by registered mail, to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records. Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of such bank or trust company that it so holds his certificates of stock. Unless the objection, demand and acknowledgment aforesaid be made and delivered by the shareholder within the period above limited, he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken. In the case of a merger pursuant to R.S. 12:112(H), the dissenting shareholder need not file an objection with the corporation nor vote against the merger, but need only file with the corporation, within twenty days after a copy of the merger certificate was mailed to him, a demand in writing for the cash value of his shares as of the day before the certificate was filed with the secretary of state, state in such demand the value demanded and a post office address to which the corporation's reply may be sent, deposit the certificates representing his shares in escrow as hereinabove provided, and deliver to the corporation with his demand the acknowledgment of the escrow bank or trust company as herein-above prescribed.

     D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

     E. In case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not contend that no payment is due to accept the value of his shares as fixed by the corporation in its notice of disagreement.

     F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

     G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation, or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

     H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

                           APPENDIX D

 FORM OF OPINION OF ERNST & YOUNG REGARDING CERTAIN TAX MATTERS

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     The Louisiana Business Corporation Law ("LBCL") contains two provisions that directly affect the liability of officers and directors of Louisiana corporations to the corporations and shareholders whom they serve. Section 83 permits Louisiana corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations. Sections 91 and 92 set forth the liability of officers and directors of Louisiana corporations.

     Section 91 of the LBCL provides that officers and directors of Louisiana corporations are fiduciaries with respect to the corporation and its shareholders and requires that they discharge the duties of their positions as such in good faith and with the diligence, care, judgment and skill which ordinarily prudent men would exercise under similar circumstances in like positions.
Section 91 specifically provides that it is not intended to derogate from any indemnification permitted under Section 83, discussed below.

     Section 92 of the LBCL limits the liability of officers and directors with respect to certain matters, as well as imposes personal liability for certain actions, such as the knowing issuance of shares in violation of the LBCL. Paragraph E of
Section 92 permits a director, in the performance of his duties, to be fully protected from liability in relying in good faith on the records of the corporation and upon such information, opinions, reports or statements presented to the corporation, the board of directors, or any committee of the board by any of the corporation's officers or employees, or by any committee of the board of directors, or by any counsel, appraiser, engineer or independent or certified public accountant selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such a selection or by any other person as to matters the directors reasonably believe are within such other person's professional or expert competence and which person is selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such selection.

     Section 83 of the LBCL permits a Louisiana corporation to indemnify any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in one of those capacities for another business. Such persons may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any such action as long as the indemnified party acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to criminal actions or proceedings, the indemnified person must not only have acted in good faith and in a manner believed to be in or not opposed to the best interest of the corporation; he or she must also not have had any reasonable cause to believe that his or her conduct was unlawful.

     The LBCL treats suits by or in the right of the corporation, or derivative suits, differently from other legal actions. Indemnification is not permitted in a derivative action for any expenses if the individual seeking indemnification is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation unless specifically ordered by the court. Otherwise, officers and directors may be indemnified in derivative actions only with respect to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action.

     Indemnification of officers and directors may only be made by the corporation if the corporation has specifically authorized indemnification after determining that the applicable standard of conduct has been met. This determination may be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or a quorum of disinterested directors so directs, by independent legal counsel, or (iii) by the shareholders.

     Indemnification of officers and directors against reasonable expenses is mandatory under Section 83 of the LBCL to the extent the officer or director is successful on the merits or in the defense of any action or suit against him giving rise to a claim of indemnification.

     Louisiana corporations are permitted to advance the costs of defense to officers and directors with respect to claims for which they may be indemnified under Section 83 of the LBCL. In order to advance such costs, however, such procedure must be approved by the board of directors by a majority of a quorum consisting of disinterested directors. In addition, a corporation may only advance defense costs if it has received an undertaking from the officer or director to repay the amounts advanced unless it is ultimately determined that he or she is entitled to be indemnified as otherwise authorized by Section 83.

     Louisiana corporations are also specifically permitted to procure insurance on behalf of officers and directors and former officers and directors for actions taken in their capacities as such. Insurance coverage may be broader than the limits of indemnification under Section 83. Also, the indemnification provided for in Section 83 is not exclusive of any other rights to indemnification, whether arising from contracts or otherwise.

     The Company has adopted an indemnification provision to its articles of incorporation that provides for indemnification of officers and directors under the circumstances permitted by Louisiana law. The Company's indemnification provision requires indemnification, except as prohibited by law, of officers and directors of the Company or any of its wholly-owned subsidiaries against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (including any action by or in the right of the Company) by reason of the fact that the person served as an officer or director of the Company or one of its subsidiaries. Officers and directors may only be indemnified against expenses in cases brought by the officer or director against the Company if the action is a claim for indemnification, the officer or director prevails in the action, or indemnification is included in any settlement or is awarded by the court. The indemnification provision further requires the Company to advance defense costs to officers and directors in such suits and proceedings upon receipt of an undertaking to repay such expenses unless it is ultimately determined that the officer or director is entitled to indemnification as authorized by the Article.

     The Company's Articles of Incorporation further provide that no director or officer of the Company shall be personally liable to the Company or its shareholder for monetary damages for breach of fiduciary duty as an officer or director. This provision is limited to those circumstances in which such a limitation of liability is permitted under applicable law and would not be operative in any circumstances in which the law prohibits such an limitation.

     The Articles of Association of the Bank include indemnification and limitation of liability provisions identical to those adopted by the Company and described above.


Item 21.  Exhibits and Financial Statement Schedules.

EXHIBIT             DESCRIPTION

 2 Agreement and Plan of Merger (included as Appendix A to the Proxy Statement-Prospectus)

 3.1      Exhibit 4.1 to the Registration Statement on
          Form S-3 filed with the Commission by the Registrant (Registration No. 33-23591) is hereby incorporated by reference (Articles of Incorporation of the Registrant, as amended to date)

 3.2      Exhibit 4.2 to the Registration Statement on
          Form S-8 filed with the Commission by the Registrant (Post-Effective Amendment No. 2 to
          Registration No. 2-96194) is hereby
          incorporated by reference (By-Laws of the Registrant, as amended to date)

 5 Opinion of Patricia C. Meringer, Esq. re: legality of shares

 8 Opinion of Ernst & Young, certified public accountants, regarding certain tax matters (included as Appendix D to the Proxy Statement-Prospectus)

10.13     Exhibit 10.13 to the Annual Report on Form 10-
          K for the fiscal year ended December 31, 1988, filed with the Commission by the Registrant
          (Commission File No. 0-7220) is hereby
          incorporated by reference (Deferred
          Compensation Plan for Outside Directors of
          Hibernia Corporation and its Subsidiaries, as amended to date)

10.14     Exhibit 10.14 to the Annual Report on Form 10-
          K for the fiscal year ended December 31, 1990, filed with the Commission by the Registrant
          (Commission File No. 0-7220) is hereby
          incorporated by reference (Hibernia
          Corporation Executive Life Insurance Plan)

10.16     Exhibit 4.7 to the Registration Statement on
          Form S-8 filed with the Commission by the Registrant (Registration No. 33-26871) is hereby incorporated by reference (Hibernia
          Corporation 1987 Stock Option Plan, as amended to date)

10.28 Exhibits M and N to the Company's definitive proxy statement dated August 17, 1992 relating to its 1992 Annual Meeting of Shareholders filed with the Commission by the Registrant is hereby incorporated by reference (Warrant
          Agreement dated as of May 27, 1992 among the Registrant, The Chase Manhattan
          Bank (National Association) and certain other lenders, including the Form of Warrant attached thereto)

10.29 Exhibit L to the Registrant's definitive proxy statement dated August 17, 1992 relating to its 1992 Annual Meeting of Shareholders filed with the Commission by the Registrant is hereby incorporated by reference (Registration
          Rights Agreement dated as of May 27, 1992 among the Registrant, The Chase Manhattan Bank
          (National Association) and certain other lenders, as amended to date)

10.30 Exhibit 10.30 to a Current Report on Form 8-K dated July 17, 1992 filed by the Registrant with the Commission is hereby incorporated by reference (Stock Purchase Agreement dated as of July 17, 1992 between the Registrant,
          Hibernia National Bank in Texas and Comerica
          Incorporated)

10.31 Exhibit 10.31 to a Current Report on Form 8-K dated September 15, 1992 filed by the Registrant with the Commission is hereby incorporated by reference (Amendment to Stock
          Purchase Agreement dated September 10, 1992 between Registrant and Comerica Incorporated)

10.34 Exhibit C to the Registrant's definitive proxy statement dated August 17, 1992 relating to its 1992 Annual Meeting of Shareholders filed by the Registrant with the Commission is hereby incorporated by reference (Long-Term Incentive
          Plan of Hibernia Corporation)

10.35 Exhibit A to the Registrant's definitive proxy statement dated March 23, 1993 relating to its 1993 Annual Meeting of Shareholders filed by the Registrant with the Commission is hereby incorporated by reference (1993 Director Stock
          Option Plan of Hibernia Corporation)

10.36 Exhibit 10.36 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 filed with the Commission (Commission file no. 0-7220) is hereby incorporated by reference (Employment agreement between Stephen A. Hansel and Hibernia Corporation)

13 Exhibit 13 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1993 filed with the Commission
          (Commission file No. 0-7220) is hereby
          incorporated by reference (1993 Annual Report to security holders of the Registrant).

22 Exhibit 22 to the Annual Report on Form 10-K of the Registrant for the fiscal year ended
          December 31, 1989 filed with the Commission
          (Commission file no. 0-7220) is hereby
          incorporated by reference (Subsidiaries of the Registrant)

23(a)     Consents of Patricia C. Meringer, Esq. (included with
          Exhibit 5)

23(b)     Consent of Ernst & Young
          Consent of KPMG Peat Marwick

24        Powers of Attorney

Item 22.  Undertakings.

     The undersigned registrant hereby undertakes:

     (i) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (ii) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information;

     (iii) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to information called for by the other Items of the applicable form;

     (iv) that every prospectus (a) that is filed pursuant to the preceding paragraph, or (b) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (v) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (vi) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on February 11, 1994.



                              HIBERNIA CORPORATION



                              By: S/RON E. SAMFORD, JR.
                              Ron E. Samford, Jr.
                              Controller and Executive
                              Vice President


     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated on February 11, 1994.

Signatures                              Title

       *
_____________________________      Chairman of the Board
Robert H. Boh

       *
_____________________________      President and Director
Stephen A. Hansel

       *
_____________________________      Chief Financial Officer
Robert W. Close

       *
_____________________________      Chief Accounting Officer
Ron E. Samford, Jr.

       *
_____________________________      Director
W. James Amoss, Jr.

       *
_____________________________      Director
J. Terrell Brown

       *
_____________________________      Director
Brooke H. Duncan

       *
_____________________________      Director
Richard W. Freeman

       *
_____________________________      Director
Robert L. Goodwin

       *
_____________________________      Director
Dick H. Hearin

       *
_____________________________      Director
Robert T. Holleman

       *
_____________________________      Director
Hugh J. Kelly

       *
_____________________________      Director
John P. Laborde

       *
_____________________________      Director
Sidney W. Lassen

       *
_____________________________      Director
Donald J. Nalty

       *
_____________________________      Director
Robert T. Ratcliff

       *
_____________________________      Director
Joe D. Smith, Jr.

       *
_____________________________      Director
James H. Stone

       *
_____________________________      Director
Virgnia Eason Weinmann

       *
_____________________________      Director
E. L. Williamson

       *
_____________________________      Director
Robert E. Zetzmann




*By: /s/Patricia C. Meringer
     Patricia C. Meringer
     Attorney-in-Fact

                          EXHIBIT INDEX

Exhibit                                      Sequential Page
                                                  Number


 5        Opinion of Patricia C. Meringer, Esq.

 23(a)    Consent of Patricia C. Meringer, Esq. (included with
          Exhibit 5)

 23(b)    Consent of Ernst & Young*
          Consent of KPMG Peat Marwick*

 24       Powers of Attorney
________

*  To be filed by amendment

                            EXHIBIT 5


                        February 11, 1994




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

     I am Associate Counsel and Secretary of Hibernia Corporation (the "Company") and am delivering this opinion in connection with the registration by the Company of shares of Class A Common Stock (the "Shares) to be issued by the Company in a proposed merger (the "Merger") with First Bancorp of Louisiana, Inc. ("First Bancorp") in which the shareholders of First Bancorp will receive the Shares in exchange for their shares of common stock of First Bancorp, to which registration statement (the "Registration Statement") this opinion is attached. The Shares will be reserved for issuance upon the closing of the Merger. The Shares will be issued to shareholders of First Bancorp upon consummation of the Merger pursuant to the registration statement after it has been declared effective by the Securities and Exchange Commission.

     In furnishing this opinion, I or attorneys under my supervision have examined such documents and have made such investigation of matters of fact and law as I have deemed necessary or appropriate to provide a basis for the opinions set forth herein. In such examination and investigation, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals and the conformity to original documents of all documents submitted as certified or photostatic copies.

     In rendering this opinion, I do not express any opinion concerning any law other than the law of the State of Louisiana and the federal law of the United States, and I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

     Based upon and limited by the foregoing, and based upon legal considerations which I deem relevant and upon laws or regulations in effect as of the date hereof, I am of the opinion that:

     1. Hibernia Corporation has been duly incorporated and is validly existing and in good standing under the laws of the State of Louisiana.

     2. The Shares have been duly authorized and either are, or, upon issuance thereof pursuant to the terms of the offering thereof, will be, validly issued, fully paid and non-assessable.

     I hereby expressly consent to the inclusion of this Opinion as exhibit to the Registration Statement and to the reference to this Opinion therein.

     This opinion is being furnished to you pursuant to the filing of the Registration Statement and may not be relied upon by any other person or used for any other purpose, except as provided for in the preceding paragraph.


               													Very truly yours,



               													Patricia C. Meringer
               													Associate Counsel
                 											and Secretary

                           EXHIBIT 24
                       POWERS OF ATTORNEY

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/W. JAMES AMOSS, JR.
                              W. James Amoss, Jr.
                              Director
                              HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/ROBERT H. BOH
                              Robert H. Boh
                              Chairman and Director
                              HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/J. TERRELL BROWN
                              J. Terrell Brown
                              Director
                              HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/BROOKE H. DUNCAN
                              Brooke H. Duncan
                              Director
                              HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/RICHARD W. FREEMAN, JR.
                              Richard W. Freeman, Jr.
                              Director
                              HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/ROBERT L. GOODWIN
                              Robert L. Goodwin
                              Director
                              HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned President, Chief Executive Officer and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/STEPHEN A. HANSEL
                              Stephen A. Hansel
                              President, Chief Executive Officer
                              and Director
                              HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/DICK H. HEARIN
                              Dick H. Hearin
                              Director
                              HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/ROBERT T. HOLLEMAN
                              Robert T. Holleman
                              Director
                              HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/HUGH J. KELLY
                              Hugh J. Kelly
                              Director
                              HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/JOHN P. LABORDE
                              John P. Laborde
                              Director
                              HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/SIDNEY W. LASSEN
                              Sidney W. Lassen
                              Director
                              HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Vice Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/DONALD J. NALTY
                              Donald J. Nalty
                              Vice Chairman and Director
                              HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 25th day of January, 1994.



                              S/ROBERT T. RATCLIFF
                              Robert T. Ratcliff
                              Director
                              HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/JOE D. SMITH, JR.
                              Joe D. Smith, Jr.
                              Director
                              HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/JAMES H. STONE
                              James H. Stone
                              Director
                              HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 25th day of January, 1994.



                              S/VIRGINIA EASON WEINMANN
                              Virginia Eason Weinmann
                              Director
                              HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/ERNEST L. WILLIAMSON
                              Ernest L. Williamson
                              Director
                              HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/ROBERT E. ZETZMANN
                              Robert E. Zetzmann
                              Director
                              HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Controller of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close and Patricia C. Meringer, and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/RON E. SAMFORD, JR.
                              Ron E. Samford, Jr.
                              Controller
                              HIBERNIA CORPORATION

                        P0WER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Treasurer and Chief Financial Officer of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and First Bancorp of Louisiana, Inc. ("First Bancorp") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of First Bancorp and merge First Bancorp into the Corporation, authorized by resolutions adopted by the Board of Directors on November 16, 1993, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of December, 1993.



                              S/ROBERT W. CLOSE
                              Robert W. Close
                              Treasurer and Chief Financial Officer
                              HIBERNIA CORPORATION